Exhibit 99.1

                                             [National Steel Corporation logo]


                     IN THE UNITED STATES BANKRUPTCY COURT

                     FOR THE NORTHERN DISTRICT OF ILLINOIS

                               EASTERN DIVISION

IN RE:                                          ) CASE NO. 02- 08699
                                                ) (JOINTLY ADMINISTERED)
NATIONAL STEEL CORPORATION,                     )
ET AL.,                                         ) CHAPTER 11
                                                )
        DEBTORS.                                ) HON. JOHN H. SQUIRES


              DISCLOSURE STATEMENT WITH RESPECT TO FIRST AMENDED
                  JOINT PLAN OF LIQUIDATION OF NATIONAL STEEL
       CORPORATION AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION

                     PIPER RUDNICK
                     Mark A. Berkoff
                     Mark R. Williams
                     Steven J. Christenholz
                     William Choslovsky
                     Mary Kay Dreyfus
                     203 North LaSalle Street, Suite 1800
                     Chicago, Illinois 60601
                     (312) 368-4000

                     Counsel for Debtors and Debtors in Possession

                                    - and -

                     SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS) Timothy R. Pohl
                     Gary P. Cullen
                     Eric W. Kaup
                     333 West Wacker Drive
                     Chicago, Illinois  60606-1285
                     (312) 407-0700

                     Special Counsel for Debtors and Debtors in Possession

Dated:   August 20, 2003
Chicago, Illinois

                                  DISCLAIMER

         THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE FIRST AMENDED JOINT PLAN OF LIQUIDATION OF NATIONAL STEEL CORPORATION AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION (THE "PLAN") AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

         ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN AND THE EXHIBITS AND SCHEDULES ANNEXED TO THE PLAN AND THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF.

         THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH
SECTION 1125 OF THE UNITED STATES BANKRUPTCY CODE AND RULE 3016(c) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAW. THIS DISCLOSURE STATEMENT HAS BEEN NEITHER APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OR CLAIMS OF NATIONAL STEEL CORPORATION OR ANY OF THE AFFILIATED DEBTORS AND DEBTORS IN POSSESSION IN THESE CASES SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

         AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, NATIONAL STEEL CORPORATION OR ANY OF THE AFFILIATED DEBTORS AND DEBTORS IN POSSESSION IN THESE CASES.

               OVERVIEW OF THE CHAPTER 11 CASES AND THE DEBTORS

         This Disclosure Statement contains, among other things, descriptions and summaries of provisions of the First Amended Joint Plan of Liquidation of National Steel Corporation ("National Steel") and its affiliated debtors and debtors-in-possession (collectively, the "Debtors" or the "Company"), dated as of August 20, 2003 (the "Plan").

         The following introduction and summary (the "Overview") is a general overview only, which is qualified in its entirety by, and should be read in conjunction with, the more detailed discussions, information and financial statements and notes thereto appearing elsewhere in this Disclosure Statement and the Plan. All capitalized terms not defined in this Disclosure Statement have the meanings ascribed to such terms in the Plan. A copy of the Plan is annexed hereto as Exhibit A.

A.       INTRODUCTORY NOTE

         As detailed more fully herein, on April 21, 2003, the Bankruptcy Court administering the Debtors' Chapter 11 Case approved the sale of substantially all of the Debtors' assets to United States Steel Corporation ("US Steel") for approximately $1.05 billion, consisting of approximately $850 million in cash and the assumption of approximately $200 million of liabilities (the "Sale").

         In conjunction with the Sale, the Debtors and the representatives of each of the Debtors' major creditor constituencies reached agreements on the allocation and payment of Sale proceeds, and proceeds to be obtained from the disposition of remaining assets not sold to US Steel, to the Debtors' various creditor constituencies (the "Intercreditor Settlement"). As discussed more fully below, pursuant to orders entered by the Bankruptcy Court in conjunction with the Sale, certain of such proceeds were paid to various creditors at the closing of the Sale, and allocation and payment of all remaining proceeds from the Sale and the wind-down of the Debtors' Estates as agreed to in the Intercreditor Settlement are embodied in the Plan.

         Because pursuant to the Sale substantially all assets of the Debtors' estates were sold to US Steel, the Debtors' Estates now consist of Cash, certain miscellaneous remaining assets, and causes of action against third parties. Accordingly, the Plan contemplates that all remaining assets will be disposed of, all Cash proceeds (net of expenses) will be distributed to creditors, and all administrative tasks required to complete the wind-down of the Debtors' Estates and their ultimate dissolution will be completed. In addition to providing for these things, the Plan sets forth how net Cash proceeds available for distribution to various creditor constituencies will be allocated and paid.

B.       BUSINESS OVERVIEW

         Before the Sale, the Company was one of the largest integrated steel producers in the United States. The Company was engaged in the manufacture and sale of a wide variety of flat rolled carbon steel products, including hot-rolled, cold-rolled, galvanized, tin, and chrome plated steels. Specifically, the Company produced high value-added applications of flat rolled carbon steel for sale primarily to the automotive, construction, and container industries.

         National Steel has been in existence for over seventy years, having been formed through the merger of Great Lakes Steel Corporation, Weirton Steel Corporation, and Hanna Iron Ore Company and incorporated in 1929. National Steel grew steadily in the following decades both by building new facilities and through acquisitions. At the time Debtors filed these cases, over 53% of National Steel's common stock was owned by NKK U.S.A. Corporation ("NKK U.S.A."), a wholly-owned affiliate of NKK Corporation ("NKK"), and the balance was publicly held and listed for trading on the New York Stock Exchange. Shares owned by NKK U.S.A. controlled approximately 69% of the voting rights of all National Steel common stock.

         Collectively, the Debtors comprised one of the largest integrated steel producers in the United States. At the time of the Sale, the Debtors had an annual steelmaking capacity of 6.8 million tons, an annual finishing capacity of 7.4 million tons, and maintained an 11% market share in the flat rolled steel market.

         The Debtors filed for bankruptcy on March 6, 2002. Domestic steel producers had been operating in the worst steel environment in 20 years. The environment was characterized by historically low steel prices, excess supply due to the dumping of low-priced steel by foreign producers, leading to high end user inventories, and weak demand tied to the overall poor economic climate and recent recession. LTV Corporation, Bethlehem Steel Corporation, and Geneva Steel LLC are among some of the approximately 30 domestic steel producers that also were forced to file for relief under Chapter 11 since 1997.

         Prior to their bankruptcy filings, the Debtors proactively took steps to manage through this climate and to maintain liquidity by reducing costs, idling production facilities, managing discretionary expenditures, monetizing non-core assets, and shifting product sales, to the extent possible, to higher margin, value-added steel products. Despite these efforts, to be able to obtain necessary additional liquidity and to continue to operate their businesses while they sought to implement a financial and operational restructuring in order to maximize the value of their businesses for the benefit of all stakeholders, the Debtors determined, in their business judgment, that a Chapter 11 filing was necessary.

         Until the Sale, the Debtors employed approximately 8,000 people, most of whom were retained by US Steel. Over 80% of the Debtors' employees were represented by the United Steelworkers of America (the "USWA") or other labor organizations, and their respective employment terms were governed by various collective bargaining agreements.

         The Debtors are headquartered in Mishawaka, Indiana. The Debtors had three principal facilities, consisting of two integrated steel plants and one finishing facility. The two integrated steel plants were: (1) the Granite City facility in Granite City, Illinois, and (2) the Great Lakes facility in Ecorse and River Rouge, Michigan. The finishing facility was the Midwest Division, in Portage, Indiana. Approximately 70% of the Debtors' customers were located in the central region of the United States where the Debtors operated.

         The Company's operations were primarily carried out through National Steel. However, significant and strategically important operations were carried out through several subsidiary corporations. The Debtors were also involved in certain strategic joint ventures to aid the Debtors in their targeting of high value-added finished steel applications.

C.       PREPETITION CAPITAL STRUCTURE AND DEBT OBLIGATIONS

         As detailed further herein, the Debtors' prepetition capital structure was highly complicated and consisted of, among other things, multiple discrete secured loans. As of the Petition Date, the Debtors' principal secured debt obligations included:

      o approximately $310 million outstanding under a revolving credit facility secured by, among other things, a first priority lien on inventory and accounts receivable (the "Prepetition Credit Facility"). As discussed below, the Prepetition Credit Facility was repaid during the Chapter 11 Case.

      o approximately $100 million owing to NUF LLC, which is a wholly owned subsidiary of NKK, secured by a junior lien on the Debtors' inventory and accounts receivable (the "NUF Loan");

      o two series of public bonds: the 8 3/8% 2006 Series D Bonds (the "8 3/8% Bonds") and the 9 7/8% 2009 Series D Bonds (the "9 7/8% Bonds," and collectively with the 8 3/8% Bonds, the "First Mortgage Bonds") in the principal amounts of $60,000,000 and $300,000,000, respectively, secured by substantially all of the land (excluding certain unimproved land), buildings and equipment (excluding, generally, mobile equipment) that are owned in fee by the Debtors at the Granite City Division and the Regional Division;

      o approximately $77.0 million owing by Debtor National Caster Acquisition Corporation (and guaranteed by National Steel) to Mitsubishi Corporation ("Mitsubishi") and Marubeni Corporation ("Marubeni"), secured by the No. 2 Continuous Caster for National Steel's Granite City Division facility in Granite City, Illinois (the "Caster Loan");

      o approximately $53 million owing by Debtor National Pickle Line Corporation (and guaranteed by National Steel) to Mitsubishi Corporation, secured by the #5 Pickle Line for National Steel's Great Lakes Division facility in Ecorse, Michigan (the "Pickle Line Loan" and, together with the Caster Loan, the "M&M Secured Loans"); and

      o approximately $136 million owing by Debtor National Acquisition Corporation (and guaranteed by National Steel) under a leveraged lease with the Connecticut Bank and Trust Company as lessor, secured by the No. 2 Continuous Caster for National Steel's Great Lakes Division facility in Ecorse, Michigan (the "M&M Leveraged Lease").

         In addition to the secured obligations listed above, as of the Petition Date, the Debtors had a number of other significant liabilities. The Debtors have underfunding liabilities on account of certain pension plans in an amount asserted by the Pension Benefit Guaranty Corporation (the "PBGC") in excess of $2.1 billion. During the Chapter 11 Case, the PBGC terminated these pension plans and asserted its statutory claims jointly and severally against each Debtor (the "PBGC Claims").

         As of the Petition Date, the Debtors also had significant liabilities related to retiree medical and other related obligations (the "OPEB Liabilities"). OPEB Liabilities include obligations to union-represented retirees as well as non-union retirees. The USWA has asserted that OPEB Liabilities to USWA workers alone exceed $650 million.

         In addition, as of the Petition Date, the Debtors had approximately $190 million in unsecured trade debt obligations. Additional unsecured prepetition liabilities were created during the Chapter 11 Case on account of contracts and leases rejected during the Chapter 11 Case.

D.       CONDUCT OF THE CHAPTER 11 CASE

         Severe financial difficulties have plagued the entire domestic steel industry for years, and many of the largest steel companies shared similar financial problems: high labor costs, crippling OPEB liabilities; underfunded pension plans; and high levels of debt incurred over the years in an effort to maintain liquidity for operations in the face of large operating losses. During the past few years, as a result of these problems and in order to restructure the domestic steel industry as a whole, industry consolidation has occurred.

         The Debtors had two primary objectives in the Chapter 11 Case. First, to maximize the value of the Company's assets so that such value could be distributed to creditors. Second, to find a way for the Company's operations to continue on a going concern basis. Doing so would protect the jobs of thousands of workers across the country, as well as, in the Debtors' view, maximize the value of the Company's assets for the benefit of creditors.

         Accomplishing these objectives was particularly challenging because, among other reasons, a glut of distressed steel assets existed in the marketplace as a result of numerous domestic steel company Chapter 11 proceedings; preserving the Company as a going concern would require that new agreements be reached with the USWA involving major labor cost concessions; and the Debtors' capital structure was highly complex, resulting in the involvement of multiple creditor groups in the case, each with differing objectives.

         To accomplish their objectives in the face of these challenges, the Debtors determined to pursue two parallel paths as potential means to complete their restructuring; a "stand-alone" reorganization and a sale of the business as a going concern. A stand-alone reorganization would have entailed the Company materially restructuring its existing operations and creating a new, long-term business plan, and then restructuring its balance sheet appropriately for the restructured business, which would have required converting all or almost all outstanding debt to new equity in the Company.

         To pursue the possibility of a sale of the business as a going concern, the Debtors engaged Lazard Freres & Co. LLC ("Lazard") and Ernst & Young. The sale process pursued by the Debtors is described more fully later in this Disclosure Statement. See Article VII.H.

         To ensure that the Debtors would have sufficient liquidity to fund operations while the Debtors pursued their restructuring objectives, at the outset of the Chapter 11 Case the Debtors entered into a debtor in possession revolving credit facility that provided for up to $450 million of financing (the "DIP Loan"). The DIP Loan was secured by first priority liens on all of the Debtors' inventory and receivables, as well as liens on all other assets, junior to existing prepetition liens. Proceeds from operations collected by the Debtors during the Chapter 11 Case were used to repay the Prepetition Credit Facility, while cash needed to fund operations was borrowed under the DIP Loan. Accordingly, early in the Chapter 11 Case, the Prepetition Credit Facility was repaid in full. See Article VII.C. At the time of the closing of the Sale, approximately $110 million in borrowings plus letters of credit was outstanding under the DIP Loan. The DIP Loan was paid in full from proceeds of the Sale.

         Major creditor groups in the case participated actively in all aspects of the Chapter 11 Case, including the Sale process. Holders of General Unsecured Claims were represented by the Creditors' Committee, which included as members the PBGC and the USWA. An unofficial committee of holders of the First Mortgage Bonds (the "Bondholders' Committee") formed to represent the interests of the holders of the First Mortgage Bonds. Mitsubishi and Marubeni were active as well. Each of these constituencies was represented by both legal and financial advisors that they selected and whose fees and expenses were paid by the Debtors, subject to Bankruptcy Court approval. See Article VII.F.5.

         Ultimately, the Debtors, their advisors, and each of their major creditor constituencies' representatives in the Chapter 11 Case, concluded that a going concern sale provided the best overall outcome, and accordingly the Sale to US Steel was ultimately consummated. As part of the Sale process, agreements with the major creditor groups was reached on how to allocate and distribute the proceeds of the Sale, as well as the proceeds from the liquidation of remaining assets. See Article VII.F for a more detailed summary of the Sale, as well as a table setting forth the uses of Sale proceeds.

E.       SUMMARY OF CREDITOR SETTLEMENTS

         Certain of the major operating assets sold to US Steel were collateral securing the First Mortgage Bonds. Certain other of such assets were collateral securing the M&M Secured Loans. Other assets sold to US Steel were, in the Debtors' view, not pledged to secure any debt (after repayment of the DIP Loans) and thus proceeds from such assets were available to satisfy administrative expenses of the Chapter 11 Case and potentially for distribution to holders of General Unsecured Claims.

         Not surprisingly, there were disputes between the Bondholders' Committee, the Creditors' Committee, Mitsubishi and Marubeni, and the Debtors, regarding their respective rights and claims to the various assets sold to US Steel and the proceeds thereof, including disagreements about relative asset values, as well as disputes regarding the Debtors' ability to sell assets free and clear of secured creditor liens over their objection. Litigation of these disputes would have been extremely time-consuming and costly. Most importantly, litigation of these issues (as opposed to settlement) threatened to cripple the Sale process entirely.

         As a result, as part of the Sale process, the parties negotiated a number of settlements of all such issues. These settlements resulted in all of the major creditor constituencies' representatives supporting the Sale. Those settlements are summarized below:

         1.       THE INTERCREDITOR SETTLEMENT

         Under the Intercreditor Settlement, at the closing of the Sale, (a) the holders of the First Mortgage Bonds received payment of $231.78 million in cash (which was paid to the Indenture Trustee); (b) Mitsubishi and Marubeni were paid, collectively on account of the M&M Secured Loans, $77.42 million in cash; (c) Mitsubishi and Marubeni consented to the assumption and assignment to US Steel of the M&M Leveraged Lease and payment of a $1.0 million cure claim in connection therewith and (d) $25 million was agreed to be set aside for holders of General Unsecured Claims. Cash proceeds were also segregated on account of various tax and mechanics lien claims that the respective taxing authorities or mechanics lien claim holders have alleged are secured claims that must be paid in full, pending either a settlement or litigation of disputes regarding such claims.

         These payments, together with certain payments made during the Chapter 11 Case, resulted in, by the closing of the Sale, the prepetition Claims (including accrued, but unpaid prepetition interest) of the First Mortgage Bond holders being paid approximately 67% and the prepetition Claims (including accrued, but unpaid prepetition interest) of Mitsubishi and Marubeni being paid approximately 62% on the M&M Secured Loans (in each case, excluding payments of professional fees that were made during the Chapter 11
Case). As noted above, Sale proceeds were also used to repay the DIP Loan in full. Remaining Sale proceeds retained by the Debtors are sufficient, as discussed more fully herein, for the Debtors to be able to pay all remaining Secured Claims, as well as all Administrative and Priority Claims, that the Debtors estimate will become Allowed.

         In addition, under the Intercreditor Settlement, the Debtors committed to file a liquidating plan that would provide, among other things, for (i) all Allowed Secured, Administrative and Priority Claims to be paid in full and (ii) net cash (if any) left available for distribution to prepetition creditors to be allocated 64% to holders of the First Mortgage Bonds (the "Bond Recovery Pool"); 16% to Mitsubishi and Marubeni (collectively) (the "Mitsubishi/Marubeni Recovery Pool"), and 20% to holders of General Unsecured Claims (together with the $25 million of initial funding, the "Overall Unsecured Creditor Recovery Pool"). The Plan embodies this agreement.

         2.       THE PBGC SETTLEMENT

         As set forth above, the PBGC asserted claims in excess of $2.1 billion against each Debtor. The PBGC also asserted priority and/or Administrative Claim status for all such Claims. The PBGC also had liens on assets of certain non-Debtor affiliates of the Debtors securing its Claims, which assets were to be sold to US Steel. To settle disputes regarding these issues, in full settlement of all alleged PBGC Administrative and Priority Claims, the PBGC was paid $30 million in cash at the closing of the Sale.

         In addition, the Debtors and the PBGC agreed that the PBGC would be granted a single Allowed General Unsecured Claim of approximately $2.1 billion against each Debtor, and would forgo distributions under the Plan on account of such Claims until other holders of Allowed General Unsecured Claims entitled to receive a distribution under the Plan received a 1.5% recovery. This agreement ensured that other holders of Allowed General Unsecured Claims entitled to receive a distribution under the Plan would receive some initial recovery before the PBGC's Allowed Claim (which comprises over 50% of the total pool of General Unsecured Claims) begins to share ratably in the distribution of funds to holders of General Unsecured Claims.

         3.       THE USWA SETTLEMENT

         A key aspect of the Sale to US Steel was that US Steel was required to reach agreement on a new collective bargaining agreement with the USWA. In conjunction with that agreement, the USWA agreed to waive all Administrative Claims it might assert under its collective bargaining agreements with the Debtors. As part of a settlement that, among other things, provided for a consensual termination of the Debtors' collective bargaining agreements with the USWA, which was approved by the Bankruptcy Court, the USWA was granted an Allowed General Unsecured Claim against National Steel in the amount of $650 million, and will share thus ratably in distributions available under the Plan to holders of General Unsecured Claims against National Steel.

F.       GENERAL STRUCTURE OF THE PLAN

         On June 20, 2003, the Debtors filed the Joint Plan of Liquidation of National Steel Corporation and its Affiliated Debtors and Debtors In Possession (the "Original Plan"). As a result of ongoing negotiations with a number of creditors and creditor representatives, the Debtors made a number of changes to the Original Plan, which are embodied in the Plan.

         The Plan provides for the orderly liquidation of the Debtors, because substantially all of their operating assets were sold as part of the Sale. There are forty-two (42) distinct legal entities that are being liquidated pursuant to the Plan. The Plan does not provide for the consolidation of these entities, and accordingly, the Plan comprises separate liquidating plans for each Debtors' Estate.

         The vast majority of the Debtors' assets and liabilities are owned or owed by three (3) Debtors: National Steel; NS Pellet and ProCoil. All other Debtors either have no material assets to distribute to their respective creditors (collectively, the "No Asset Debtors") or have no material prepetition creditors (collectively, the "Inactive Debtors").

         Accordingly, under the Plan, the Debtors are divided into five groups for classification, treatment and distribution purposes. These five (5) groups are set forth below.

-------------------- ------------------ ------------------- --------------------------- ---------------------------------
1.  NSC              2.  NS Pellet      3.  ProCoil         4.  Inactive Debtors        5.  No Asset  Debtors

                                                            o  D.W. Pipeline            o  American Steel
                                                            o  Granite Intake           o  Granite City Steel
                                                            o  Ingleside Dock           o  Great Lakes Steel
                                                            o  Ingleside Holdings       o  Hanna Furnace
                                                            o  Ingleside Point          o  Hanna Ore
                                                            o  Natcoal                  o  Liberty
                                                            o  Natland                  o  Mid-Coast Minerals
                                                            o  National Coating         o  Midwest Steel
                                                                Limited                 o  National Acquisition
                                                            o  National Coating         o  National Casting

                                                                Line                    o  National Coal
                                                            o  National Ontario I       o  National Mines
                                                            o  National Ontario II      o  National Pickle
                                                            o  NM Procurement           o  NC Acquisition

                                                                Corp                    o  NC Operating

                                                            o  NSC Realty               o  NS Funding
                                                            o  Rostraver                o  NS Holdings
                                                                                        o  NS Land
                                                                                        o  NS Technologies
                                                                                        o  NSC (NY)
                                                                                        o  NSL
                                                                                        o  Peter White Coal
                                                                                        o  Puritan
                                                                                        o  Skar-Ore
                                                                                        o  Teal Lake
-------------------- ------------------ ------------------- --------------------------- ---------------------------------

A complete list of the Debtor entities is set forth in Exhibit B. Exhibit B identifies each Debtor by its case number in the Chapter 11 Cases, and indicates each Debtor's state of incorporation.

         No Asset Debtors have no material assets available for distribution, and thus holders of Claims against such entities will not receive any distributions under the Plan. Inactive Debtors have no Claims against them that the Debtors believe will become Allowed, and thus any asset proceeds derived from those entities will vest in such entities' owner, National Steel. As a result, distributions to holders of Claims under the Plan will be made from three (3) Debtors: National Steel, ProCoil, and NS Pellet.

G.       SUMMARY OF TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

         As noted above, the Plan constitutes a separate plan of liquidation for each of the Debtors. As contemplated by the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified under the Plan. Allowed Administrative and Allowed Priority Claims are to be paid in full on the Effective Date of the Plan (or thereafter when they become Allowed), or, for ordinary course Administrative Claims, when such claims become due and, for tax claims, as contemplated in 11 U.S.C. ss. 507(a)(8). See Appendix C to this Disclosure Statement for a breakdown of estimated Miscellaneous Secured, Administrative and Priority Claims by category.

         The table below summarizes the classification and treatment of prepetition Claims and Interests under the Plan. The classification and treatment for all Classes are described in more detail in Article VIII.A.

         The table below also contains an estimate of the percentage recoveries that the Debtors believe will ultimately be available to each Class of Claims. These estimates are based upon a number of assumptions, which may or may not prove to be accurate. Key assumptions used in deriving the estimated percentage recoveries set forth below include the following:

      o Under the Plan, the NUF Loan is classified as a Miscellaneous Secured Claim against National Steel. For purposes of the estimated percentage recoveries set forth below, the Debtors have assumed that the NUF Loan, like all other Miscellaneous Secured Claims against National Steel, will be paid in full, including postpetition interest. However, the Debtors have been informed by the Creditors' Committee, the Bondholders' Committee and Mitsubishi and Marubeni that such parties believe that there are defenses to the NUF Loan Claim as well as affirmative claims against NKK or its affiliates. All Litigation Claims against the NKK Entities, including without limitation NUF LLC and/or any of its successors or assigns, and all defenses to all Claims asserted against the Debtors by any of the NKK Entities shall be assigned under the Plan to the NKK Litigation Trust, which shall be authorized to prosecute such Litigation Claims in accordance with the Terms of the Plan and the NKK Litigation Trust Agreement. See Article VIII.D.13 of this Disclosure Statement. To the extent that the Bankruptcy Court ultimately determines that the NUF Loan should be Allowed in an amount less than the amount claimed by NKK or its affiliates, recoveries to holders of Claims in a number of Classes, including the First Mortgage Bond holders, Mitsubishi and Marubeni, the PBGC and holders of Allowed General Unsecured Claims in Classes NSC-6, NSP-4, and PRO-4 would increase.

      o Estimated percentage recoveries to the PBGC and to holders of Allowed General Unsecured Claims in Classes NSC-6, NSP-4, and PRO-4 set forth below are premised, in part, upon the Debtors' estimates of the amount of Claims in each such Class that will ultimately become Allowed Claims. The Debtors have not yet reconciled all Claims in such Classes, and thus the ultimate amount of Claims could either be higher or lower than the Debtors' estimates, resulting in percentage recoveries for holders of Allowed Claims in such classes increasing or decreasing.

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

      o Estimated recoveries to all holders of Claims that the Debtors believe will receive a recovery under the Plan are premised upon the Debtors' assumptions regarding (i) the costs and expenses that will be incurred in completing the wind-down of the Debtors' estates; (ii) the amount of the proceeds that will be derived from assets not yet sold; and (iii) the aggregate amount of Miscellaneous Secured Claims, Administrative Claims and Priority Claims that ultimately will become Allowed and be paid in full, and other costs and expenses of the wind-down of the Debtors' Estates. The Debtors currently estimate that after payment of all Miscellaneous Secured (including for purposes of this estimate only, payment of the NUF Loan including interest through October, 2003), Administrative, and Priority Claims that will ultimately become Allowed, approximately $20.6 million will be available for distribution under the Plan to the holders of the First Mortgage Bonds, Mitsubishi, Marubeni, the PBGC, and holders of Allowed General Unsecured Claims, in the aggregate.(1) See Appendix C to this Disclosure Statement. While the Debtors believe that there will be additional funds available to make additional distributions to holders of First Mortgage Bonds, Mitsubishi, Marubeni, the PBGC, and Allowed General Unsecured Claims in Classes NSC-6, NSP-4, and PRO-4, there can be no assurance that there will, in fact, be any such additional funds available. See Article IX.C of this Disclosure Statement.

      o Consistent with the Intercreditor Settlement described above, the Plan allocates funds that may become available for distribution to holders of the First Mortgage Bonds, Mitsubishi, Marubeni, and holders of Allowed General Unsecured Claims (including the PBGC), on a percentage basis, as agreed to in such settlement and as described above. Because the Plan does not provide for the substantive consolidation of the three principal operating Debtors that are making distributions to prepetition creditors under the Plan (i.e., National Steel, ProCoil, and NS Pellet), the amount of funds that may become available to holders of Allowed General Unsecured Claims (i.e., the Overall Unsecured Creditor Recovery Pool) is allocated among the holders of such Claims against National Steel, ProCoil, and NS Pellet, respectively. Such allocation is premised upon the Debtors' analysis and assessment of the relative value of the assets of each of those three companies (both assets sold to US Steel in the Sale and remaining assets to be liquidated by the Debtors). Such assessment and allocation takes into account Intercompany Claims as well. Most importantly, this allocation has been reviewed by and is supported by the Creditors' Committee, which is the statutory representative of all holders of General Unsecured Claims against each of the Debtors. To establish this allocation, the Plan divides the Overall Unsecured Creditor Recovery Pool into three (3) pools in the following percentages: the NSC Unsecured Creditor Recovery Pool - 95.4%; the ProCoil Unsecured Creditor Recovery Pool - 2.2%, and the NS Pellet Unsecured Creditor Recovery Pool - 2.4%. Each such pool is to be distributed to the respective Debtor's Allowed General Unsecured Claim holders on a pro rata basis. Because each such Debtor has a different amount of estimated Claims against it, estimated percentage recoveries to each such pool of creditors is different for each such Debtor.

---------------------

(1) This estimated amount does not take into account the $3.0 million to be used to fund the NKK Litigation Trust.

                               SUMMARY OF CLAIMS AND INTERESTS AGAINST AND IN NATIONAL STEEL CORPORATION

------------------------------------------------------------- -------------------------------------------------------
       DESCRIPTION AND AMOUNT OF CLAIMS OR INTERESTS                           SUMMARY OF TREATMENT
------------------------------------------------------------- -------------------------------------------------------
NSC-1 (MISCELLANEOUS SECURED CLAIMS AGAINST NSC)              CLASS NSC-1 IS UNIMPAIRED UNDER THE PLAN.
                                                              Each Holder of an Allowed Class NSC-1 Claim is
A Claim against NSC that is secured by a Lien on              conclusively presumed to have accepted the Plan and is
property in which NSC has an interest, other than Bond        not entitled to vote to accept or reject the Plan.
Claims, Mitsubishi/Marubeni Claims and PBGC Claims.
                                                              On, or as soon as reasonably practicable after, the
Estimated Amount of Allowed Class NSC-1 Claims:               latest of (x) the Distribution Date, (y) the date such
$163,100,000                                                  Claim becomes an Allowed Class NSC-1 Claim, or (z) the
                                                              date such Class NSC-1 Claim becomes payable pursuant to
                                                              any agreement between NSC and the holder of such Class
                                                              NSC-1 Claim, each holder of an Allowed Class NSC-1
                                                              Claim shall receive, in full satisfaction, settlement,
                                                              release, and discharge, of and in exchange for, such
                                                              Allowed Class NSC-1 Claim (I) Cash equal to the unpaid
                                                              portion of such Allowed Class NSC-1 Claim or (II) such
                                                              other treatment as to which NSC and such holder shall
                                                              have agreed upon in writing.

                                                              Estimated Percentage Recovery: 100%
------------------------------------------------------------- -------------------------------------------------------
NSC-2 (OTHER PRIORITY CLAIMS AGAINST NSC)                     CLASS NSC-2 IS UNIMPAIRED UNDER THE PLAN.
                                                              Each Holder of an Allowed Class NSC-2 Claim is
A Claim against NSC entitled to priority pursuant to          conclusively presumed to have accepted the Plan and is
Section 507(a) of the Bankruptcy Code, other than a           not entitled to vote to accept or reject the Plan.
Priority Tax Claim or an Administrative Claim.
                                                              On, or as soon as reasonably practicable after, the
Estimated Amount of Allowed Class NSC-2 Claims: $0            latest of (x) the Distribution Date, (y) the date such
                                                              Claim becomes an Allowed Class NSC-2 Claim, or (z) the
                                                              date such Class NSC-2 Claim becomes payable pursuant to
                                                              any agreement between NSC and the holder of such Class
                                                              NSC-2 Claim, each holder of an Allowed Class NSC-2
                                                              Claim shall receive, in full satisfaction, settlement,
                                                              release, and discharge of, and in exchange for, such
                                                              Allowed Class NSC-2 Claim (I) Cash equal to the unpaid
                                                              portion of such Allowed Class NSC-2 Claim or (II) such
                                                              other treatment as to which NSC and such holder shall
                                                              have agreed upon in writing.

                                                              Estimated Percentage Recovery: 100%
------------------------------------------------------------- -------------------------------------------------------

                                                          xiii

------------------------------------------------------------- -------------------------------------------------------
       DESCRIPTION AND AMOUNT OF CLAIMS OR INTERESTS                           SUMMARY OF TREATMENT
------------------------------------------------------------- -------------------------------------------------------
NSC-3 (PBGC CLAIMS AGAINST NSC)                               CLASS NSC-3 IS IMPAIRED UNDER THE PLAN.
                                                              Each Holder of an Allowed Class NSC-3 Claim is entitled
All Claims of the PBGC against NSC.                           to vote to accept or reject the Plan.

Amount of Allowed NSC-3 Claims: $2.1 billion                  On, or as soon as reasonably practicable after, the
                                                              Distribution Date, each holder of an Allowed Class
                                                              NSC-3 Claim shall receive, in full satisfaction,
                                                              settlement, release, and discharge of, and in exchange
                                                              for, such Allowed Class NSC-3 Claim, the distributions
                                                              set forth in Section 2.11 of the Plan. See Article
                                                              VIII.B.11 of the Disclosure Statement.

                                                              Estimated Percentage Recovery: 0.3%
------------------------------------------------------------- -------------------------------------------------------
NSC-4 (BOND CLAIMS)                                           CLASS NSC-4 IS IMPAIRED UNDER THE PLAN.  Each Holder
                                                              of an Allowed Class NSC-4 Claim is entitled to vote
Any Claim arising from the First Mortgage Bonds or the        to accept or reject the Plan.
Indenture (other than Allowed Professional Fee Claims).
                                                              On, or as soon as reasonably practicable after, the
Amount of Allowed NSC-4 Claims: $376,236,887                  Distribution Date, each holder of an Allowed Class
                                                              NSC-4 Claim shall receive through the Indenture
                                                              Trustee, in full satisfaction, settlement, release,
                                                              and discharge of, and in exchange for, such Allowed
                                                              Class NSC-4 Claim, the distributions set forth in
                                                              Section 2.9 of the Plan.  See Article VIII.B.9 of the
                                                              Disclosure Statement.

                                                              Percentage Recovery Received During Chapter 11 Case
                                                              to Date: 66.8%

                                                              Estimated Percentage Recovery from Additional
                                                              Distributions: 3.5%

                                                              Total Estimated Percentage Recovery: 70.3%
------------------------------------------------------------- -------------------------------------------------------

                                                          xiv

------------------------------------------------------------- -------------------------------------------------------
       DESCRIPTION AND AMOUNT OF CLAIMS OR INTERESTS                           SUMMARY OF TREATMENT
------------------------------------------------------------- -------------------------------------------------------
NSC-5 (MITSUBISHI/MARUBENI CLAIMS)                            CLASS NSC-5 IS IMPAIRED UNDER THE PLAN.  Each Holder
                                                              of an Allowed Class NSC-5 Claim is entitled to vote
All Claims of Mitsubishi and Marubeni, collectively (other    to accept or reject the Plan.
than Allowed Professional Fee Claims).
                                                              On, or as soon as reasonably practicable after, the
Amount of Allowed NSC-5 Claims: $130,580,729                  Distribution Date, each holder of an Allowed Class
                                                              NSC-5 Claim shall receive in full satisfaction,
                                                              settlement, release, and discharge of, and in
                                                              exchange for, such Allowed Class NSC-5 Claims, the
                                                              distributions set forth in Section2.10 of the Plan.
                                                              See Article VIII.B.10 of the Disclosure Statement.

                                                              Percentage Recovery Received During Chapter 11 Case
                                                              to Date: 62.3%

                                                              Estimated Percentage Recovery from Additional
                                                              Distributions: 2.5 %

                                                              Total Estimated Percentage Recovery: 64.8%
------------------------------------------------------------- -------------------------------------------------------
NSC-6 (GENERAL UNSECURED CLAIMS AGAINST NSC)                  CLASS NSC-6 IS IMPAIRED UNDER THE PLAN.  Each Holder
                                                              of an Allowed Class NSC-6 Claim is entitled to vote
A Claim against NSC that is not a Miscellaneous Secured       to accept or reject the Plan.
Claim, Administrative Claim, Priority Tax Claim, Other
Priority Claim, Mitsubishi/Marubeni Claim, Bond Claim or      On, or as soon as reasonably practicable after, the
PBGC Claim.                                                   Distribution Date, each holder of an Allowed Class
                                                              NSC-6 Claim, shall receive, in full satisfaction,
Estimated Amount of Allowed Class NSC-6 Claims:               settlement, release and discharge of, and in exchange
1,340,000,000                                                 for, such Allowed Class NSC-6 Claim, its Pro Rata
                                                              share of the NSC Unsecured Creditor Recovery Pool.

                                                              Estimated Percentage Recovery: 1.7%
------------------------------------------------------------- -------------------------------------------------------
NSC-7 (INTERESTS IN NSC)                                      CLASS NSC-7 IS IMPAIRED UNDER THE PLAN.  Each Holder
                                                              of an Allowed Class NSC-7 Interest is conclusively
The rights and interests of the holder of any equity          presumed to have rejected the Plan and is not
security in NSC.                                              entitled to vote to accept or reject the Plan.

                                                              The holders of ClassNSC-7 Interests shall neither
                                                              receive any distributions nor retain any property
                                                              under the Plan.  On the Effective Date, all such
                                                              Interests shall be deemed cancelled or extinguished.

                                                              Estimated Percentage Recovery: 0%
------------------------------------------------------------- -------------------------------------------------------

                                                           xv

                   Summary of Claims and Interests Against and In National Steel Pellet Company

------------------------------------------------------------- -------------------------------------------------------
       Description and Amount of Claims or Interests                           Summary of Treatment
------------------------------------------------------------- -------------------------------------------------------
NSP-1 (MISCELLANEOUS SECURED CLAIMS AGAINST NS PELLET)        CLASS NSP-1 IS UNIMPAIRED UNDER THE PLAN.  Each
                                                              Holder of an Allowed Class NSP-1 Claim is
A Claim against NS Pellet that is secured by a Lien on        conclusively presumed to have accepted the Plan and
property in which NS Pellet has an interest.                  is not entitled to vote to accept or reject the Plan.

Estimated Amount of Allowed Class NSP-1 Claims: $0            On, or as soon as reasonably practicable after, the
                                                              latest of (x) the Distribution Date, (y) the date
                                                              such Claim becomes an Allowed Class NSP-1 Claim, or
                                                              (z) the date such Class NSP-1 Claim becomes payable
                                                              pursuant to any agreement between NSP and the holder
                                                              of such Class NSP-1 Claim, each holder of an Allowed
                                                              Class NSP-1 Claim shall receive, in full
                                                              satisfaction, settlement, release, and discharge of,
                                                              and in exchange for, such Allowed Class NSP-1 Claim
                                                              (I) Cash equal to the unpaid portion of such Allowed
                                                              Class NSP-1 Claim or (II) such other treatment as to
                                                              which NSP and such holder shall have agreed upon in
                                                              writing.

                                                              Estimated Percentage Recovery: 100%
------------------------------------------------------------- -------------------------------------------------------
NSP-2 (OTHER PRIORITY CLAIMS AGAINST NS PELLET)               CLASS NSP-2 IS UNIMPAIRED UNDER THE PLAN.  Each
                                                              Holder of an Allowed Class NSP-2 Claim is
A Claim against NS Pellet entitled to priority pursuant to    conclusively presumed to have accepted the Plan and
Section 507(a) of the Bankruptcy Code, other than a           is not entitled to vote to accept or reject the Plan.
Priority Tax Claim or an Administrative Claim.
                                                              On, or as soon as reasonably practicable after, the
Estimated Amount of Allowed Class NSP-2 Claims: $0            latest of (x) the Distribution Date, (y) the date
                                                              such Claim becomes an Allowed Class NSP-2 Claim, or
                                                              (z) the date such Class NSP-2 Claim becomes payable
                                                              pursuant to any agreement between NSP and the holder
                                                              of such Class NSP-2 Claim, each holder of an Allowed
                                                              Class NSP-2 Claim shall receive, in full
                                                              satisfaction, settlement, release, and discharge of,
                                                              and in exchange for, such Allowed Class NSP-2 Claim
                                                              (I) Cash equal to the unpaid portion of such Allowed
                                                              Class NSP-2 Claim or (II) such other treatment as to
                                                              which NSP and such holder shall have agreed upon in
                                                              writing.

                                                              Estimated Percentage Recovery: 100%
------------------------------------------------------------- -------------------------------------------------------

                                                           xvi

------------------------------------------------------------- -------------------------------------------------------
       Description and Amount of Claims or Interests                           Summary of Treatment
------------------------------------------------------------- -------------------------------------------------------
                                                              CLASS NSP-3 IS IMPAIRED UNDER THE PLAN.  Each Holder
NSP-3 (PBGC CLAIMS AGAINST NS PELLET)                         of an Allowed Class NSP-3 Claim is entitled to vote
                                                              to accept or reject the Plan.
All Claims of the PBGC against NS Pellet.
                                                              On, or as soon as reasonably practicable after, the
Estimated Amount of Allowed Class NSP-3 Claims: $2.1 billion  Distribution Date, each holder of an Allowed Class
                                                              NSP-3 Claim shall receive, in full satisfaction,
                                                              settlement, release, and discharge of, and in
                                                              exchange for, such Allowed Class NSP-3 Claim, the
                                                              distributions set forth in Section2.11 of the Plan.
                                                              See Article VIII.B.11 of the Disclosure Statement.

                                                              Estimated Percentage Recovery: 0.3%
------------------------------------------------------------- -------------------------------------------------------
NSP-4 (GENERAL UNSECURED CLAIMS AGAINST NS PELLET)            CLASS NSP-4 IS IMPAIRED UNDER THE PLAN.  Each Holder
                                                              of an Allowed Class NSP-4 Claim is entitled to vote
A Claim against NS Pellet that is not a Miscellaneous         to accept or reject the Plan.
Secured Claim, Administrative Claim, Priority Tax Claim,
Other Priority Claim, or PBGC Claim.                          On, or as soon as reasonably practicable after, the
                                                              Distribution Date, each holder of an Allowed Class
Estimated Amount of Allowed Class NSP-4 Claims: $6,963,000    NSP-4 Claim shall receive, in full satisfaction,
                                                              settlement, release and discharge of, and in exchange
                                                              for, such Allowed Class NSP-4 Claim, its Pro Rata
                                                              share of the NS Pellet Unsecured Creditor Recovery
                                                              Pool.

                                                              Estimated Percentage Recovery: 8.1%
------------------------------------------------------------- -------------------------------------------------------
NSP-5 (INTERESTS IN NS PELLET)                                CLASS NSP-5 IS IMPAIRED UNDER THE PLAN.  Each Holder
                                                              of an Allowed Class NSP-5 Interest is conclusively
The rights and interests of the holder of any equity          presumed to have rejected the Plan and is not
security in NS Pellet.                                        entitled to vote to accept or reject the Plan.

                                                              On the later of the Effective Date or the dissolution
                                                              of NS Pellet as set forth in Section 4.3(a) of the
                                                              Plan, all Interests in NS Pellet shall be deemed
                                                              cancelled and extinguished.

                                                              Estimated Percentage Recovery: 0%
------------------------------------------------------------- -------------------------------------------------------
                                                          xvii


                        Summary of Claims and Interests Against and In ProCoil Corporation

------------------------------------------------------------- -------------------------------------------------------
       Description and Amount of Claims or Interests                           Summary of Treatment
------------------------------------------------------------- -------------------------------------------------------
PRO-1 (MISCELLANEOUS SECURED CLAIMS AGAINST PROCOIL)          CLASS PRO-1 IS UNIMPAIRED UNDER THE PLAN.  Each
                                                              Holder of an Allowed Class PRO-1 Claim is
A Claim against ProCoil that is secured by a Lien on          conclusively presumed to have accepted the Plan and
property in which an Estate has an interest.                  is not entitled to vote to accept or reject the Plan.

Estimated Amount of Allowed Class Pro-1 Claims: $0            On, or as soon as reasonably practicable after, the
                                                              latest of (x) the Distribution Date, (y) the date
                                                              such Claim becomes an Allowed Class PRO-1 Claim, or
                                                              (z) the date such Class PRO-1 Claim becomes payable
                                                              pursuant to any agreement between ProCoil and the
                                                              holder of such Class PRO-1 Claim, each holder of an
                                                              Allowed Class PRO-1 Claim shall receive, in full
                                                              satisfaction, settlement, release, and discharge of,
                                                              and in exchange for, such Allowed Class PRO-1 Claim
                                                              (I) Cash equal to the unpaid portion of such Allowed
                                                              Class PRO-1 Claim or (II) such other treatment as to
                                                              which ProCoil and such holder shall have agreed upon
                                                              in writing.

                                                              Estimated Percentage Recovery: 100%
------------------------------------------------------------- -------------------------------------------------------
PRO-2 (OTHER PRIORITY CLAIMS AGAINST PROCOIL)                 CLASS PRO-2 IS UNIMPAIRED UNDER THE PLAN.  Each
                                                              Holder of an Allowed Class PRO-2 Claim is
A Claim against ProCoil entitled to priority pursuant to      conclusively presumed to have accepted the Plan and
Section507(a) of the Bankruptcy Code, other than a            is not entitled to vote to accept or reject the Plan.
Priority Tax Claim or an Administrative Claim.
                                                              On, or as soon as reasonably practicable after, the
Estimated Amount of Allowed Class PRO-2 Claims: $0            latest of (x)the Distribution Date, (y)the date
                                                              such Claim becomes an Allowed Class PRO-2 Claim, or
                                                              (z)the date such Class PRO-2 Claim becomes payable
                                                              pursuant to any agreement between ProCoil and the
                                                              holder of such Class PRO-2 Claim, each holder of an
                                                              Allowed Class PRO-2 Claim shall receive, in full
                                                              satisfaction, settlement, release, and discharge of,
                                                              and in exchange for, such Allowed Class PRO-2 Claim
                                                              (I) Cash equal to the unpaid portion of such Allowed
                                                              Class PRO-2 Claim or (II) such other treatment as to
                                                              which ProCoil and such holder shall have agreed upon
                                                              in writing.

                                                              Estimated Percentage Recovery: 100%
------------------------------------------------------------- -------------------------------------------------------

                                                          xviii

------------------------------------------------------------- -------------------------------------------------------
       Description and Amount of Claims or Interests                           Summary of Treatment
------------------------------------------------------------- -------------------------------------------------------
                                                              CLASS PRO-3 IS IMPAIRED UNDER THE PLAN.  Each Holder
PRO-3 (PBGC CLAIMS AGAINST PROCOIL)                           of an Allowed Class PRO-3 Claim is entitled to vote
                                                              to accept or reject the Plan.
All Claims of the PBGC against ProCoil.
                                                              On, or as soon as reasonably practicable after, the
Estimated Amount of Allowed Class PRO-3 Claims: $2.1 billion  Distribution Date, each holder of an Allowed Class
                                                              PRO-3 Claim shall receive, in full satisfaction,
                                                              settlement, release, and discharge of, and in
                                                              exchange for, such Allowed Class PRO-3 Claim, the
                                                              distributions set forth in Section2.11 of the Plan.
                                                              See Article VIII.B.11 of the Disclosure Statement.

                                                              Estimated Percentage Recovery: 0.3%
------------------------------------------------------------- -------------------------------------------------------
PRO-4 (GENERAL UNSECURED CLAIMS AGAINST PROCOIL)              CLASS PRO-4 IS IMPAIRED UNDER THE PLAN.  Each Holder
                                                              of an Allowed Class PRO-4 Claim is entitled to vote
A Claim against ProCoil that is not a Miscellaneous Secured   to accept or reject the Plan.
Claim, Administrative Claim, Priority Tax Claim, Other
Priority Claim, or PBGC Claim.                                On, or as soon as reasonably practicable after, the
                                                              Distribution Date, each holder of an Allowed Class
Estimated Amount of Allowed Class PRO-4 Claims: $3,042,000    PRO-4 Claim shall receive, in full satisfaction,
                                                              settlement, release and discharge of, and in exchange
                                                              for, such Allowed Class PRO-4 Claim, its Pro Rata
                                                              share of the ProCoil Unsecured Creditor Recovery Pool.

                                                              Estimated Percentage Recovery: 17.2%
------------------------------------------------------------- -------------------------------------------------------
PRO-5 (INTERESTS IN PROCOIL)                                  CLASS PRO-5 IS IMPAIRED UNDER THE PLAN.  Each Holder
                                                              of an Allowed Class PRO-5 Interest is conclusively
The rights and interests of the holder of any equity          presumed to have rejected the Plan and is not
security in ProCoil.                                          entitled to vote to accept or reject the Plan.

                                                              On the later of the Effective Date or the dissolution
                                                              of ProCoil as set forth in Section 4.3(a) of the
                                                              Plan, all Interests in ProCoil shall be deemed
                                                              cancelled and extinguished.

                                                              Estimated Percentage Recovery: 0%
------------------------------------------------------------- -------------------------------------------------------

                                                          xix

                          Summary of Claims and Interests Against and In Inactive Debtors

------------------------------------------------------------- -------------------------------------------------------
       Description and Amount of Claims or Interests                           Summary of Treatment
------------------------------------------------------------- -------------------------------------------------------
INACTIVE-1 (ALL CLAIMS AGAINST EACH OF THE RESPECTIVE         CLASS INACTIVE-1 IS IMPAIRED UNDER THE PLAN.  Each
INACTIVE DEBTORS EXCEPT ADMINISTRATIVE CLAIMS, PRIORITY TAX   Holder of an Allowed Class Inactive-1 Claim is
CLAIMS, AND PBGC CLAIMS)                                      entitled to vote to accept or reject the Plan.

A claim against an Inactive Debtor, other than                In the event that any Class Inactive-1 Claims become
Administrative Claims, Priority Tax Claims, and PBGC Claims.  Allowed Claims against an Inactive Debtor, such
                                                              Claims shall be treated as Claims against NSC in the
Estimated Amount of Allowed Class Inactive-1 Claims: $ 0      applicable Class as set forth in Section 2.4 of the
                                                              Plan.

                                                              Estimated Percentage Recovery: n/a
------------------------------------------------------------- -------------------------------------------------------
INACTIVE-2 (PBGC CLAIMS AGAINST INACTIVE DEBTORS)             CLASS INACTIVE-2 IS IMPAIRED UNDER THE PLAN.  Each
                                                              Holder of an Allowed Class Inactive-2 Claim is
All Claims of the PBGC against any Inactive Debtor.           entitled to vote to accept or reject the Plan.

Estimated Amount of Allowed Class Inactive-2 Claims: $2.1     On, or as soon as reasonably practicable after, the
billion                                                       Distribution Date, each holder of an Allowed Class
                                                              Inactive-2 Claim shall receive, in full satisfaction,
                                                              settlement, release, and discharge of, and in
                                                              exchange for, such Allowed Class Inactive-2 Claim,
                                                              the distributions set forth in Section2.11 of the
                                                              Plan.  See Article VIII.B.11 of the Disclosure
                                                              Statement.

                                                              Estimated Percentage Recovery: 0.3%
------------------------------------------------------------- -------------------------------------------------------
INACTIVE-3 (INTERESTS IN AN INACTIVE DEBTOR)                  CLASS INACTIVE-3 IS IMPAIRED UNDER THE PLAN.  Each
                                                              Holder of an Allowed Class Inactive-3 Interest is
The rights and interests of the holder of any equity          conclusively presumed to have rejected the Plan and
security in any Inactive Debtors.                             is not entitled to vote to accept or reject the Plan.

                                                              The holders of ClassInactive-3 Interests shall
                                                              neither receive any distributions nor retain any
                                                              property under the Plan.  On the later of the
                                                              Effective Date and completion of the dissolution of
                                                              the Inactive Debtors as set forth in Section 4.4 of
                                                              the Plan, all Interests in each of the Inactive
                                                              Debtors shall be deemed cancelled or extinguished.

                                                              Estimated Percentage Recovery: 0%
------------------------------------------------------------- -------------------------------------------------------

                                                           xx

                          Summary of Claims and Interests Against and In No Asset Debtors

------------------------------------------------------------- -------------------------------------------------------
       Description and Amount of Claims or Interests                           Summary of Treatment
------------------------------------------------------------- -------------------------------------------------------
NO ASSET-1 (ALL CLAIMS AGAINST EACH OF THE RESPECTIVE NO      CLASS NO ASSET-1 IS IMPAIRED UNDER THE PLAN. Each
ASSET DEBTORS EXCEPT ADMINISTRATIVE CLAIMS, PRIORITY TAX      Holder of an Allowed Class No Asset-1 Claim is
CLAIMS, AND PBGC CLAIMS)                                      conclusively presumed to have rejected the Plan and
                                                              is not entitled to vote to accept or reject the Plan.
A claim against a No Asset Debtor, other than
Administrative Claims, Priority Tax Claims, and PBGC Claims.  No Asset-1 Claims shall not receive any distribution of property under the Plan on account of such Claims.
Estimated Amount of Allowed Class No Asset-1 Claims:
$43,032,000                                                   Estimated Percentage Recovery: 0%
------------------------------------------------------------- -------------------------------------------------------
NO ASSET-2 (PBGC CLAIMS AGAINST NO ASSET DEBTORS)             CLASS NO ASSET-2 IS IMPAIRED UNDER THE PLAN.  Each
                                                              Holder of an Allowed Class No Asset-2 Claim is
All Claims of the PBGC against any No Asset Debtor.           entitled to vote to accept or reject the Plan.

Estimated Amount of Allowed Class No Asset-2 Claims: $2.1     On, or as soon as reasonably practicable after, the
billion                                                       Distribution Date, each holder of an Allowed Class No
                                                              Asset-2 Claim shall receive, in full satisfaction,
                                                              settlement, release, and discharge of, and in
                                                              exchange for, such Allowed Class No Asset-2 Claim,
                                                              the distributions set forth in Section2.11 of the
                                                              Plan.  See Article VIII.B.11 of the Disclosure
                                                              Statement.

                                                              Estimated Percentage Recovery: 0.3%
------------------------------------------------------------- -------------------------------------------------------
NO ASSET-3 (INTERESTS IN A NO ASSET DEBTOR)                   CLASS NO ASSET-3 IS IMPAIRED UNDER THE PLAN.  Each
                                                              Holder of an Allowed Class No Asset-3 Interest is
The rights and interests of the holder of any equity          conclusively presumed to have rejected the Plan and
security in any No Asset Debtor.                              is not entitled to vote to accept or reject the Plan.

                                                              The holders of ClassNo Asset-3 Interests shall
                                                              neither receive any distributions nor retain any
                                                              property under the Plan.  On the later of the
                                                              Effective Date and completion of the dissolution of
                                                              the No Asset Debtors as set forth in Section 4.4 of
                                                              the Plan, all Interests in each of the No Asset
                                                              Debtors shall be deemed cancelled or extinguished.

                                                              Estimated Percentage Recovery: 0%
------------------------------------------------------------- -------------------------------------------------------

         THE DEBTORS, THE CREDITORS' COMMITTEE, AND THE BONDHOLDERS' COMMITTEE BELIEVE THAT THE PLAN PROVIDES THE BEST RECOVERIES POSSIBLE FOR THE HOLDERS OF CLAIMS AGAINST EACH OF THE DEBTORS AND THUS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

                                                     TABLE OF CONTENTS

                                                                                                                 PAGE

I.       INTRODUCTION                                                                                             1

II. PLAN VOTING INSTRUCTIONS AND PROCEDURES                                                                       2
         A.   Notice to Holders of Claims and Interests                                                           2
         B.   Holders of Claims Entitled to Vote                                                                  3
         C.   Solicitation Package                                                                                4
         D.   Voting Procedures, Ballots and Voting Deadline                                                      4
         E.   Confirmation Hearing and Deadline for Objections to Confirmation                                    5

III. HISTORY, OPERATIONS, AND STRUCTURE OF THE DEBTORS                                                            6
         A.   Introductory Note                                                                                   6
         B.   The Debtors                                                                                         6
         C.   Ownership History                                                                                   7
         D.   Facilities                                                                                          8
              1.  The Granite City Division                                                                       8
              2.  Great Lakes Operations                                                                          8
              3.  Midwest Operations                                                                              9
              4.  Other Information With Respect to The Company's Properties                                      9
         E.   Customers                                                                                          10
         F.   NKK: Majority Owner                                                                                10
         G.   Subsidiaries                                                                                       11
              1.  National Steel Pellet Company                                                                  11
              2.  ProCoil Corporation                                                                            11
         H.   Certain Joint Ventures & Non-Debtor Operations                                                     11
              1.  DNN Galvanizing Limited Partnership                                                            11
              2.  Double G Coatings, L.P.                                                                        12
              3.  National Robinson LLC.                                                                         12
         I. Employees                                                                                            12
         J. Financial Results                                                                                    14

IV.      PREPETITION CAPITAL STRUCTURE OF THE DEBTORS                                                            15
         A. The Revolving Credit Facilities                                                                      15
              1. The Prepetition Credit Agreement                                                                15
              2. The NUF Credit Agreement                                                                        15
         B. The First Mortgage Bonds                                                                             15
         C. The Project Financings                                                                               16
              1. Granite City Division Continuous Caster and the Great Lakes Division #5 Pickle Line             16
              2. Great Lakes Division Continuous Caster                                                          17
              3. Great Lakes EGL Facility                                                                        17
              4. Granite City Coke Oven Battery "B"                                                              17
         D.   Equity                                                                                             17
              1. Class A Common Stock                                                                            17
              2. Class B Common Stock                                                                            18

                                                        xxiii

V. CORPORATE STRUCTURE OF THE DEBTORS                                                                            18
         A.   Current Corporate Structure                                                                        18
         B.   Board of Directors                                                                                 18

VI. EVENTS LEADING TO COMMENCEMENT OF THE CHAPTER 11 CASES                                                       19
         A.   Competition                                                                                        20
         B.   Legacy Costs                                                                                       21
         C.   Chapter 11 Filings Necessary                                                                       21

VII. CHAPTER 11 CASES                                                                                            21
         A.   Continuation of Business; Stay of Litigation                                                       21
         B.   First Day Orders                                                                                   21
         C.   Debtor in Possession Financing                                                                     22
         D.   Appointment of Creditors' Committee                                                                23
         E.   Formation of the Bondholders' Committee                                                            24
         F.   Other Material Relief Obtained During the Chapter 11 Cases                                         24
              1. Retention of Debtors' Professionals                                                             24
              2. Employee Retention Program                                                                      24
              3. Extension of Time to Assume or Reject Leases                                                    25
              4. Extension of Exclusive Periods                                                                  25
              5. Adequate Protection Stipulations                                                                25
              6. Settlement and Treatment of Claim of St. Paul Fire & Marine Insurance Company On Account
                 of Provision of Surety Credit                                                                   26
              7.  Settlement and Treatment of Claims Asserted by United Steelworkers of America and AFL-CIO      27
              8.  Creation of 1114 Retiree Committee and Settlement with Retiree Committee                       27
         G.   Summary of Claims Process and Bar Date                                                             28
              1.  Schedules and Statements of Financial Affairs                                                  28
              2.  Claims Bar Date and Proofs of Claim                                                            28
         H.   The Sale                                                                                           29
              1.  Factors Leading to Sale                                                                        29
              2.  Marketing Efforts Leading to the Agreement                                                     29
              3.  Entry into Initial Agreement with US Steel                                                     30
              4.  AK Steel Becomes the Stalking Horse                                                            31
              5.  US Steel Wins the Auction                                                                      31
              6.  Intercreditor Settlement and PBGC Settlement                                                   32
              7.  Bankruptcy Court Approval of US Steel as Successful Bidder                                     32

VIII. SUMMARY OF THE PLAN OF LIQUIDATION                                                                         33
         A.   Purpose and Effect of the Plan                                                                     33
         B.   Classification and Treatment of Claims and Interests                                               33
              1.  Unclassified Claims.                                                                           34
              2.  Classification of Claims and Interests                                                         35
              3.  Allocation of Funds to Various Creditor Pools                                                  37
              4.  Treatment of Claims against and Interests in NSC.                                              37
              5.  Treatment of Claims against and Interests in NS Pellet.                                        39

                                                        xxiv

              6.  Treatment of Claims against and Interests in ProCoil.                                          41
              7.  Treatment of Claims against and Interests in each of the respective Inactive Debtors.          43
              8.  Treatment of Claims against and Interests in each of the respective No Asset Debtors.          44
              9.  Special Provision Regarding First Mortgage Bonds                                               45
              10. Mitsubishi/Marubeni Claims                                                                     45
              11. PBGC Claims                                                                                    45
              12. Initial Unsecured Creditor Funding                                                             46
              13. Intercompany Settlement                                                                        46
              14. Reservation of Rights Regarding Claims                                                         47
              15. Third Party Claims                                                                             47
         C.   Acceptance or Rejection of the Plan                                                                47
              1.  Impaired Classes of Claims and Interests Entitled to Vote                                      47
              2.  Acceptance by an Impaired Class                                                                47
              3.  Presumed Acceptances by Unimpaired Classes                                                     47
              4.  Classes Deemed to Reject Plan                                                                  47
              5.  Summary of Classes Voting on the Plan                                                          48
              6.  Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code                                48
         D.   Means for Implementation of the Plan                                                               48
              1.  US Steel Sale                                                                                  48
              2.  Sources for Plan Distributions                                                                 48
              3.  Continued Corporate Existence; Vesting of Assets                                               48
              4.  Dissolution of the Inactive Debtors and the No Asset Debtors                                   49
              5.  Cancellation of Old Securities and Related Agreements.                                         49
              6.  Certificates of Incorporation and By-laws                                                      50
              7.  Restructuring Transactions                                                                     50
              8.  Compensation and Benefit Programs                                                              50
              9.  Directors and Officers of Reorganized Debtors                                                  51
              10. Creditors' Committee and Unsecured Creditors Representative.                                   51
              11. Plan Monitor                                                                                   52
              12. The Plan Administrator.                                                                        53
              13. Preservation of Rights of Action; NKK Litigation Trust                                         57
              14. Effectuating Documents; Further Transactions                                                   58
              15. Section 1146 Exemption From Certain Transfer Taxes                                             58
              16. Releases and Related Matters.                                                                  58
         E.   Treatment of Executory Contracts and Unexpired Leases                                              59
              1.  Rejected Contracts and Leases                                                                  59
              2.  Rejection Damages Bar Date                                                                     59
         F.   Provisions Governing Distributions                                                                 59
              1.  Distributions for Claims Allowed as of the Effective Date                                      59
              2.  Interest on Claims                                                                             60
              3.  Distributions by Disbursing Agent.                                                             60
              4.  Record Date for Distributions to Bond Holders                                                  61
              5.  Means of Cash Payment                                                                          61
              6.  Delivery of Distributions.                                                                     61

                                                         xxv

              7.  Surrender of Securities and Instruments.                                                       62
              8.  Withholding and Reporting Requirements                                                         63
              9.  Setoffs                                                                                        63
         G.   Procedures for Resolving Disputed, Contingent, and Unliquidated
              Claims and Distributions with Respect Thereto                                                      63
              1.  Prosecution of Objections to Claims.                                                           63
              2.  Treatment of Disputed Claims                                                                   64
              3.  Disputed Claims Reserves                                                                       64
              4.  Distributions on Account of Disputed Claims once they are Allowed and Additional
                  Distributions on Account of Previously Allowed Claims                                          64
         H.   Conditions Precedent To Confirmation and Consummation of the Plan                                  64
              1.  Conditions to Confirmation                                                                     64
              2.  Conditions to Effective Date                                                                   65
              3.  Waiver of Conditions                                                                           65
         I. Retention of Jurisdiction                                                                            65
         J. MISCELLANEOUS PROVISIONS                                                                             67
              1.  Professional Fee Claims                                                                        67
              2.  Administrative Claims Bar Date                                                                 67
              3.  Payment of Statutory Fees                                                                      68
              4.  Modifications and Amendments.                                                                  68
              5.  Severability of Plan Provisions                                                                68
              6.  Conflicts                                                                                      68
              7.  Successors and Assigns                                                                         69
              8.  Compromises and Settlements After Confirmation                                                 69
              9.  Releases and Satisfaction of Subordination and Other Rights                                    69
              10. Discharge of the Debtors                                                                       69
              11. Injunction                                                                                     69
              12. Exculpation and Limitation of Liability.                                                       70
              13. Binding Effect                                                                                 70
              14. Effect of Non-Consummation                                                                     70
              15. Term of Injunctions or Stays                                                                   71

IX. CERTAIN FACTORS TO BE CONSIDERED                                                                             71
         A.   General Considerations                                                                             71
         B.   Certain Bankruptcy Considerations                                                                  71
         C.   Administrative Claims                                                                              71
         D.   Environmental Matters                                                                              73
         E.   Matters Relating to the Bonds                                                                      73

X. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN                                                      73
         A.   Certain Material United States Federal Income Tax Consequences of the Plan                         73
         B.   Certain Material United Stated Federal Income Tax Consequences to the Debtors.                     74
         C.   Certain Material United States Federal Income Tax Consequences to Holders of Claims.               74

                                                        xxvi

              1.  General                                                                                        74
              2.  Market Discount                                                                                76
              3.  Allocation Between Principal and Interest                                                      76
              4.  Information Reporting and Backup Withholding                                                   76
              5.  Importance of Obtaining Professional Tax Assistance                                            77

XI. FEASIBILITY OF THE PLAN AND BEST INTERESTS OF CREDITORS                                                      77
         A.   Feasibility of the Plan                                                                            77
         B.   Acceptance of the Plan                                                                             77
         C.   Best Interests Test                                                                                78
         D.   Liquidation Analysis                                                                               78
         E.   Application of the "Best Interests" of Creditors Test to the Liquidation Analysis and the Plan     79
         F.   Confirmation Without Acceptance of All Impaired Classes: The "Cramdown" Alternative                79

XII. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN                                                   80
         A.   Alternative Plan(s) of Liquidation                                                                 80
         B.   Liquidation under Chapter 7                                                                        80

XIII. THE SOLICITATION AND VOTING PROCEDURE                                                                      81
         A.   Parties in Interest Entitled to Vote                                                               81
         B.   Classes Impaired under the Plan                                                                    81
         C.   Waivers of Defects, Irregularities, Etc.                                                           81
         D.   Withdrawal of Ballots; Revocation                                                                  82
         E.   Further Information; Additional Copies                                                             82
         F.   Internet Access to Bankruptcy Court Documents                                                      83

XIV.     RECOMMENDATION AND CONCLUSION                                                                           83



                                                        xxvii

                                  APPENDICES

         A.       First Amended Joint Plan of Liquidation

         B.       Listing of Debtors, Case Numbers and Organizational Chart

         C.       Liquidation Analysis

                                    xxviii

83

         DISCLOSURE STATEMENT WITH RESPECT TO FIRST AMENDED JOINT PLAN
                 OF LIQUIDATION OF NATIONAL STEEL CORPORATION
              AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION

                                I. INTRODUCTION

         National Steel Corporation ("National Steel") and certain of its direct and indirect subsidiaries ("Subsidiaries") that are also debtors and debtors in possession in the above-referenced bankruptcy cases (collectively, the "Debtors" or the "Company") submit this disclosure statement (the "Disclosure Statement") pursuant to section 1125 of the Bankruptcy Code, for use in the solicitation of votes on the First Amended Joint Plan of Liquidation of National Steel Corporation and Its Affiliated Debtors and Debtors in Possession (the "Plan"), dated as of August 20, 2003 and filed with the United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court"). A copy of the Plan is annexed as Exhibit A of this Disclosure Statement.

         This Disclosure Statement sets forth certain information regarding the Debtors' prepetition operating and financial history, the need to seek Chapter 11 protection, significant events that have occurred during the Chapter 11 Cases, the Sale of Debtors' operating assets to US Steel and the anticipated liquidation of the Debtors. This Disclosure Statement also describes terms and provisions of the Plan, certain effects of confirmation of the Plan, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Claims entitled to vote under the Plan must follow for their votes to be counted.

         Except as otherwise provided herein, capitalized terms not otherwise defined in this Disclosure Statement have the meanings ascribed to them in the Plan. Unless otherwise noted herein, all dollar amounts provided in this Disclosure Statement and in the Plan are given in United States dollars.

         FOR A DESCRIPTION OF THE PLAN AND VARIOUS RISKS AND OTHER FACTORS PERTAINING TO THE PLAN AS IT RELATES TO CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, PLEASE SEE ARTICLES VIII AND IX.

         THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, CERTAIN DOCUMENTS RELATED TO THE PLAN, CERTAIN EVENTS IN THE CHAPTER 11 CASES AND CERTAIN FINANCIAL INFORMATION. ALTHOUGH THE DEBTORS BELIEVE THAT SUCH SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH DOCUMENTS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS' MANAGEMENT, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS DO NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

         THE DEBTORS, THE CREDITORS' COMMITTEE, AND THE BONDHOLDERS' COMMITTEE BELIEVE THAT THE PLAN WILL ENABLE THE DEBTORS TO ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND THE HOLDERS OF ALL CLAIMS. ACCORDINGLY, THE DEBTORS, THE CREDITORS' COMMITTEE, AND THE BONDHOLDERS' COMMITTEE URGE HOLDERS OF CLAIMS TO VOTE TO ACCEPT THE PLAN.

         FOR FURTHER INFORMATION AND INSTRUCTION ON VOTING TO ACCEPT OR REJECT THE PLAN, SEE ARTICLE XIII OF THE DISCLOSURE STATEMENT, ENTITLED "THE SOLICITATION; VOTING PROCEDURE."

                  II. PLAN VOTING INSTRUCTIONS AND PROCEDURES

A.       NOTICE TO HOLDERS OF CLAIMS AND INTERESTS

         This Disclosure Statement will be transmitted to holders of Claims that are entitled under the Bankruptcy Code to vote on the Plan. A discussion and listing of those holders of Claims that are entitled to vote on the Plan and those holders of Claims that are not entitled to vote on the Plan is provided herein. The purpose of this Disclosure Statement is to provide adequate information to enable such Claim holders to make a reasonably informed decision with respect to the Plan prior to exercising their right to vote to accept or reject the Plan.

         The Bankruptcy Court has been asked to approve this Disclosure Statement as containing information of a kind and in sufficient and adequate detail to enable such Claim holders to make an informed judgment with respect to acceptance or rejection of the Plan. THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT (WHEN SUCH APPROVAL IS OBTAINED) DOES NOT CONSTITUTE EITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN, OR AN ENDORSEMENT OF THE PLAN BY THE BANKRUPTCY COURT.

         ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND ITS APPENDICES CAREFULLY AND IN THEIR ENTIRETY BEFORE DECIDING TO VOTE EITHER TO ACCEPT OR TO REJECT THE PLAN. This Disclosure Statement contains important information about the Plan, considerations pertinent to acceptance or rejection of the Plan, and developments concerning the Chapter 11 Cases.

         THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN. No solicitation of votes may be made except after distribution of this Disclosure Statement, and no person has been authorized to distribute any information concerning the Debtors other than the information contained herein.

         CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD LOOKING AND CONTAINS ESTIMATES AND ASSUMPTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL, FUTURE RESULTS. Except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Disclosure Statement. The Debtors do not anticipate that any amendments or supplements to this Disclosure Statement will be distributed to reflect such occurrences. Accordingly, the delivery of this Disclosure Statement shall not under any circumstance imply that the information herein is correct or complete as of any time subsequent to the date hereof.

         EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTING FIRM AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

B.       HOLDERS OF CLAIMS ENTITLED TO VOTE

         Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired and that are in a class that will receive a distribution under a proposed chapter 11 plan are entitled to vote to accept or reject a proposed chapter 11 plan. Classes of claims or equity interests in which the holders of claims or equity interests are unimpaired under a chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan. Classes of claims or interests that receive no distribution on account of their claims or interests are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan. Under the Plan, only holders of Claims in the Classes listed below are entitled to vote on the Plan.

      --------------------- --------------------------------------------------
             NSC-3                 PBGC Claims against National Steel

      --------------------- --------------------------------------------------
             NSC-4                             Bond Claims
      --------------------- --------------------------------------------------
             NSC-5                     Mitsubishi/Marubeni Claims

      --------------------- --------------------------------------------------
             NSC-6           General Unsecured Claims against National Steel

      --------------------- --------------------------------------------------
             NSP-3                    PBGC Claims against NS Pellet
      --------------------- --------------------------------------------------
             NSP-4             General Unsecured Claims against NS Pellet

      --------------------- --------------------------------------------------
             PRO-3                     PBGC Claims against ProCoil

      --------------------- --------------------------------------------------
             PRO-4              General Unsecured Claims against ProCoil

      --------------------- --------------------------------------------------
          Inactive-1            All Claims against each of the respective
                               Inactive Debtors, other than Administrative
                              Claims, Priority Tax Claims, and PBGC Claims

      --------------------- --------------------------------------------------

          Inactive-2           PBGC Claims against each of the respective
                                            Inactive Debtors

      --------------------- --------------------------------------------------
          No Asset-2          PBGC Claims against each of the respective No
                                              Asset Debtors

      --------------------- --------------------------------------------------

         The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. Acceptance of a plan by a class of interests requires acceptance by at least two-thirds of the number of shares in such class that cast ballots for acceptance or rejection of the plan. For a more detailed description of the requirements for confirmation of the Plan, see Article VIII.B.6 of this Disclosure Statement entitled, "Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code"

         Section 1129(b) of the Bankruptcy Code permits the confirmation of a plan notwithstanding the non-acceptance of a plan by one or more impaired classes of claims or interests. Under that section, a plan may be confirmed by a bankruptcy court if it does not "discriminate unfairly" and is "fair and equitable" with respect to each non-accepting class. For a more detailed description of the requirements for confirmation of a non-consensual plan, see
Article X.F of this Disclosure Statement entitled, "Confirmation Without Acceptance of All Impaired Classes: the `Cramdown' Alternative."

C.       SOLICITATION PACKAGE

         Accompanying this Disclosure Statement are copies of (1) the Plan;
(2) the notice of, among other things, the time for submitting Ballots to accept or reject the Plan, the date, time and place of the hearing to consider confirmation of the Plan and related matters and the time for filing objections to confirmation of the Plan (the "Confirmation Hearing Notice"); and (3) if you are the holder of Claim(s) entitled to vote on the Plan, one or more Ballots (and return envelopes) to be used by you in voting to accept or reject the Plan.

D.       VOTING PROCEDURES, BALLOTS AND VOTING DEADLINE

         If you are entitled to vote to accept or reject the Plan, a Ballot is enclosed for the purpose of voting on the Plan. If you hold Claims in more than one (1) Class and you are entitled to vote Claims in more than one (1) Class, you will receive separate Ballots that must be used for each separate Class of Claims. After carefully reviewing the Plan, this Disclosure Statement and the detailed instructions accompanying your Ballot, please indicate your acceptance or rejection of the Plan by voting in favor of or against the Plan on the enclosed Ballot. You must complete and sign your original Ballot (copies will not be accepted) and return it in the envelope provided.

         Each Ballot has been coded to reflect the Class of Claims it represents. Accordingly, in voting to accept or reject the Plan, you must use only the coded Ballot or Ballots sent to you with this Disclosure Statement.

         IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE BALLOT AND RECEIVED NO LATER THAN OCTOBER 15, 2003 AT 4:00 P.M. (CENTRAL
TIME) (THE "VOTING DEADLINE") BY LOGAN AND COMPANY (THE "VOTING AGENT"). DO NOT RETURN ANY STOCK CERTIFICATES OR DEBT INSTRUMENTS WITH YOUR BALLOT.

         If you have any questions about (1) the procedure for voting your Claim or with respect to the packet of materials that you have received or (2) the amount of your Claim, or if you wish to obtain, at your own expense, unless otherwise specifically required by Federal Rule of Bankruptcy Procedure 3017(d), an additional copy of the Plan, this Disclosure Statement or any appendices or exhibits to such documents, please contact:

                          National Steel Corporation
                             c/o Logan and Company
                             546 Upper Valley Road
                           Upper Montclair, NJ 07043
                          (973) 509-3190 (telephone)
                          (973) 509-3191 (facsimile)

E.       CONFIRMATION HEARING AND DEADLINE FOR OBJECTIONS TO CONFIRMATION

         Pursuant to section 1128 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3017(c), the Confirmation Hearing will be held on October 23, 2003 at 8:30 a.m. (Central Time) before the Honorable John H. Squires, United States Bankruptcy Judge, at the Everett McKinley Dirksen Courthouse, Courtroom 680, 219 South Dearborn Street, Chicago, Illinois 60604. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be filed with the Clerk of the Bankruptcy Court and served so that they are received on or before October 3, 2003, at 4:00 p.m. (Central Time) as follows:

Counsel for the Debtors

Piper Rudnick (Illinois)                                     Skadden, Arps, Slate, Meagher &
203 North LaSalle Street, Suite 1800                         Flom (Illinois)
Chicago, Illinois 60601                                      333 West Wacker Drive
Attn:    Mark A. Berkoff, Esq.                               Chicago, Illinois  60606-1285
         Steven J. Christenholz, Esq.                        Attn:    Timothy R. Pohl, Esq.
                                                                         Gary P. Cullen, Esq.

                                       5

United States Trustee

The Office of the United States Trustee                      Reed Smith
227 W. Monroe Street, Suite 3350                             435 Sixth Ave.
Chicago, IL  60606                                           Pittsburgh, PA  15219
Attn:    Stephen G. Wolfe, Esq.                              Attn:    Paul Singer, Esq.

Counsel for the Bondholders' Committee                                   and

Shaw, Gussis Fishman Glantz Wolfson & Towbin, LLC            Reed Smith
321 N. Clark Street                                          1650 Market Street
Suite 800                                                    One Liberty Place, 25th Floor
Chicago, IL 60610                                            Philadelphia, PA  19103
Attn: Steven B. Towbin, Esq.                                 Attn:     Claudia Springer, Esq.

Counsel to Marubeni                                          Counsel to Mitsubishi

Paul, Weiss, Rifkand, Wharton & Garrison                     Milbank, Tweed, Hadley & McCloy LLP
1285 Avenue of the Americas                                  1 Chase Manhattan Plaza
New York, NY 10019-6064                                      New York, NY 10005-1413
Attn: Stephen J. Shimshak, Esq.                              Attn: Allan S. Brilliant, Esq.



            III. HISTORY, OPERATIONS, AND STRUCTURE OF THE DEBTORS

A.       INTRODUCTORY NOTE

         As detailed more fully herein, on April 21, 2003, the Bankruptcy Court approved the sale of substantially all of the Debtors' assets to US Steel for approximately $1.05 billion, consisting of approximately $850 million in cash and the assumption of approximately $200 million (the "Sale") of liabilities. The Sale closed on May 20, 2003. Though the Sale effectively ended Debtors' operations as steel-producing entities, a description of Debtors' history, structure, and business practices is provided to help understand and analyze the Plan.

B.       THE DEBTORS

         The Debtors consist of forty-two (42) separate companies. National Steel is the parent company, and the other forty-one (41) Debtors are subsidiaries of National Steel. A list of the Debtors' and their respective case numbers along with a corporate structure chart is attached hereto as Exhibit B. By order of the Bankruptcy Court, the Debtors' cases were procedurally consolidated for administrative purposes.

C.       OWNERSHIP HISTORY

         National Steel was formed through the merger of Great Lakes Steel Corporation, Weirton Steel Corporation and Hanna Iron Ore Company and was incorporated in Delaware on November 7, 1929. Its initial production and manufacturing facilities were located in Michigan, which still exist today ("Great Lakes"). Since incorporation, the major events impacting ownership are as follows:

o In 1961, the Company built a finishing facility, now the Midwest Operations ("Midwest"), in Portage, Indiana.

o In 1971, the Company purchased Granite City Steel Corporation, now the "Granite City Division."

o On September 13, 1983, the Company became a wholly-owned subsidiary of National Intergroup, Inc. (which subsequently changed its name to FoxMeyer Health Corporation and then to Avatex Corporation and is hereinafter referred to as "Avatex").

o On January 11, 1984, the Company sold the principal assets of its Weirton Steel Division and retained certain liabilities related thereto.

o On August 31, 1984, NKK Corporation (collectively with its subsidiaries, "NKK") purchased a 50% equity interest in the Company from Avatex. In connection with this purchase, Avatex agreed to indemnify the Company for (1) certain environmental liabilities related to its former Weirton Steel Division and its subsidiary, Hanna Furnace Corporation and
     (2) certain pension and employee benefit liabilities related to the Weirton Steel Division (together, the "Indemnification Obligations").

o On June 26, 1990, NKK purchased an additional 20% equity interest in the Company from Avatex. In connection with this purchase, Avatex was issued shares of the Company's Series B Redeemable Preferred Stock and NKK was issued shares of the Company's Series A Preferred Stock.

o In April 1993, the Company completed an initial public offering of the Company's Class B Common Stock.

o In October 1993, Avatex converted all of its shares of Class A Common Stock to an equal number of shares of Class B Common Stock and subsequently sold substantially all of its shares of Class B Common Stock in the market in January 1994, resulting in NKK owning a 75.6% voting interest at December 31, 1994.

o On February 1, 1995, the Company completed a primary offering of 6.9 million shares of Class B Common Stock. Subsequent to that transaction, NKK's voting interest decreased to 67.6%.

o In November 1997, the Company entered into an agreement with Avatex to redeem all of the Series B Redeemable Preferred Stock held by Avatex and to release Avatex from the Indemnification Obligations.

o In December 1997, the Company completed the redemption of the Series A Preferred Stock held by NKK for a redemption price of $36.7 million, plus accrued dividends of approximately $0.6 million. Following this transaction, and the settlement with Avatex described above, the Company no longer had any preferred stock outstanding.

o In 1998 and 1999, the Company repurchased 2.0 million shares of Class B common stock for $16.3 million. Subsequent to the repurchase of these shares, NKK's voting interest increased to 69.7%.

D.       FACILITIES

         Until the Sale, National Steel's primary manufacturing and processing facilities consisted of two integrated steel plants and one finishing facility. The two integrated steel plants are located in: (1) Granite City, Illinois ("Granite City"), and (2) Ecorse and River Rouge, Michigan ("Great Lakes"). The finishing facility is located in Portage, Indiana ("Midwest"). Great Lakes and Midwest operated as the "Regional Division," a single business enterprise, in order to improve the planning and coordination of production at both plants. National Steel's principal executive offices are located at 4100 Edison Lakes Parkway, Mishawaka, Indiana.

1.       THE GRANITE CITY DIVISION

         The Granite City Division, located in Granite City, Illinois, has an annual hot-rolled band production capacity of approximately 3.2 million tons. All steel at Granite City is continuous cast. Granite City also uses ladle metallurgy to refine the steel chemistry to enable it to meet the exacting specifications of its customers. Granite City's ironmaking facilities consist of two coke batteries and two blast furnaces. Finishing facilities include an 80-inch hot strip mill, a hot-rolled coil processing line, a continuous pickler, a tandem mill and two hot dip galvanizing lines. Granite City ships approximately 10% of its total production to Midwest for finishing. Principal products of the Granite City Division include hot-rolled, hot-dipped galvanized and Galvalume (R) steel, grain bin and high strength, low alloy steels.

         The Granite City Division is located on 1,540 acres and employs approximately 2,700 people. The Division's proximity to the Mississippi River and other interstate transit systems, both rail and highway, provides easy accessibility for receiving raw materials and supplying finished steel products to customers.

2.       GREAT LAKES OPERATIONS

         Great Lakes, located in Ecorse and River Rouge, Michigan, is an integrated facility engaged in steelmaking primarily for use in the automotive market with an annual hot-rolled band production capacity of approximately 4.3 million tons. All steel at this location is continuous cast. Great Lakes ironmaking facilities consist of three blast furnaces and a rebuilt 85-oven coke battery which was sold in 1997 to a subsidiary of DTE Energy Company, which

National Steel then leased. Great Lakes also operates two basic oxygen process vessels, a vacuum degasser and a ladle metallurgy station. Finishing facilities include a hot strip mill, a skinpass mill, a high speed pickle line, a tandem mill, a batch annealing station, a temper mill, one customer service line and an electrolytic galvanizing line. Additionally, a new automotive hot dip galvanizing line began production during the second quarter of 2000. Great Lakes ships approximately 54% of its production to Midwest and to joint venture coating operations for value-added processing. Principal products include hot-rolled, cold-rolled, electrolytic galvanized, hot dip galvanized, and high strength, low alloy steels.

         Great Lakes is located on 650 acres and employs approximately 3,100 people. The facility is strategically located with easy access to water, rail and highway transit systems for receiving raw materials and supplying finished steel products to customers.

3.       MIDWEST OPERATIONS

         Midwest, located in Portage, Indiana, finishes hot-rolled bands produced at Great Lakes and Granite City primarily for use in the automotive, construction and container markets. All of the processes performed at Midwest helped enhance the Company's profitability by turning commodity grades of hot-rolled steel into higher value-added products. Midwest facilities include a continuous pickling line, two cold reduction mills and three continuous galvanizing lines (a 48 inch wide line which can produce galvanized or Galvalume (R) steel products and which services the construction market, a 72 inch wide line which services the automotive market and a Galvalume (R) line which services the construction market). Additionally, Midwest includes finishing facilities for cold-rolled products consisting of a batch annealing station, a sheet temper mill and a continuous stretcher leveling line. The facility also includes an electrolytic cleaning line, a continuous annealing line, two tin temper mills, two tin recoil lines, an electrolytic tinning line and a chrome line, all of which service the container market. Principal products include tin mill products, hot-dipped galvanized and Galvalume (R) steel, cold-rolled and electrical lamination steels.

         Midwest is located on 650 acres and employs approximately 1,300 people. Its location provides excellent access to rail, water and highway transit systems for receiving raw materials and supplying finished steel products to customers.

4.       OTHER INFORMATION WITH RESPECT TO THE COMPANY'S PROPERTIES

         In addition to the properties described above, the Company owned its corporate headquarters facility in Mishawaka, Indiana. The Company's steel production facilities described above were owned in fee by the Company except for:

      o A continuous caster and related ladle metallurgy facility which services Great Lakes;
      o  An electrolytic galvanizing line, which services Great Lakes; and
      o  One of the two coke batteries, which services the Granite City
         Division.

         Each of these facilities is owned by third parties and was leased to the Company pursuant to the terms of operating leases. The coke battery lease, the electrolytic galvanizing line lease, and the continuous caster and related metallurgy facility lease are scheduled to expire by their terms in 2004, 2005 and 2008, respectively. Upon expiration, the Company had the option to extend the respective lease or purchase the facility at fair market value, or return the facility to the third party owner. As described further below, US Steel assumed these leases as part of the Sale.

         Substantially all of the land (excluding certain unimproved land), buildings and equipment (excluding, generally, mobile equipment) that was owned in fee by the Company at the Granite City Division and the Regional Division was subject to a lien securing the First Mortgage Bonds. Included among the items that were not subject to this lien were a vacuum degassing facility and a pickle line that serviced Great Lakes and a continuous caster facility which serviced the Granite City Division. However, the pickle line and continuous caster facility were subject to a mortgage granted to Mitsubishi and Marubeni, which financed the construction of the facilities. The Company had also agreed to grant to the Voluntary Employees Benefit Association Trust ("VEBA Trust") a second mortgage on that portion of the property that was covered by the lien securing the First Mortgage Bonds and that is located at Great Lakes. The VEBA Trust was established in connection with the 1993 Settlement Agreement with the USWA for the purpose of prefunding certain postretirement employee benefit obligations for USWA represented employees.

E.       CUSTOMERS

         Automotive. The Company was a major supplier of hot and cold-rolled steel and higher value-added galvanized coils to the automotive industry. The Company's steel has been used in a variety of automotive applications including exposed and unexposed panels, wheels and bumpers.

         Construction. The Company was also a leading supplier of steel to the construction market. Roof and building panels are the principal applications for galvanized and Galvalume (R) steel in this market, and steel framing is growing in popularity with contractors.

         Container. The Company produced chrome and tin plated steels to exacting tolerances of gauge, shape, surface flatness and cleanliness for the container industry. Tin and chrome plated steels are used to produce a wide variety of food and non-food containers.

         Pipe and Tube. The Company supplied the pipe and tube market with hot-rolled, cold-rolled and coated sheet. The Company was a key supplier to transmission pipeline, downhole casing and structural pipe producers.

         Service Centers. The Company supplied the service center market with hot-rolled, cold-rolled and coated sheet. Service centers generally purchase steel coils and may process them further or sell them directly to third parties without further processing.

F.       NKK: MAJORITY OWNER

         Since 1984, the Company has had an alliance with the Company's principal stockholder, NKK, one of the largest steel companies in Japan and in the world as measured by production. The Company's relationship materialized in a number of business contracts in such areas as engineering and construction, slab purchasing, employee transfers, research and development support, and financial support. All such contracts with NKK were unanimously approved by all directors of the Company who were not then, and never have been, employees of NKK.

         In September 28, 2001, NKK's subsidiary, NUF, LLC, provided the NUF Loan to National Steel.

         On September 27, 2002, NKK and Kawasaki Steel Corporation ("KSC"), another large steel company in Japan, jointly established JFE Holdings Incorporated ("JFE") and became wholly-owned subsidiaries of JFE by the "stock for stock" exchange method.

G.       SUBSIDIARIES

         As noted above, the forty-one Debtors other than National Steel are wholly owned Subsidiaries of National Steel. The most notable subsidiaries, in terms of substantive business activities, are NS Pellet and ProCoil.

1.       NATIONAL STEEL PELLET COMPANY

         NS Pellet is located on the western end of the Mesabi Iron Ore Range in Keewatin, Minnesota. NS Pellet mines, crushes, concentrates, and pelletizes low grade taconite ore into iron ore pellets. NS Pellet operations include two primary crushers, ten primary mills, five secondary mills, a concentrator and a pelletizer. The facility has a current annual effective iron ore pellet capacity of over five million gross tons and has a combination of rail and vessel access to National Steel's integrated steel mills. NS Pellet is located on 24,000 acres and, prior to the Sale, employed approximately 480 people.

2.       PROCOIL CORPORATION

         ProCoil is located in Canton, Michigan. ProCoil operates a steel processing facility which began operations in 1988 and a warehousing facility which began operations in 1993. ProCoil blanks, slits and cuts steel coils to desired specifications to service automotive market customers and provides laser welding services. In addition, ProCoil warehouses material to assist National Steel in providing just-in-time delivery to its automotive customers. ProCoil is located on 30 acres and, prior to the Sale, employed approximately 165 people.

H.       CERTAIN JOINT VENTURES & NON-DEBTOR OPERATIONS

1.       DNN GALVANIZING LIMITED PARTNERSHIP

         On August 13, 2002, upon obtaining approval from the Bankruptcy Court, affiliates of National Steel sold their 9.5% ownership interest in DNN Galvanizing Limited Partnership ("DNN") and their 50 Class B Shares of DNN Galvanizing Corporation (the "Processor") to affiliates of NKK, and received proceeds of $3.8 million. DNN owns a hot dip galvanizing line and related facilities in Southwestern Ontario, Canada (the "Facilities"), and the Processor, as general partner of DNN, operates the Facilities. Affiliates of Dofasco and of NKK own the remaining interests in DNN and in the Processor. The Facilities were built in 1991 and, prior to this transaction, were utilized by National Steel and its affiliates to process steel substrate to produce galvanized steel products pursuant to a Restated Toll Processing Agreement dated July

26, 1996, which in effect granted to National Steel and its affiliates the right to use half of the available line time at the Facilities.

         The transaction in August 2002 provided that National Steel and its affiliates would have the right to continued use of the Facilities through December 31, 2002, essentially on the same terms as those set forth in the Restated Toll Processing Agreement. In addition, the parties entered into a Line Access Agreement dated August 13, 2002, which granted to National Steel and its affiliates the right to use the Facilities during 2003 with the amount of such usage gradually phasing out during the course of 2003.

         Under the Line Access Agreement, National Steel and its affiliates had the right to elect not to use any line time in any month, and on March 21, 2003, National Steel and its affiliates notified the Processor that National Steel and its affiliates would not utilize any line time at the Facilities after May 31, 2003.

2.       DOUBLE G COATINGS, L.P.

         National Steel owned a 50% equity interest in Double G Coatings, L.P. ("Double G"), a 300,000 ton per year hot dip galvanizing and Galvalume(R) steel facility near Jackson, Mississippi. Bethlehem Steel Corporation owns the remaining 50%. The facility is capable of coating steel coils with zinc to produce a product known as galvanized steel and with a zinc and aluminum coating to produce a product known as Galvalume(R) steel. Double G primarily serves the metal buildings segment of the construction market in the south central United States. The joint venture commenced production in the second quarter of 1994 and reached full operating capacity in 1995. Debtors' steel substrate requirements were provided to Double G by Great Lakes and Granite City. On March 13, 2003, Bethlehem Steel Corporation announced that it had signed an asset purchase agreement to sell substantially all of its assets including its interest in the joint venture. The Debtors' equity interest in Double G was sold to US Steel as part of the US Steel Sale.

3.       NATIONAL ROBINSON LLC.

         In February 1998, National Steel entered into an agreement with Robinson Steel Co., Inc. to form a joint venture company, named National Robinson LLC. National Steel owned a 50% equity interest in National Robinson LLC. This company operates a temper mill, leveler and cut to length facility in Granite City, Illinois to produce high value added cut-to-length steel plates and sheets with superior quality, flatness and dimensional tolerances. National Robinson LLC processes approximately 200,000 tons of hot-rolled steel annually which is supplied by Granite City. On February 28, 2003 and pursuant to Bankruptcy Court approval, National Steel sold its 50% equity interest to Robinson Steel Co., Inc. for approximately $3.5 million in cash. In connection with that transaction, National Steel also agreed to terminate its steel supply agreement with National Robinson LLC.

I.       EMPLOYEES

         As of December 31, 2002, Debtors employed 8,229 people. Debtors had labor agreements with the USWA, the International Chemical Workers Council of the United Food and Commercial Workers (the "Chemical Workers Union"), and other labor organizations which collectively represented approximately 83% of the Company's employees. In 1999, the Company entered into labor agreements, which were to expire on or after July 31, 2004, with these various labor organizations. As discussed in Article VII.F below, in conjunction with the Sale, US Steel entered into new collective bargaining agreements with the USWA and the Chemical Workers Union, and National Steel's agreements with these unions were terminated.

         In conjunction with the Sale, substantially all of the Debtors' employees either became employed by US Steel or were terminated. As of the date hereof, the Debtors have 25 remaining employees (exclusive of employees working with the PBGC to administer the Debtors' terminated pension plans), who were selected to assist in completion of the wind-down of the Debtors' Estates. Such remaining employees are expected to remain in the Debtors' employ for different periods of time, depending on the tasks that they have been retained to perform.

J.       FINANCIAL RESULTS

         Below is a summary of selected historical financial data, as reported in Debtors' audited consolidated financial statements, dated February 5, 2003.

ITEM 6.   SELECTED FINANCIAL DATA

(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)                                   YEAR ENDED DECEMBER 31
                                                          ------------------------------------------------------------------
                                                             2002          2001         2000         1999          1998
                                                          ------------  -----------  -----------  -----------  -------------
STATEMENT OF OPERATIONS DATA
   Net sales............................................      $ 2,609      $ 2,492      $ 2,979      $ 2,954        $ 2,936
   Cost of products sold................................        2,476        2,649        2,792        2,671          2,579
   Depreciation ........................................          161          168          153          140            129
   Gross margin.........................................         (28)        (325)           34          143            228
   Selling, general and administrative expense..........          117          149          151          148            154
   Other items..........................................          (7)         (16)           --           --           (27)
   Income (loss) from operations........................        (135)        (455)        (114)          (3)            102
   Reorganization items.................................           51           --           --           --             --
   Financing costs, net.................................           25           67           37           28             11
   Income (loss) before income taxes, extraordinary
      Items and cumulative effect of accounting change..        (207)        (519)        (137)         (31)             93
   Extraordinary items..................................           --          (2)           --           --             --
   Cumulative effect of accounting change...............           --           17           --           --             --
   Net income (loss)....................................        (149)        (652)        (130)         (29)             89
   Net income (loss) applicable to common stock.........        (149)        (652)        (130)         (29)             89
   Basic per share data:
       Income (loss) before extraordinary items
           And cumulative effect of accounting change...       (3.60)      (16.16)       (3.14)       (0.69)           2.06
       Net income (loss)................................       (3.60)      (15.79)       (3.14)       (0.69)           2.06
   Diluted earnings (loss) per share applicable
       to common stock..................................       (3.60)      (15.79)       (3.14)       (0.69)           2.06
   Cash dividends paid per common share.................           --           --         0.21         0.28           0.28

                                                             2002          2001         2000         1999          1998
                                                          ------------  -----------  -----------  -----------  -------------
BALANCE SHEET DATA

   Cash and cash equivalents............................        $   2        $   1        $   2         $ 58          $ 138
   Working capital (deficit)............................          372         (78)          179          361            333
   Net property, plant and equipment....................        1,257        1,385        1,517        1,446          1,271
   Total assets.........................................        2,209        2,308        2,565        2,749          2,505
   Current maturities of long-term obligations..........           --           29           28           31             30
   Long-term obligations................................           --          810          523          556            286
   Liabilities subject to compromise....................        2,646           --           --           --             --
   Stockholders' equity (deficit).......................        (905)        (311)          718          853            852
                                                             2002          2001         2000         1999          1998
                                                          ------------  -----------  -----------               -------------
OTHER DATA

   Shipments (net tons, in thousands)...................        5,319        5,904        6,254        6,110          5,587
   Raw steel production (net tons, in thousands)........        5,755        5,993        6,138        6,250          6,087
   Effective capacity utilization.......................          87%          90%          93%          97%            92%
   Number of employees (year end).......................        8,229        8,342        9,283        9,395          9,230
   Purchases of property, plant and equipment
    Including capitalized leases........................        $  39        $  52        $ 225        $ 332          $ 171
   Common shares outstanding
       at year end (in thousands).......................       41,288       41,288       41,288       41,288         42,178

               IV. PREPETITION CAPITAL STRUCTURE OF THE DEBTORS

         At the Petition Date, the Debtors had a complicated capital structure comprised of, among other things, multiple discrete secured loans and significant unsecured liabilities. A summary of each material liability is set forth below:

A.       THE REVOLVING CREDIT FACILITIES

1.       THE PREPETITION CREDIT AGREEMENT

         In 2001, National Steel entered into a certain Credit Agreement dated September 28, 2001 (as amended from time to time, the "Prepetition Credit Agreement") with the lenders signatory thereto and Citicorp USA, Inc. as administrative agent thereunder. NS Pellet, ProCoil and certain other Debtors were guarantors under the Prepetition Credit Agreement. The Prepetition Credit Agreement provided the Debtors with a $450 million revolving credit facility, availability under which was subject to a borrowing base determined by the value of eligible receivables and inventory, restrictions on concentrations of certain receivables and a liquidity reserve.

         The outstanding balance under the Prepetition Credit Agreement on the Petition Date was approximately $310 million. The Debtors' obligations under the Prepetition Credit Agreement were secured by a lien on, and security interest in, substantially all of the Debtors' personal property, including inventory and accounts receivable (except for those assets subject to the liens of the Project Financings discussed below). The Prepetition Credit Agreement was paid in full during the Chapter 11 Case.

2.       THE NUF CREDIT AGREEMENT

         During 2001, National Steel also entered into a certain Amended and Restated Subordinated Credit Agreement dated September 28, 2001 (as amended from time to time, the "NUF Credit Agreement") with NUF LLC as the lender thereunder. NUF LLC is a wholly owned subsidiary of NKK. NS Pellet, ProCoil and certain other Debtors are guarantors under the NUF Credit Agreement.

         The outstanding balance under the NUF Credit Agreement on the Petition Date was approximately $100 million, and total obligations outstanding thereunder as of August 1, 2003 (including postpetition interest) are approximately $106.9 million. The Debtors' obligations under the NUF Credit Agreement were secured by a junior lien on, and security interest in, the same property as the Prepetition Credit Agreement, subject and subordinate to the liens and security interests under the Prepetition Credit Agreement.

B.       THE FIRST MORTGAGE BONDS

         National Steel is the mortgagor under a certain Indenture of Mortgage and Deed of Trust dated May 1, 1952 (as amended and supplemented from time to time, the "Bond Indenture"). Pursuant to the Bond Indenture, certain of the Debtors are obligors under two outstanding series of public bonds: the 8-3/8% 2006 Series Bonds (the "8 3/8% Bonds") and the 9-7/8% 2009 Series D Bonds (the "9 7/8% Bonds") (collectively, the "First Mortgage Bonds").

         The outstanding indebtedness under the 8 3/8% Bonds as of the Petition Date was approximately $61.0 million. The outstanding indebtedness under the 9 7/8% Bonds as of the Petition Date was approximately $315.24 million. The Debtors' obligations under the First Mortgage Bonds were secured by a lien on substantially all of the Debtors' real property that was not otherwise subject to liens or other interests under the Project Financings. During the Chapter 11 Case, the holders of the First Mortgage Bonds collectively received $15.1 million in "adequate protection" payments (not including payments for professional fees), $4.4 million from the sale of certain collateral, and $231.78 million at the closing of the Sale. These amounts total approximately 67% of the Bond Claims (including accrued, but unpaid prepetition interest) as of the Petition Date.

C.       THE PROJECT FINANCINGS

         Certain of the Debtors' products were created with equipment and facilities which were constructed under separate financing vehicles (collectively, the "Project Financings"). The principal Project Financings were as follows:

1. GRANITE CITY DIVISION CONTINUOUS CASTER AND THE GREAT LAKES DIVISION #5 PICKLE LINE

         National Caster Acquisition Corporation, a Subsidiary Debtor, was the borrower under that certain Loan Agreement dated February 9, 1989 (the "GCD Caster Loan Agreement") with Mitsubishi and Marubeni and under the related Loan Notes dated December 30, 1990. This loan was the financing vehicle for and was secured by the No.2 Continuous Caster for National Steel's Granite City Division facility in Granite City, Illinois. National Steel was the guarantor under the GCD Caster Loan Agreement. As of the Petition Date, the outstanding indebtedness under the GCD Caster Loan Agreement was approximately $77.4 million.

         National Pickle Line Corporation, a Subsidiary Debtor, was the borrower under that certain Loan Agreement dated March 18, 1992 with Mitsubishi Corporation (the "Pickle Line Loan Agreement," and, together with the GCD Loan Agreement, the "M&M Secured Loans"). This loan was the financing vehicle for and was secured by the #5 Pickle Line for National Steel's Great Lakes Division facility in Ecorse, Michigan. National Steel was the guarantor under the Pickle Line Loan Agreement. As of the Petition Date, the outstanding indebtedness under the Pickle Line Loan Agreement was approximately $53.1 million.

         During the Chapter 11 Case, Mitsubishi and Marubeni received approximately $3.9 million in "adequate protection" payments (not including payments for professional fees) and $77.42 million at the closing of the Sale, all on account of the M&M Secured Loans. These amounts total approximately 62% of the M&M Secured Loan obligations (including accrued, but unpaid prepetition interest) as of the Petition Date.

2.       GREAT LAKES DIVISION CONTINUOUS CASTER

         National Acquisition Corporation, a Subsidiary Debtor, was the lessee under that certain Lease Agreement dated September 1, 1987 (the "GLD Caster Lease Agreement") with the Connecticut Bank and Trust Company, as lessor. The GLD Caster Lease Agreement was the financing vehicle for and was secured by the No. 2 Continuous Caster for National Steel's Great Lakes Division facility in Ecorse, Michigan. National Steel was the guarantor under the GLD Caster Lease Agreement. As of the Petition Date, the outstanding indebtedness under the GLD Caster Lease Agreement was approximately $135.8 million.

         In connection with the Sale, the GLD Caster Lease Agreement, as modified, was assumed and assigned to US Steel. The Debtors paid a $1.0 million cure payment in connection with such assumption and assignment.

3.       GREAT LAKES EGL FACILITY

         National Steel was the lessee under that certain Lease Agreement dated December 20, 1985 (the "GLD EGL Lease Agreement") with the Wilmington Trust Company, as owner and lessor. The GLD EGL Lease Agreement was the financing vehicle for and was secured by the Continuous Electrolytic Galvanizing Facility for National Steel's Great Lakes Division in Ecorse, Michigan. As of the Petition Date, the outstanding debt under the GLD EGL Lease Agreement was approximately $26 million.

         In connection with the Sale, the GLD EGL Lease Agreement was assumed and assigned, pursuant to section 365 of the Bankruptcy Code, to US Steel.

4.       GRANITE CITY COKE OVEN BATTERY "B"

         National Steel was the lessee under that certain Lease Agreement dated May 1, 1982 (the "Coke Battery "B" Lease Agreement") with the Connecticut Bank and Trust Company, as lessor. The Coke Battery "B" Lease Agreement was the financing vehicle for and was secured by the Coke Oven Battery "B" for National Steel's Granite City Division in Granite City, Illinois. As of the Petition Date, the outstanding debt under the Coke Battery "B" Lease Agreement was approximately $7.047 million.

         In connection with the Sale, the Coke Battery "B" Lease Agreement was assumed and assigned, pursuant to section 365 of the Bankruptcy Code, to US Steel.

D.       EQUITY

1.       CLASS A COMMON STOCK

         As of the Petition Date, National Steel had 30,000,000 shares of $0.01 par value Class A Common Stock authorized, of which 22,100,000 shares were issued and outstanding and owned by NKK U.S.A. Corporation, a wholly owned affiliate of NKK Corporation. Each share of Class A Common Stock is entitled to two votes. As a result of its ownership of the Class A Common Stock, NKK U.S.A. Corporation controls approximately 69.7% of the voting rights of all National Steel common stock. All such equity will be cancelled under the Plan.

2.       CLASS B COMMON STOCK

         As of the Petition Date, National Steel had 65,000,000 shares of $0.01 par value Class B Common Stock authorized, 21,188,240 shares issued and 19,188,240 outstanding net of 2,000,000 shares of Treasury Stock. All of the issued and outstanding shares of Class B Common Stock are publicly held and listed for trading on the New York Stock Exchange. Each share of Class B Common Stock is entitled to one vote. All such equity will be cancelled under the Plan.

                     V. CORPORATE STRUCTURE OF THE DEBTORS

A.       CURRENT CORPORATE STRUCTURE

         With certain limited exceptions, National Steel owns either directly or indirectly all or substantially all of the equity interests in each of its Subsidiaries. Appendix B to the Disclosure Statement lists each Subsidiary and the equity interests owned by National Steel.

B.       BOARD OF DIRECTORS

         The following persons comprised the Debtors' Board of Directors as of December 31, 2002.

             Mineo Shimura            Chairman and Chief Executive Officer
             Arthur H. Aronson        Director
             Edsel D. Dunford         Director
             Hideji Endo              Director
             Mitsuoki Hino            Director
             Bruce K. MacLaury        Director
             Akira Uemura             Director
             Sotaro Wakabayashi       Director

         On Feb 25, 2003, Mr. Freman Hendrix was appointed to the Board of Directors.

         On May 9, 2003, Messrs. Hino, Uemura and Wakabyashi resigned as directors.

         On May 21, 2003, Messrs. Endo and Shimura resigned as directors, and Mr. Dunford became Chairman. None of the remaining directors has any affiliation with NKK or NUF. It is anticipated that the current directors will remain as directors until the Effective Date, at which time they will resign and the Plan Administrator will become the Reorganized Debtors' sole director.

INFORMATION CONCERNING DIRECTORS

         Set forth below for each current director is his name and age; the date on which he first became a director of the Company; the names of other companies of which he serves as a director; and his principal occupation during at least the last five years.

Edsel D. Dunford

         Mr. Dunford, age 68, has been a director of the Company since April 27, 1998. Mr. Dunford has held a variety of management and technical positions with TRW, Inc., a manufacturer of products for the automotive, space and defense and information systems industries. He served as President of TRW from 1991 until his retirement in 1994. Mr. Dunford is Chairman of the Compensation Committee and a member of the Audit Committee.

Arthur H. Aronson

         Mr. Aronson, age 67, has been a director of the Company since March 14, 2001. Mr. Aronson served as Chairman and Chief Executive Officer of Allegheny Ludlum Corporation from 1994 to 1996. From 1996 to 1998, he served as Executive Vice President and President of the Specialty Metals Group of Allegheny Teledyne, Inc., which manufactures stainless and specialty metals. Mr. Aronson was a consultant to Allegheny Teledyne Incorporated from 1999 until his retirement in July 2000. Mr. Aronson also serves as a director of Cooper Tire & Rubber Company and Keystone Powder Metal Corp. Mr. Aronson is a member of the Audit and Compensation Committees.

Freman Hendrix

         Mr. Hendrix, age 52, has been a director of the Company since February 25, 2003. Since 2001, Mr. Hendrix has served as the Chief Operations Officer of Strategic Staffing Solutions, a company which provides information technology and consulting services. Prior to 2001, Mr. Hendrix served for almost 8 years in the administration of Dennis Archer, the Mayor of Detroit. From 1994 to 1997, he served as Chief of Staff and Chief Executive Assistant and from 1998 to 2001 as Deputy Mayor and Chief Administrative Officer. From 1999 to 2000 Mr. Hendrix also served as Chairman of the Detroit Public Schools Board of Education. Mr. Hendrix was nominated to serve on the Board of Directors pursuant to the Debtors' collective bargaining agreement with the USWA.

Bruce K. MacLaury

         Mr. MacLaury, age 71, has been a director of the Company since April 30, 1996. From 1977 to 1995, Mr. MacLaury served as President of The Brookings Institution which is engaged in public policy research and education. Mr. MacLaury also serves as a director of American Express Bank, Ltd. and the St. Paul Companies Inc. Mr. MacLaury is Chairman of the Audit Committee.

          VI. EVENTS LEADING TO COMMENCEMENT OF THE CHAPTER 11 CASES

         High levels of low-priced imported steel, high end user inventories, and the more recent slow-down in the economy have resulted in a long term reduction in market prices for steel as well as a reduced demand for steel products. These factors have led many companies within the steel industry to experience financial difficulties, with many seeking bankruptcy protection. Over thirty domestic steel companies have sought bankruptcy protection since 1997.

A.       COMPETITION

         The Company was in direct competition with domestic and foreign flat rolled carbon steel producers and producers of plastics, aluminum and other materials which can be used in place of flat rolled carbon steel in manufactured products. Steel industry participants compete primarily on price, service and quality.

         Imports. Domestic steel producers face significant competition from foreign producers and, from time to time, have been adversely affected by what the Company believes to be unfairly traded imports ("foreign dumping"). The intensity of foreign competition is substantially affected by the relative strength of foreign economies and fluctuations in the value of the United States dollar against foreign currencies. Foreign dumping increases when the value of the dollar is strong in relation to foreign currencies. The recent economic slowdown in certain foreign markets resulted in an increase in foreign dumping at depressed prices. Some foreign steel producers are owned, controlled or subsidized by their governments. Decisions by these foreign producers with respect to production and sales may be influenced to a greater degree by political and economic policy considerations than by prevailing market conditions.

         Beginning in 1998, a number of U.S. steel producers - including National Steel - filed petitions for claimed unfair trade practices with the International Trade Commission (ITC). The ITC proceedings continued for a number of years.

         In an attempt to ease the competitive pressures on domestic steel producers, on March 5, 2002, President Bush ordered relief in the form of increased tariffs on imports of some steel products and a tariff-rate quota on imports of slabs.

         Reorganized/Reconstituted Mills. The intensely competitive conditions within the domestic steel industry have been exacerbated by the continued operation, modernization and upgrading of marginal steel production facilities through bankruptcy reorganization procedures, thereby perpetuating overcapacity in certain industry product lines. Overcapacity is also caused by the continued operation of marginal steel production facilities that have been sold by integrated steel producers to new owners, who operate such facilities with a lower cost structure.

         Mini-mills. Mini-mills provide significant competition in certain product lines, including hot-rolled and cold-rolled sheets that represented, in the aggregate, approximately 51% of the Company's shipments in 2002. Mini-mills also competed with the Company's galvanized products focused towards the automotive market. Mini-mills are relatively efficient, low-cost producers which make steel from scrap in electric furnaces, with lower employment and environmental costs. Thin slab casting technologies have allowed mini-mills to enter certain sheet markets which have traditionally been supplied by integrated producers. Certain companies have announced plans for, or have indicated that they are currently considering, additional mini-mill plants for sheet products in the United States.

         Steel Substitutes. In the case of many steel products, there is substantial competition from manufacturers of other products, including plastics, aluminum, ceramics, glass, wood and concrete. Conversely, along with other manufacturers of steel products, the Company began to compete in recent years in markets not traditionally served by steel producers.

B.       LEGACY COSTS

         In addition to competitive pressures, the Debtors' also suffered from tremendous on-going and ever increasing retiree pension and health care costs. As noted above, the Debtors' had over 8,000 employees at the time these case were filed, of which over 80% were represented by unions. The Debtors also had over 23,000 former employees ("Retirees"). Healthcare and other obligations to Retirees ("OPEB Liabilities") were a significant cost of operations.

         At the time the cases were filed, the Debtors' unfunded OPEB Liabilities have been asserted by the USWA to exceed $650 million. Given the growing number of Retirees, underfunded OPEB Liabilities were expected to continue to increase.

C.       CHAPTER 11 FILINGS NECESSARY

         Due to the combined effects of competitive pressures, high wage costs and an over-leveraged capital structure including underfunding pension plans and the OPEB Liabilities, on March 6, 2002, the Debtors filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court"). The cases (case numbers 02-08697 through 02-08738) were assigned to the Honorable John H. Squires.

                            VII. CHAPTER 11 CASES
                                 ----------------

A.       CONTINUATION OF BUSINESS; STAY OF LITIGATION

         Since the Petition Date, the Debtors have continued to operate as debtors-in-possession subject to the supervision of the Bankruptcy Court and in accordance with the Bankruptcy Code. Under the Bankruptcy Code, the Debtors are required to comply with certain statutory reporting requirements, including the filing of monthly operating reports. As of the date hereof, the Debtors have complied with such requirements. The Debtors are authorized to operate their business in the ordinary course of business, with transactions out of the ordinary course of business requiring Bankruptcy Court approval.

         An immediate effect of the filing of the Debtors' bankruptcy petitions is the imposition of the automatic stay under the Bankruptcy Code which, with limited exceptions, enjoins the commencement or continuation of all collection efforts by creditors, the enforcement of liens against property of the Debtors, and the continuation of litigation against the Debtors. This relief provides the Debtors with the "breathing room" necessary to assess and reorganize their business. The automatic stay remains in effect, unless modified by the Bankruptcy Court, until consummation of a plan of liquidation.

B.       FIRST DAY ORDERS

         On the first day hearing (the "First Day Hearing") held in these Chapter 11 Cases, the Debtors filed numerous motions seeking immediate relief. The Bankruptcy Court entered twenty "first day orders." First day orders are intended to facilitate the transition between a debtor's prepetition and postpetition business operations by approving certain regular business practices that may not be specifically authorized under the Bankruptcy Code or as to which the

Bankruptcy Code requires prior approval by the Bankruptcy Court. Many of the first day orders obtained in these cases are typical for large Chapter 11 cases.

         The first day orders in the Chapter 11 Cases authorized, among other things:

                  (1) the retention of Logan and Company, Inc. as claims and noticing agent (the "Claims Agent") (Docket No. 36);

                  (2) the maintenance of the Debtors' bank accounts and operation of their cash management systems substantially as such systems existed prior to the Petition Date (Docket No. 44);

                  (3) payment of employees' accrued prepetition wages and employee benefit claims (Docket No. 40);

                  (4) continuation of workers' compensation programs (Docket No. 41);

                  (5) payment of prepetition shipping, warehouse, distributor or broker charges and related possessory liens (Docket No. 43);

                  (6) continued utility services during the first months of the Chapter 11 Cases (Docket No. 48);

                  (7) payment of certain prepetition tax claims (Docket No.
         42);

                  (8) payment of certain prepetition critical vendor claims (Docket No. 45);

                  (9) confirmation that the Debtors' undisputed obligations arising from postpetition delivery of goods will have administrative expense priority status and that certain holders of valid reclamation claims will have administrative expense treatment (Docket No. 46); and

                  (10) the maintenance of certain prepetition customer programs and practices (Docket No. 39).

C.       DEBTOR IN POSSESSION FINANCING

         To ensure that they would have sufficient liquidity to conduct their businesses during the Chapter 11 Cases, the Debtors determined that it was in the best interests of the Debtors and their creditors to obtain a commitment for debtor in possession financing (the "DIP Facility"). The DIP Facility provided for additional borrowing capacity, and for the ongoing use of cash received by the Company from its customers in the operation of the businesses, which cash constituted the Prepetition Lenders' cash collateral, as discussed below. Such financing was intended to ensure continued access to sufficient working capital during the pendency of the Chapter 11 Cases and instill confidence in the Debtors' customers, critical vendors, and employees that the Debtors would continue as a going concern.

         Accordingly, as discussed above, at the outset of these cases, the Debtors sought and obtained interim authority to enter into the DIP Facility with Citicorp USA, Inc., as administrative agent (the "Agent") and the DIP Lenders (Docket No. 52). The DIP Lenders were comprised of the same group of financial institutions that were the Prepetition Lenders. On the Petition Date, Debtors owed the Prepetition Lenders approximately $310,000,000, plus interest, fees, and expenses thereon (the "Pre-Petition Bank Debt"). Final authority to enter into the DIP Facility was granted by the Bankruptcy Court on April 2, 2002 (Docket No. 345). The DIP Facility refinanced or "rolled up" the Debtors' obligations under the Prepetition Credit Agreement by allowing cash proceeds from operations to be used to repay the Prepetition Credit Agreement, and provided for secured postpetition financing from the DIP Lenders under a revolving credit facility in an aggregate principal amount not to exceed $450,000,000. Within sixty (60) days after the Petition Date, the Pre-Petition Bank Debt was repaid in full. The DIP Facility had a term of the earlier of: (i) two years, (ii) the effective date of a Plan of Liquidation, or (iii) acceleration of the obligations under the DIP Facility.

         Under the terms of the DIP Facility, to secure the repayment of the borrowing and all other obligations arising under the DIP Facility, the Debtors granted the DIP Lenders first priority liens on substantially all of their assets, junior only to other valid liens existing on the Petition Date. Obligations under the DIP Facility were also granted "superpriority" claim status under Section 364(c)(1) of the Bankruptcy Code, meaning they had priority over all other administrative expenses. The liens and claims granted to the DIP Lenders were subject to the fees and expenses of the Office of the United States Trustee under 28 U.S.C. ss. 1930 and the Clerk of the Bankruptcy Court, as well as a carve-out for fees and disbursements of the professionals of the Debtors and the Creditors' Committee incurred after an event of default under the DIP Facility. The DIP Facility also contained covenants, representations and warranties, events of default, and other terms and conditions typical of credit facilities of a similar nature.

         At the time of the Sale, the outstanding balance owed by Debtors under the DIP Facility was approximately $110 million (comprised of $69 million in revolving loans outstanding and $41 million in outstanding letters of credit). As discussed further herein, the Debtors repaid the DIP Facility in full at the Sale closing on May 20, 2003.

D.       APPOINTMENT OF CREDITORS' COMMITTEE

         On March 20, 2002, the United States Trustee for the Northern District of Illinois appointed, pursuant to Section 1102(a) of the Bankruptcy Code, certain entities to the Official Committee of Unsecured Creditors of the Debtors (the "Creditors' Committee"). Members of the Creditors' Committee include: Pension Benefit Guarantee Corporation ("PBGC"); United Steelworkers; EES Coke Battery, LLC; HSBC; Jewell Coke Company, L.P.; Tube City, Inc.; Praxair, Inc.; Bearing Headquarters Co.; Noble Metal Processing, Inc.; Edward
C. Levy Co.; and Eramet. On or about March 20, 2002, the Creditors' Committee retained Reed Smith LLP as its counsel and on or about March 22, 2002, the Creditors' Committee retained Deloitte Consulting LP as its reorganization consultant. On March 22, 2002, the Creditors' Committee retained McDermott, Will & Emery as its local, conflicts and special labor counsel. On April 7, 2003, the Creditors' Committee retained Hatch Consultants as its independent consultant.

E.       FORMATION OF THE BONDHOLDERS' COMMITTEE

         No holders of First Mortgage Bonds were appointed to the Creditors' Committee because such bonds were secured by certain of the Debtors' assets. Accordingly, a number of holders of First Mortgage Bonds formed an ad hoc committee (the "Bondholders' Committee") to represent the interests of holders of the First Mortgage Bonds in the Chapter 11 Cases. The Bondholders' Committee is comprised of a group of holders comprising a voting majority, and retained Akin, Gump, Strauss, Hauer, & Feld and Shaw Gussis Fishman Glantz Wolfson & Towbin as counsel as well as Houlihan, Lokey, Howard & Zukin as financial advisors.

F.       OTHER MATERIAL RELIEF OBTAINED DURING THE CHAPTER 11 CASES

         In addition to the first day relief sought in these Chapter 11 Cases, the Debtors have sought authority with respect to a multitude of matters designed to assist in the administration of the Chapter 11 Cases and to maximize the value of the Debtors' estates. Set forth below is a brief summary of certain of the principal motions the Debtors have filed during the pendency of the Chapter 11 Cases.

         1.       RETENTION OF DEBTORS' PROFESSIONALS

         During these Chapter 11 Cases, the Bankruptcy Court has authorized the retention of various professionals by the Debtors, including: (i) the retention of Piper Rudnick and its affiliated law practice entities as counsel (Docket No. 352); (ii) the retention of Skadden, Arps, Slate, Meagher & Flom, (Illinois) and its affiliated law practice entities as special counsel (Docket No. 353); (iii) the retention of Ernst & Young Corporate Finance LLC ("EYCF") as financial advisor (Docket No. 385); (iv) the retention of Ernst & Young as audit, tax, and human resource consultants (Docket No. 788); and (v) the retention of Lazard Freres & Co., LLC as investment banker (Docket No. 618).

         2.       EMPLOYEE RETENTION PROGRAM

         On May 28, 2002 (Docket No. 795), the Bankruptcy Court approved a retention program designed to retain key executives and employees. The retention program includes two components. The first component is a pay-to-stay bonus payable in four installments throughout these Chapter 11 Cases, calculated based on the employee's importance to the Debtors and the Chapter 11 Cases, marketability of the employee's skills and likelihood of departure and financial constraints faced by the Debtors. The second component is a performance bonus based upon the Debtors' achieving certain EBITDA targets, and payable upon confirmation of a plan.

         On July 31, 2003, (Docket No. 2749), the Bankruptcy Court approved a supplemental retention program designed to ensure that the Debtors' 25 remaining employees would continue to assist the Debtors and Reorganized Debtors in completing the winddown of the Debtors' estates. Aggregate payments thereunder are estimated to be approximately $1.8 million.

         3.       EXTENSION OF TIME TO ASSUME OR REJECT LEASES

         Given the complexity of these Chapter 11 Cases, the Debtors were unable to complete their analysis of all nonresidential real property leases during the time limitation prescribed by Section 365(d)(4) of the Bankruptcy Code. Upon motion of the Debtors, on April 23, 2002, 2002, the Bankruptcy Court extended the time by which the Debtors must assume or reject leases of nonresidential real property for six (6) months, through and including November 6, 2002 (Docket No. 454). Thereafter, pursuant to orders of the Bankruptcy Court dated October 22, 2002, (Docket No. 1332) and April 15, 2003, (Docket No. 2064), the Bankruptcy Court extended the Debtors' time to assume or reject through September 5, 2003. On August 19, 2003, the Bankruptcy Court further extended the time to assume or reject leases of nonresidential real property through the Confirmation Hearing Date.

         4.       EXTENSION OF EXCLUSIVE PERIODS

         Pursuant to orders of the Bankruptcy Court dated June 18, 2002 (Docket No. 842), April 7, 2003 (Docket No. 1995), and April 29, 2003 (Docket No. 2199), the Bankruptcy Court extended the Debtors' exclusive period to propose a plan (the "Plan Proposal Period") and to solicit acceptances of such plan (the "Solicitation Period", and together with the Plan Proposal Period, the "Exclusive Periods") through June 20, 2003 and August 19, 2003, respectively.

         Because the Debtors filed the Original Plan before the expiration of the Plan Proposal Period, no further extensions of such period are necessary. On August 19, 2003, the Bankruptcy Court approved an extension of the Solicitation Period through the Confirmation Hearing Date.

         5.       ADEQUATE PROTECTION STIPULATIONS

         On May 17, 2003, and July 3, 2003, the Debtors filed motions (the "Adequate Protection Motions") seeking authority from the Bankruptcy Court to enter into certain adequate protection arrangements with the holders of the First Mortgage Bonds and Mitsubishi and Marubeni, respectively. On June 2, 2002, the Bankruptcy Court approved a stipulation (the "Bondholder Adequate Protection Stipulation") granting adequate protection, pursuant to section 363(e) of the Bankruptcy Code, to the holders of the First Mortgage Bonds. Under the Bondholder Adequate Protection Stipulation, the Debtors granted a junior lien and security interest in the Debtors assets other than assets already securing the Bond Claims to secure (x) post-petition interest on the Bond Claims (to the extent that the holders of the First Mortgage Bonds were determined to be entitled to post-petition interest on the Bond Claims) and
(y) the amount of diminution of the value from and after the Petition Date of the collateral securing the Bond Claims. In addition, as adequate protection, the Debtors agreed to make certain cash payment to the holders of the First Mortgage Bonds. During the Chapter 11 Cases, the Debtors made $15.1 million in adequate protection payments (exclusive of payments for professionals fees) to holders of the First Mortgage Bonds under the Bondholder Adequate Protection Stipulation and other stipulations approving adequate protection payments to the holders of the First Mortgage Bonds.

         On August 15, 2002, the Bankruptcy Court approved a stipulation (the "Mitsubishi/Marubeni Adequate Protection Stipulation") granting adequate protection, pursuant to section 363(e) of the Bankruptcy Code, to Mitsubishi and Marubeni. Under the

Mitsubishi/Marubeni Adequate Protection Stipulation, the Debtors granted a junior lien and security interest in the Debtors on certain assets other than assets already securing the Mitsubishi/Marubeni Claims to secure (x) post-petition interest on the Mitsubishi/Marubeni Claims (to the extent that Mitsubishi and Marubeni were determined to be entitled to post-petition interest on the Mitsubishi/Marubeni Claims) and (y) the amount of diminution of the value from and after the Petition Date of the collateral securing the Mitsubishi/Marubeni Claim. In addition, as adequate protection, the Debtors agreed to make certain cash payment to Mitsubishi and Marubeni. During the Chapter 11 Cases, the Debtors made $3.9 million in adequate protection payments (exclusive of payments for professionals fees) to Mitsubishi and Marubeni under the Mitsubishi/Marubeni Adequate Protection Stipulation and other stipulations approving adequate protection payments to Mitsubishi and Marubeni.

         In addition, under the Bondholder Adequate Protection Stipulation and the Mitsubishi/Marubeni Adequate Protection Stipulation, the Debtors agreed to pay the fees and expenses of counsel and financial advisors to the Bondholders' Committee and Mitsubishi and Marubeni, respectively. The Creditors' Committee did not include any of the holders of the First Mortgage Bonds, or Mitsubishi, or Marubeni because the Claims of each were secured by certain assets of the Debtors. Nevertheless, the Debtors believed that the involvement of the holders of the First Mortgage Bonds, Mitsubishi, and Marubeni was important to the Debtors' reorganization and accordingly, the Debtors agreed, as part of the adequate protection granted under the Bondholder Adequate Protection Stipulation and the Mitsubishi/Marubeni Adequate Protection Stipulation, to pay the fees and expenses of counsel and financial advisors to the Bondholders' Committee and Mitsubishi and Marubeni. Such obligations terminated at the closing of the Sale on May 20, 2003.

          6. SETTLEMENT AND TREATMENT OF CLAIM OF ST. PAUL FIRE & MARINE INSURANCE COMPANY ON ACCOUNT OF PROVISION OF SURETY CREDIT

         On July 15, 2003, the Bankruptcy Court approved a Stipulation and Order Relating to Settlement of the Terms of the Allowed Administrative Expense Claim of St. Paul Fire & Marine Insurance Company ("St. Paul") Under the Terms of the Order Authorizing Continuation of Surety Credit (Docket No.
2613) (the "St. Paul Stipulation"). The St. Paul Stipulation set forth the agreed terms regarding the amount and treatment of the administrative expense claim of St. Paul arising out of certain surety bonds issued by St. Paul in the aggregate penal sum of $49.8 million on behalf of the Debtors. Pursuant to the St. Paul Stipulation, among other things, (i) the Debtors paid St. Paul $3,827,130 (in addition to consenting to St. Paul's draw of a $16 million letter of credit posted by the Debtors as security for the surety credit provided by St. Paul) in full satisfaction of St. Paul's claims in respect of surety bonds issued by St. Paul relating to the Debtors' workers compensation obligations in the states of Minnesota and Illinois; (ii) the Debtors agreed to escrow $24,538,994 in respect of potential administrative claims of St. Paul in respect of bonds issued by St. Paul on the Debtors behalf for the benefit of Old Republic Insurance Company (relating to certain black lung and workers compensation obligations of the Debtors) and the United Mine Workers of America 1992 Benefit Plan (as required by the Coal Industry Retiree Health Benefit Act of 1992, 26 U.S.C. ss.ss. 9701 et seq. (the "Coal Act"); and (iii) St. Paul agreed to refrain from terminating certain of the surety bonds that St. Paul had issued on the Debtors' behalf so that the Debtors had sufficient time to negotiate with the beneficiaries of the bonds which St. Paul had issued on the Debtors' behalf regarding the amount and treatment of such beneficiaries' claims.

          7. SETTLEMENT AND TREATMENT OF CLAIMS ASSERTED BY UNITED STEELWORKERS OF AMERICA AND AFL-CIO

         On July 15, 2003, the Bankruptcy Court entered an Order Under 11 U.S.C. ss.ss. 1114, 1113, 363 and 105 and Rule 9019 of the Federal Rules of Bankruptcy Procedure, Approving Memorandum of Agreement By and Between Debtors and United Steelworkers of America, AFL-CIO and Shortening Notice to That Given (Docket No. 2618)(the "USWA Order"), pursuant to which the Bankruptcy Court approved a settlement (the "USWA Settlement") by and between the Debtors and the USWA regarding the amount and treatment of claims asserted by the USWA against the Debtors. Under the terms of the USWA Settlement, the USWA and the Debtors agreed to, among other matters, the following: (i) termination of all collective bargaining agreements between the Debtors and the USWA; (ii) transition to US Steel of certain benefits and benefit programs; (iii) payment by the Debtors of health and life insurance benefits for certain USWA retirees through July 31, 2003 to be paid through an existing National Voluntary Employee Beneficiary Association (the "VEBA"); (iv) COBRA continuation rights with premium costs covered, in part, by USWA retirees and former employees and, in part, by the VEBA for the period August 4, 2003 through December, 2003; and (v) retention by the USWA of a general unsecured claim against National Steel in the amount of $650,000,000 relating to OPEB Liability.

8. CREATION OF 1114 RETIREE COMMITTEE AND SETTLEMENT WITH RETIREE COMMITTEE

         Because the Debtors have sold substantially all their assets and no longer operate their businesses, and thus are liquidating remaining assets for the benefit of creditors, it became inevitable that all retiree benefits ("Retiree Benefits") would ultimately be terminated, as the Debtors literally wind-up their corporate affairs and terminate their existence. On May 13, 2003, pursuant to section 1114 of the Bankruptcy Code, the Bankruptcy Court appointed a committee (the "Retiree Committee") to serve as the sole authorized representative of the approximately 7,000 retired employees of the Debtors not covered by a collective bargaining agreement (the "Non-Union Retirees"). The purpose of the Retiree Committee was to negotiate, on behalf of the Non- Union Retirees, the terms and conditions of such termination of the Retiree Benefits. On or about June 2, 2003, the Retiree Committee retained its counsel to assist it in these negotiations.

         Such negotiations resulted in a consensual agreement for the termination of the Retiree Benefits. On July 29, 2003, the Bankruptcy Court entered an Order Pursuant to 11 U.S.C. ss.ss. 1114 and 105 and Bankruptcy Rule 9019 Authorizing the Debtors to Terminate Certain Retiree Benefits Pursuant to a Settlement Agreement By and Between the Debtors and Retiree Committee, and Shortening Notice to That Given (Docket No. 2728), approving the terms and conditions (the "Retiree Settlement") agreed upon by the Debtors and the Retiree Committee under which the Debtors terminated the Retiree Benefits. Under the terms of the Retiree Settlement, among others things, (i) the Debtors agreed to maintain certain benefit plans for the Retirees until and including July 31, 2003; (ii) National Steel agreed to offer certain COBRA continuation coverage from August 1, 2003 through and including October 31, 2003, with such COBRA premiums to be paid by the Non-Union Retirees; and (iii) National Steel agreed to offer other medical benefit continuation coverage from and after October 31, 2003, but agreed that sponsorship of such medical benefit continuation coverage would be transferred on October 31, 2003 to the National Steel Retiree Association, a non-profit employee association established for that purpose, with all costs of such coverage to be borne by the Non-Union Retirees.

         Under the Coal Act, the Debtors have an obligation to provide certain health benefits to eligible beneficiaries (as that term is defined under the Coal Act) while the Debtors are "in business" (as that term is interpreted under the Coal Act). The Retiree Settlement did not include termination of the health benefits (the "Coal Benefits") that the Debtors currently provide to certain retirees who are eligible beneficiaries under the Coal Act. Notwithstanding the fact that the Retiree Settlement did not terminate the Coal Benefits, the Debtors may take the position that they were no longer "in business" effective as of May 20, 2003 (the date that the US Steel Sale was consummated) and consequently, that the Debtors no longer have any obligation to continue to provide the Coal Benefits.

G.       SUMMARY OF CLAIMS PROCESS AND BAR DATE

         1.       SCHEDULES AND STATEMENTS OF FINANCIAL AFFAIRS

         The Debtors filed Schedules of Assets and Liabilities and Statements of Financial Affairs (collectively, the "Schedules and Statements") with the Bankruptcy Court on May 24, 2002 (Docket Nos. 632-757). Among other things, the Schedules and Statements set forth the Claims of known creditors against the Debtors as of the Petition Date, based upon the Debtors' books and records.

         2.       CLAIMS BAR DATE AND PROOFS OF CLAIM

         On April 15, 2002, the Debtors filed a motion with the Bankruptcy Court to establish the general deadline for filing proofs of claim against the Debtors by those creditors required to do so (Docket No. 413) (the "Bar Date"). On April 30, 2002, the Bankruptcy Court established the Bar Date as August 15, 2002 for all creditors except governmental units. The bar date for governmental units to file claims was September 6, 2002. The Bankruptcy Court's order establishing the Bar Date (Docket No. 490) (the "Bar Date Order") required that the Debtors' Claims Agent provide notice of the Bar Date by mailing: (i) a notice of Bar Date; (ii) a proof of claim form; and (iii) a notice of either unliquidated, contingent and/or disputed claim or liquidated, non-contingent and undisputed claim upon the requisite persons or entities. The Debtors' completion of their preliminary review of all Claims filed is anticipated to be completed after the Confirmation Date.

         Approximately 5,300 proofs of claim asserting claims in excess of $9.4 billion (in the aggregate) have been filed against the Debtors. A significant number of the proofs of claim filed are either duplicative, excessive, or otherwise deficient in some respect. In addition, numerous Claims were asserted by various alleged creditors in unliquidated amounts. The Debtors' completion of their review of all Claims filed is anticipated to be completed after the Confirmation Date. Accordingly, the actual amount of General Unsecured Claims that ultimately become Allowed Claims could materially exceed the Debtors' current estimates. See "Overview," Section G.

H.       THE SALE

         During the Chapter 11 Cases, the Debtors pursued two parallel paths - a "stand-alone" reorganization and a sale of substantially all of Debtors' operating assets - in an effort to maximize the value of their businesses for the benefit of the Debtors' creditor constituencies. Assisted by their financial advisors, Ernst & Young, and their investment bankers, Lazard, Debtors concluded that a sale of substantially all of their assets was in the best interest of all creditor constituencies. As detailed below, the Bankruptcy Court approved the Sale to US Steel.

         1.       FACTORS LEADING TO SALE

         After the inception of the tariffs set by the Bush Administration in March 2002, steel prices rose materially, significantly increasing the revenues of domestic steel producers. On a long-term basis, however, the Debtors concluded that even the level of increased revenues generated as a result of such higher steel prices would prove insufficient to overcome the significant legacy costs, in the form of pension obligations and OPEBs, and labor costs that have long been associated with the domestic steel industry. Moreover, steel prices have dropped from those levels seen after inception of the tariffs and have destabilized further after the expiration of certain of the tariffs in March 2003.

         The prevailing industry view held that 2003 and beyond would be characterized by lower steel prices, negatively impacting the revenues of steel companies generally. Given the state of the domestic steel industry and the current state of, and expectations regarding, steel pricing, the Debtors and their major creditor constituencies concluded that the best opportunity to maximize the value of the Debtors' assets, and preserve the Company's operations on a going concern basis, was to pursue a sale of substantially all of the Debtors' assets as quickly as practicable.

         Based on the expressions of interest that the Debtors received with respect to such a potential sale, the Debtors concluded that completing a sale outside of a plan of reorganization would lead to greater value than to completing a sale pursuant to a plan. Attempting to complete the Sale pursuant to a plan of reorganization would have been an inherently longer process, resulting in a significant risk that the price that a willing buyer would pay for the Debtors' assets, in view of expected declining steel prices, would deteriorate, to the detriment of all of the Debtors' creditors. In addition, and consistent with this view, the offers the Debtors received were expressly conditioned upon completing the Sale pursuant to section 363 of the Bankruptcy Code as opposed to pursuant to a plan.

         2.       MARKETING EFFORTS LEADING TO THE AGREEMENT

         In January, 2002, the Debtors retained Lazard as investment bankers to assist the Debtors in determining the best way of maximizing the value of the Debtors' estates, including soliciting offers from qualified buyers. Lazard worked with the Debtors to identify fifteen companies that potentially would be interested in acquiring the Debtors' assets. Of those fifteen companies, seven entered into a confidentiality agreement with the Debtors and received an offering memorandum pertaining to the Debtors' businesses. Four of the seven companies that received the offering memorandum attended management presentations regarding the Debtors' business and two of those four - US Steel and AK Steel Corporation ("AK Steel") (together the

"Bidders") - submitted detailed letters of interest to the Debtors, which proposals contemplated the sale of substantially all of the Debtors' operating assets.

3.       ENTRY INTO INITIAL AGREEMENT WITH US STEEL

         The Debtors, in conjunction with Lazard, their other advisors, and the Creditor Constituencies2 evaluated the terms of each proposal. In January, 2003, the Debtors and the Creditor Constituencies concluded that the then-current proposal from US Steel, embodied in an Asset Purchase Agreement that was heavily negotiated among the parties, offered the greatest economic benefit to the Debtors' estates. The Asset Purchase Agreement (the "Initial US Steel Agreement") between Debtors and US Steel generally provided that: (A) the Debtors would (i) sell the Acquired Assets free and clear of all liens, claims, interests and encumbrances and (ii) assume and assign the Assumed Contracts to the Buyer and (B) the buyer would assume the Assumed Liabilities of the Debtors.

         The Purchase Price under the Initial US Steel Agreement was $950 million, subject to a working capital adjustment. The Purchase Price was comprised of the following: (a) $725 million ($6.5 million of which had been previously been deposited by US Steel and $718.5 million of which was to be paid in cash at closing) (the "Cash Consideration"); (b) $200 million in consideration of the Assumed Liabilities; and (c) 1,881,964 shares of US Steel's common stock (the, "Share Consideration"). At US Steel's sole discretion, it was allowed to reduce the amount of Cash Consideration in the Purchase Price by any amount, not to exceed $75 million, and increase the amount of Share Consideration by a like amount.

         Critically, the Initial US Steel Agreement conditioned US Steel's obligation to close the transaction on its ability to negotiate a new collective bargaining agreement with the USWA that was satisfactory to US Steel in US Steel's sole discretion (the "Labor Condition"). At the time, the Debtors recognized that the Labor Condition was a material condition to the willingness and ability of US Steel to close the Sale. The Debtors also recognized that if US Steel could not satisfy the Labor Condition, then the Debtors would have to proceed with an alternate transaction or a stand-alone reorganization, as opposed to a sale.

         By motion (the "Sale Motion") dated January 16, 2003 (Docket No.
1616), the Debtors sought approval of the designation of US Steel as a "stalking horse" and the ability to pay the stalking horse a break-up fee under certain conditions. The Sale Motion also sought approval of bidding and sale procedures (the "Bid Procedures"). Among other things, the requested Bid Procedures set forth procedures regarding the Debtors' solicitation of additional offers in an effort to maximize sale proceeds, culminating in an auction if any qualified, additional offers were obtained.


-------------------

2        The Creditor Constituencies consist of (a) the Creditors' Committee;
         (b) the Bondholders' Committee; (c) Mitsubishi; and (d) Marubeni.

         4.       AK STEEL BECOMES THE STALKING HORSE

         After the Debtors entered into the Initial US Steel Agreement and filed the Sale Motion, but before any relief designating a stalking horse or approving the Bid Procedures was granted by the Bankruptcy Court, AK Steel submitted a written agreement to the Debtors (the "AK Steel Stalking Horse Agreement") that essentially mirrored the Initial US Steel Agreement. The AK Steel Stalking Horse Agreement, however, offered several enhancements to the Initial US Steel Agreement.

         Most importantly, the AK Steel Stalking Horse Agreement increased the proposed purchase price to $1.125 billion, with $925 million to be paid in cash and $200 million assumed liabilities. No stock consideration was contemplated. The AK Steel Stalking Horse Agreement contained essentially the same Labor Condition as the Initial US Steel Agreement, with virtually identical break-up fee provisions.

         After reviewing AK Steel's offer with the Creditor Constituencies, the Debtors (with the full support of all of the Creditors Constituencies) continued the hearing initially set for January 23, 2003 for designation of the stalking horse and approval of Bid Procedures, to February 6, 2003. The Debtors modified the relief requested in the Sale Motion to substitute the AK Steel Stalking Horse Agreement for the Initial US Steel Agreement, and thus sought to designate AK Steel as the stalking horse.

         On February 6, 2003, the Bankruptcy Court entered an order (Docket No. 1755) (the "Bid Procedures Order") approving the Bid Procedures and naming AK Steel as the stalking horse. A Sale Hearing was set for April 7, 2003, which was later continued to April 21, 2003.

         5.       US STEEL WINS THE AUCTION

         After the Bid Procedures Order was entered, the Debtors continued to seek higher and better offers than the AK Stalking Horse Agreement, and continued to negotiate with both US Steel and AK Steel. Both US Steel and AK Steel conducted negotiations with the USWA. US Steel and AK Steel each submitted a bid by the Bid Deadline.3 The bid submitted by US Steel was for a total purchase price of $975 million, comprised of $775 million in cash plus $200 million of assumed liabilities. Critically, US Steel's bid indicated that US Steel had reached an agreement on a new collective bargaining agreement with the USWA.

         AK Steel submitted a bid that was on substantially similar terms to the AK Steel Stalking Horse Agreement except that, having failed to reach agreement with the USWA, consummation of the transaction proposed by AK Steel in its new bid was conditioned on the successful prosecution by the Debtors of a Bankruptcy Code section 1113 motion to terminate the Debtors' collective bargaining agreements with the USWA.


-------------------

3        Capitalized terms are used as defined in the Sale Order.

         The Debtors held the Auction as scheduled on April 16, 2003. The Auction commenced at approximately 9:00 a.m. on April 16th and concluded at approximately 3:00 p.m. on April 17, with parties working literally around-the-clock. During the Auction, the Debtors, the Creditor Constituencies, the bidders, and other key parties in interest, engaged in intensive negotiations (a) to resolve the objections that the Creditor Constituencies and certain other interested parties had filed in opposition to the Sale Motion and (b) to negotiate improvements to the bids submitted on the Bid Deadline by US Steel and AK Steel.

         During the Auction, US Steel improved the bid it submitted on the Bid Deadline by (a) increasing the cash purchase price by $75 million and (b) no longer requiring that $25 million be placed in escrow to cover certain indemnification claims (and waiving all indemnification claims against the Debtors' estates). Parties were given until approximately 2:00 p.m. on April 17th to make their final, highest and best offers. At that time, AK Steel reaffirmed the bid it had submitted on the Bid Deadline without change, and the Auction was closed.

         After the Auction was closed, the Debtors consulted with the Creditor Constituencies regarding the bids. Thereafter, a Special Committee of the Debtors' Board of Directors (the "Special Committee") held a teleconference to review the bids, and after careful analysis of the bids and consideration of the views of the Creditor Constituencies, the Special Committee, in the exercise of its business judgment, selected US Steel's final bid (the "Successful Bid") as the highest and best offer.

         6.       INTERCREDITOR SETTLEMENT AND PBGC SETTLEMENT

         Equally as important, during the Auction, the Debtors negotiated the Intercreditor Settlement and the PBGC Settlement. The Intercreditor Settlement and PBGC Settlement resolved all objections of the Creditor Constituencies and the PBGC to the Sale. See Overview , Section E.1 for a summary of the Intercreditor Settlement.

         7.       BANKRUPTCY COURT APPROVAL OF US STEEL AS SUCCESSFUL BIDDER

         At a hearing conducted on April 21, 2003, the Bankruptcy Court approved the Sale to US Steel (the "Sale Approval Order") (Docket No. 2107) pursuant to the Asset Purchase Agreement dated April 21, 2003 between Debtors and US Steel. The Sale closed on May 20, 2003. As the Intercreditor Agreement and DIP Facility provided and required, certain of the funds paid to the Debtors at closing were paid to certain secured creditors to obtain the release of their liens on assets sold to US Steel. Specifically, of the approximately $850 million received in cash from US Steel, the following approximate payments were made at closing:

         o        DIP Facility:                      $110,000,000
         o        First Mortgage Bondholders         $231,780,000
         o        Mitsubishi & Marubeni              $77,420,000
         o        PBGC                               $30,000,000

         Additionally, approximately $23,000,000 was paid to satisfy cure claims as required by the Asset Purchase Agreement and approximately $91,000,000 was escrowed to satisfy certain alleged tax and other lien obligations, which remain subject to dispute and resolution.

         Thus, after Closing, approximately $290,000,000 was deposited into the Debtors' general operating accounts.

                   VIII. SUMMARY OF THE PLAN OF LIQUIDATION
                         ----------------------------------

         THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE, CLASSIFICATION, TREATMENT AND IMPLEMENTATION OF THE PLAN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH ACCOMPANIES THIS DISCLOSURE STATEMENT, AND TO THE EXHIBITS ATTACHED THERETO.

         THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN WILL CONTROL THE TREATMENT OF CREDITORS AND EQUITY SECURITY HOLDERS UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE, BE BINDING UPON HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, THE DEBTORS, THE REORGANIZED DEBTORS AND OTHER PARTIES IN INTEREST.

A.       PURPOSE AND EFFECT OF THE PLAN

         Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of its creditors and shareholders. Chapter 11 also allows a debtor to formulate and consummate a plan of liquidation.

         A plan of liquidation sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of liquidation by the Bankruptcy Court makes the plan binding upon the debtor and any creditor of or equity security holder in the debtor, whether or not such creditor or equity security holder (i) is impaired under or has accepted the plan or (ii) receives or retains any property under the plan.

         Consistent with the Sale, the Plan provides for the distribution of substantially all of the assets of the Debtors to various creditors as contemplated under the Plan and to subsequently wind up the Debtors' corporate affairs. Under the Plan, Claims against, and Interests in, the Debtors are divided into Classes according to their relative seniority and other criteria.

         If the Plan is confirmed by the Bankruptcy Court and consummated, the Claims of the various Classes will be treated in accordance with the Plan provisions in such Plan for each such Class. On the Effective Date and at certain times thereafter, the Debtors will make distributions to certain Classes of Claims as provided in such Plan. A general description of the Classes of Claims against the Debtors created under the Plan, the treatment of those Classes under the Plan, and the property to be distributed under the Plan are described below.

B.       CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

         The classification of Claims and Interests and the nature of distributions to members of each Class are summarized below. The Debtors believe that the consideration, if any, provided under the Plan to holders of Claims and Interests reflects an appropriate resolution of their

Claims and Interests, taking into account the differing nature and priority (including applicable contractual and statutory subordination) of such Claims and Interests and the fair value of the Debtors' assets.

         The Plan is not premised on the substantive consolidation (i.e., consolidation of all of the assets and liabilities) of any of the Debtors. Therefore, the Plan constitutes a separate plan of liquidation for each of the Debtors.

         Three core operating companies, National Steel, NS Pellet and ProCoil, are the companies that had significant, active operations, including material assets and liabilities. The Plan provides for distributions to the respective creditors of each of these three Debtors.

         The remaining Debtors each fall into one of two categories: Inactive Debtors or No Asset Debtors. See Overview, Section F, for a list of the Inactive Debtors and the No Asset Debtors.

         The Inactive Debtor category is comprised of Debtors that have some de minimis assets, but that either were never operating companies or were operating companies which have not had material operations for an extended period of time. The Debtors do not believe that any of the Inactive Debtors have any material prepetition creditors with claims still unresolved by a settlement. This determination was made based upon both a review of the Debtors' books and records and a review of the claims filed against each of the Inactive Debtors. In such review, the Debtors made decisions based on a determination, in good faith, of whether a claim filed against a given Debtor was a valid claim or a disputed or improperly filed claim. In each case, the Debtors determined that claims filed against each Inactive Debtor either were not proper or were being settled outside the scope of the Plan.

         The No Asset Debtors category is comprised of Debtors that, based on a review of the Debtors' books and records, have no material distributable assets. Some of these Debtors do have liabilities and creditors. Because none of the No Asset Debtors have any material assets available for distribution under the Plan, no holders of Claims against any of the No Asset Debtors will receive any distribution under the Plan.

         Following is a summary of the material terms and provisions of the Plan. A copy of the Plan is attached to this Disclosure Statement as Exhibit
A. Unless otherwise defined in this Disclosure Statement, the capitalized terms used in this section have the meanings set forth in the Plan.

1.       UNCLASSIFIED CLAIMS.

         In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, have not been classified, and the respective treatment of such unclassified claims is set forth immediately below.

                   (a) ADMINISTRATIVE CLAIMS. Except as otherwise expressly provided for in the Plan, on, or as soon as reasonably practicable after, the latest of (i) the date such Administrative Claim becomes an Allowed Administrative Claim, or (ii) the date such Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Administrative Claim (x) Cash equal to the unpaid portion of such Allowed Administrative Claim or (y) such other treatment as to which the applicable Debtor and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

                   (b) PRIORITY TAX CLAIMS. Each holder of an Allowed Priority Tax Claim, at the sole option of the Debtors, shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim or (ii) such other treatment agreed to by the Allowed Priority Tax Claim holder and the Debtors.

         2.       CLASSIFICATION OF CLAIMS AND INTERESTS

         Claims against and Interests in each Debtor are classified as set forth below for all purposes, including voting, confirmation and distribution pursuant to the Plan and pursuant to Sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies for the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies for the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

                   (a) NSC. The classification of NSC Claims and Interests pursuant to the Plan is as follows:

                                  CLASS                              STATUS                 VOTING RIGHTS
                                  -----                              ------                 -------------

         NSC-1         --    Miscellaneous Secured Claims          Unimpaired               Not entitled to vote

         NSC-2         --    Other Priority Claims                 Unimpaired               Not entitled to vote

         NSC-3         --    PBGC Claims                           Impaired                   Entitled to vote

         NSC-4         --    Bond Claims                           Impaired                   Entitled to vote

         NSC-5         --    Mitsubishi/Marubeni Claims            Impaired                   Entitled to vote

         NSC-6         --    General Unsecured Claims              Impaired                   Entitled to vote

         NSC-7         --    Interests in NSC                      Impaired                 Not entitled to vote

                   (b) NS PELLET. The classification of NS Pellet Claims and Interests pursuant to the Plan is as follows:

                                  CLASS                              STATUS                 VOTING RIGHTS
                                  -----                              ------                 -------------
         NSP-1         --    Miscellaneous Secured Claims          Unimpaired               Not entitled to vote

         NSP-2         --    Other Priority Claims                 Unimpaired               Not entitled to vote

         NSP-3         --    PBGC Claims                           Impaired                   Entitled to vote

         NSP-4         --    General Unsecured Claims              Impaired                   Entitled to vote

         NSP-5         --    Interests in NS Pellet                Impaired                 Not Entitled to vote

                   (c) PROCOIL. The classification of ProCoil Claims and
         Interests pursuant to the Plan is as follows:


                                  CLASS                              STATUS                 VOTING RIGHTS
                                  -----                              ------                 -------------

         PRO-1        --    Miscellaneous Secured Claims           Unimpaired               Not entitled to vote

         PRO-2        --    Other Priority Claims                  Unimpaired               Not entitled to vote

         PRO-3        --    PBGC Claims                            Impaired                   Entitled to vote

         PRO-4        --    General Unsecured Claims               Impaired                   Entitled to vote

         PRO-5        --    Interests in ProCoil                   Impaired                 Not Entitled to vote

                   (d) INACTIVE DEBTORS. The classification of Inactive Debtor
         Claims and Interests pursuant to the Plan is as follows:

                                  CLASS                              STATUS                 VOTING RIGHTS
                                  -----                              ------                 -------------


         Inactive-1     --    All Claims except Administrative        Impaired                  Entitled to vote
                              Claims, Priority Tax Claims and PBGC
                              Claims

         Inactive-2     --    PBGC Claims                             Impaired                  Entitled to vote

         Inactive-3     --    Interests in Inactive Debtors           Impaired                Not Entitled to vote

                   (e) NO ASSET DEBTORS. The classification of No Asset Debtor
         Claims and Interests pursuant to the Plan is as follows:

                              CLASS                                     STATUS                 VOTING RIGHTS
                              -----                                     ------                 -------------


         No Asset-1     --    All Claims except Administrative           Impaired            Not entitled to vote
                              Claims, Priority Tax Claims and PBGC
                              Claims

         No Asset-2     --    PBGC Claims                                Impaired              Entitled to vote

         No Asset-3     --    Interests in No Asset Debtors              Impaired            Not entitled to vote

         3.       ALLOCATION OF FUNDS TO VARIOUS CREDITOR POOLS

         As discussed in the Overview, pursuant to the Intercreditor Settlement, the Plan provides for net cash available after payment of all Allowed Miscellaneous Secured, Administrative, and Priority Claims, and costs and expenses of the wind-down (the "Reorganized Debtor Net Available Cash"), to be allocated as follows: 64% to Bond Claims, 16% to Mitsubishi/Marubeni Claims, and 20% to holders of General Unsecured Claims (including the PGBC Claim). In addition, $25 million will be set aside on the Effective Date for holders of General Unsecured Claims (including PBGC Claims). As described above, the $25 million, plus the 20% of Reorganized Debtor Net Available Cash allocated to holders of General Unsecured Claims (including PBGC Claims), together comprise the Overall Unsecured Creditor Recovery Pool.

         Allocation of the Overall Unsecured Creditor Recovery Pool among the holders of General Unsecured Claims against National Steel (Class NSC-6), NS Pellet (Class NSP-4), and ProCoil (Class PRO-4) was not set forth in the Intercreditor Settlement. Such allocation does not affect any creditor other than holders of General Unsecured Claims. Under the Plan, the Overall Unsecured Creditor Recovery Pool is divided into three (3) categories: the NSC Unsecured Creditor Recovery Pool (95.4%), the NS Pellet Unsecured Creditor Recovery Pool (2.4%), and the ProCoil Unsecured Creditor Recovery Pool (2.2%). This allocation is based upon the Debtors' and Creditors' Committee's assessment of the relative asset values at each such Debtor, including Intercompany Claims. See, Appendix C to this Disclosure Statement. Accordingly, the Debtor and Creditors' Committee believe that such allocation is fair and reasonable, and constitutes an appropriate settlement of all valuation and inter-Debtor claim issues between such Debtors.

         4.       TREATMENT OF CLAIMS AGAINST AND INTERESTS IN NSC.

                  (a)      CLASS NSC-1-- MISCELLANEOUS SECURED CLAIMS
         AGAINST NSC.

                           (i) TREATMENT: On, or as soon as reasonably practicable after, the latest of (x) the Distribution Date, (y) the date such Claim becomes an Allowed Class NSC-1 Claim, or
                                    (z) the date such Class NSC-1 Claim
                                    becomes payable pursuant to any agreement between NSC and the holder of such Class NSC-1 Claim, each holder of an Allowed Class NSC-1 Claim shall receive, in full satisfaction, settlement, release, and discharge, of and in exchange for, such Allowed Class NSC-1 Claim (I) Cash equal to the unpaid portion of such Allowed Class NSC-1 Claim or (II) such other treatment as to which NSC and such holder shall have agreed upon in writing.

                           (ii) VOTING: Class NSC-1 is Unimpaired and the holders of Allowed Class NSC-1 Claims are conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class NSC-1 are not entitled to vote to accept or reject the Plan.

                  (b)      CLASS NSC-2 -- OTHER PRIORITY CLAIMS AGAINST NSC.

                           (i) TREATMENT: On, or as soon as reasonably practicable after, the latest of (x) the Distribution Date, (y) the date such Claim becomes an Allowed Class NSC-2 Claim, or
                                    (z) the date such Class NSC-2 Claim
                                    becomes payable pursuant to any agreement between NSC and the holder of such Class NSC-2 Claim, each holder of an Allowed Class NSC-2 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class NSC-2 Claim (I) Cash equal to the unpaid portion of such Allowed Class NSC-2 Claim or (II) such other treatment as to which NSC and such holder shall have agreed upon in writing.

                           (ii) VOTING: Class NSC-2 is Unimpaired and the holders of Allowed Class NSC-2 Claims are conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class NSC-2 are not entitled to vote to accept or reject the Plan.

                  (c)      CLASS NSC-3 -- PBGC CLAIMS AGAINST NSC.

                           (i) TREATMENT: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class NSC-3 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class NSC-3 Claim, the distributions set forth in
                                    Section 2.11 of the Plan.

                           (ii)     VOTING: Class NSC-3 is Impaired and
                                    entitled to vote to accept or reject the Plan.

                  (d)      CLASS NSC-4 - BOND CLAIMS AGAINST NSC.

                           (i) TREATMENT: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class NSC-4 Claim shall receive through the Indenture Trustee, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class NSC-4 Claim, the distributions set forth in Section 2.9 of the Plan.

                           (ii)     VOTING: Class NSC-4 is Impaired and
                                    entitled to vote to accept or reject the Plan.

                  (e)      CLASS NSC-5 -- MITSUBISHI/MARUBENI CLAIMS AGAINST
         NSC.

                           (i) TREATMENT: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class NSC-5 Claim shall receive in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class NSC-5 Claims, the distributions set forth in Section 2.10 of the Plan.

                           (ii)     VOTING: Class NSC-5 is Impaired and
                                    entitled to vote to accept or reject the Plan.

                  (f)      CLASS NSC-6 -- GENERAL UNSECURED CLAIMS AGAINST NSC.

                           (i) TREATMENT: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class NSC-6 Claim, shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class NSC-6 Claim, its Pro Rata share of the NSC Unsecured Creditor Recovery Pool.

                           (ii) VOTING: Class NSC-6 is Impaired and is entitled to vote to accept or reject the Plan.

                  (g)      CLASS NSC-7 - INTERESTS IN NSC.

                           (i) TREATMENT: The holders of Class NSC-7 Interests shall neither receive any distributions nor retain any property under the Plan. On the Effective Date, all such Interests shall be deemed cancelled or extinguished.

                           (ii) VOTING: Class NSC-7 is Impaired, but because no distributions will be made to holders of Class NSC-7 Interests nor will such holders retain any property, such holders are conclusively deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Class NSC-7 is not entitled to vote to accept or reject the Plan.

         5.       TREATMENT OF CLAIMS AGAINST AND INTERESTS IN NS PELLET.

                  (a)      CLASS NSP-1--MISCELLANEOUS SECURED CLAIMS AGAINST NS
         PELLET.

                           (i) TREATMENT: On, or as soon as reasonably practicable after, the latest of (x) the Distribution Date, (y) the date such Claim becomes an Allowed Class NSP-1 Claim, or
                                    (z) the date such Class NSP-1 Claim
                                    becomes payable pursuant to any agreement between NSP and the holder of such Class NSP-1 Claim, each holder of an Allowed Class NSP-1 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class NSP-1 Claim (I) Cash equal to the unpaid portion of such Allowed Class NSP-1 Claim or (II) such other treatment as to which NSP and such holder shall have agreed upon in writing.

                           (ii) VOTING: Class NSP-1 is Unimpaired and the holders of Allowed Class NSP-1 Claims are conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class NSP-1 are not entitled to vote to accept or reject the Plan.

                  (b)      CLASS NSP-2 -- OTHER PRIORITY CLAIMS AGAINST NS
         PELLET.

                           (i) TREATMENT: On, or as soon as reasonably practicable after, the latest of (x) the Distribution Date, (y) the date such Claim becomes an Allowed Class NSP-2 Claim, or
                                    (z) the date such Class NSP-2 Claim
                                    becomes payable pursuant to any agreement between NSP and the holder of such Class NSP-2 Claim, each holder of an Allowed Class NSP-2 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class NSP-2 Claim (I) Cash equal to the unpaid portion of such Allowed Class NSP-2 Claim or (II) such other treatment as to which NSP and such holder shall have agreed upon in writing.

                           (ii) VOTING: Class NSP-2 is Unimpaired and the holders of Allowed Class NSP-2 Claims are conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class NSP-2 are not entitled to vote to accept or reject the Plan.

                  (c)      CLASS NSP-3 -- PBGC CLAIMS AGAINST NS PELLET.

                           (i) TREATMENT: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class NSP-3 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class NSP-3 Claim, the distributions set forth in
                                    Section 2.11 of the Plan.

                           (ii)     VOTING: Class NSP-3 is Impaired and
                                    entitled to vote to accept or reject the Plan.

                  (d)      CLASS NSP-4 -- GENERAL UNSECURED CLAIMS AGAINST NS
         PELLET.

                           (i) TREATMENT: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class NSP-4 Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class NSP-4 Claim, its Pro Rata share of the NS Pellet Unsecured Creditor Recovery Pool.

                           (ii) VOTING: Class NSP-4 is Impaired and is entitled to vote to accept or reject the Plan.

                  (e)      CLASS NSP-5 - INTERESTS IN NS PELLET.

                           (i) TREATMENT: On the later of the Effective Date or the dissolution of NS Pellet as set forth in Section 4.3(a) of the Plan, all Interests in NS Pellet shall be deemed cancelled and extinguished.

                           (ii) VOTING: Class NSP-5 is Impaired, but because no distributions will be made to holders of Class NSP-5 Interests nor will such holders retain any property, such holders are conclusively deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Class NSP-5 is not entitled to vote to accept or reject the Plan.

         6.       TREATMENT OF CLAIMS AGAINST AND INTERESTS IN PROCOIL.

                  (a)      CLASS PRO-1--MISCELLANEOUS SECURED CLAIMS AGAINST
         PROCOIL.

                           (i) TREATMENT: On, or as soon as reasonably practicable after, the latest of (x) the Distribution Date, (y) the date such Claim becomes an Allowed Class PRO-1 Claim, or
                                    (z) the date such Class PRO-1 Claim
                                    becomes payable pursuant to any agreement between ProCoil and the holder of such Class PRO-1 Claim, each holder of an Allowed Class PRO-1 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class PRO-1 Claim (I) Cash equal to the unpaid portion of such Allowed Class PRO-1 Claim or (II) such other treatment as to which ProCoil and such holder shall have agreed upon in writing.

                           (ii) VOTING: Class PRO-1 is Unimpaired and the holders of Allowed Class PRO-1 Claims are conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class PRO-1 are not entitled to vote to accept or reject the Plan.

                  (b)      CLASS PRO-2 -- OTHER PRIORITY CLAIMS AGAINST PROCOIL.

                           (i) TREATMENT: On, or as soon as reasonably practicable after, the latest of (x) the Distribution Date, (y) the date such Claim becomes an Allowed Class PRO-2 Claim, or
                                    (z) the date such Class PRO-2 Claim
                                    becomes payable pursuant to any agreement between ProCoil and the holder of such Class PRO-2 Claim, each holder of an Allowed Class PRO-2 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class PRO-2 Claim (I) Cash equal to the unpaid portion of such Allowed Class PRO-2 Claim or (II) such other treatment as to which ProCoil and such holder shall have agreed upon in writing.

                           (ii) VOTING: Class PRO-2 is Unimpaired and the holders of Allowed Class PRO-2 Claims are conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class PRO-2 are not entitled to vote to accept or reject the Plan.

                  (c)      CLASS PRO-3 -- PBGC CLAIMS AGAINST PROCOIL.

                           (i) TREATMENT: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class PRO-3 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class PRO-3 Claim, the distributions set forth in
                                    Section 2.11 of the Plan.

                           (ii)     VOTING: Class PRO-3 is Impaired and
                                    entitled to vote to accept or reject the Plan.

                  (d)      CLASS PRO-4 -- GENERAL UNSECURED CLAIMS AGAINST
         PROCOIL.

                           (i) TREATMENT: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class PRO-4 Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class PRO-4 Claim, its Pro Rata share of the ProCoil Unsecured Creditor Recovery Pool.

                           (ii) VOTING: Class PRO-4 is Impaired and is entitled to vote to accept or reject the Plan.

                  (e)      CLASS PRO-5 - INTERESTS IN PROCOIL.

                           (i) TREATMENT: On the later of the Effective Date or the dissolution of ProCoil as set forth in Section 4.3(a) of the Plan, all Interests in ProCoil shall be deemed cancelled and extinguished.

                           (ii) VOTING: Class PRO-5 is Impaired, but because no distributions will be made to holders of Class PRO-5 Interests nor will such holders retain any property, such holders are conclusively deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Class PRO-5 is not entitled to vote to accept or reject the Plan.

         7. TREATMENT OF CLAIMS AGAINST AND INTERESTS IN EACH OF THE RESPECTIVE INACTIVE DEBTORS.

                  (a) CLASS INACTIVE-1--ALL CLAIMS AGAINST EACH OF THE RESPECTIVE INACTIVE DEBTORS EXCEPT ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS AND PBGC CLAIMS.

                           (i) TREATMENT: The Debtors are unaware of any valid Class Inactive-1 Claims. In the event that any Class Inactive-1 Claims become Allowed Claims against an Inactive Debtor, such Claims shall be treated as Class NSC-6 Claims.

                           (ii) VOTING: Class Inactive-1 is Impaired and entitled to vote to accept or reject the Plan.

                  (b) CLASS INACTIVE-2 -- PBGC CLAIMS AGAINST EACH OF THE RESPECTIVE INACTIVE DEBTORS.

                           (i) TREATMENT: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class Inactive-2 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class Inactive-2 Claims, the distributions set forth in Section 2.11 of the Plan.

                           (ii) VOTING: Class Inactive-2 is Impaired and entitled to vote to accept or reject the Plan.

                  (c) CLASS INACTIVE-3 - INTERESTS IN EACH OF THE RESPECTIVE INACTIVE DEBTORS.

                           (i) TREATMENT: The holders of Class Inactive-3 Interests shall neither receive any distributions nor retain any property under the Plan. On the later of the Effective Date and completion of the dissolution of the Inactive Debtors as set forth in Section 4.4 of the Plan, all Interests in each of the Inactive Debtors shall be deemed cancelled or extinguished.

                           (ii) VOTING: Class Inactive-3 is Impaired, but because no distributions will be made to holders of Class Inactive-3 Interests nor will such holders retain any property, such holders are conclusively deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Class Inactive-3 is not entitled to vote to accept or reject the Plan.

         8. TREATMENT OF CLAIMS AGAINST AND INTERESTS IN EACH OF THE RESPECTIVE NO ASSET DEBTORS.

                  (a) CLASS NO ASSET-1 - ALL CLAIMS AGAINST EACH OF THE RESPECTIVE NO ASSET DEBTORS EXCEPT FOR ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS AND PBGC CLAIMS.

                           (i) TREATMENT: Because none of the No Asset Debtors have any material assets, holders of Allowed Class No Asset-1 Claims shall not receive any distribution of property under the Plan on account of such Claims.

                           (ii) VOTING: Class No Asset-1 is Impaired, but because no distributions will be made to holders of Class No Asset-1 Claims nor will such holders retain any property, such holders are conclusively deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Class No Asset-1 is not entitled to vote to accept or reject the Plan.

                  (b) CLASS NO ASSET-2 -- PBGC CLAIMS AGAINST EACH OF THE RESPECTIVE NO ASSET DEBTORS.

                           (i) TREATMENT: Because none of the No Asset Debtors have any material assets, holders of Allowed Class No Asset-2 Claims shall not receive any distribution of property under the Plan from the No Asset Debtors, but shall receive the distributions set forth in Section 2.11 of the Plan.

                           (ii) VOTING: Class No Asset-2 is Impaired and entitled to vote to accept or reject the Plan.

                  (c) CLASS NO ASSET-3 - INTERESTS IN EACH OF THE RESPECTIVE NO ASSET DEBTORS.

                           (i) TREATMENT: The holders of Class No Asset-3 Interests shall neither receive any distributions nor retain any property under the Plan. On the later of the Effective Date and completion of the dissolution of the No Asset Debtors as set forth in Section 4.4 of the Plan, all Interests in each of the No Asset Debtors shall be deemed cancelled or extinguished.

                           (ii) VOTING: Class No Asset-3 is Impaired, but because no distributions will be made to holders of Class No Asset-3 Interests nor will such holders retain any property, such holders are conclusively deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Class No Asset-3 is not entitled to vote to accept or reject the Plan.

         9.       SPECIAL PROVISION REGARDING FIRST MORTGAGE BONDS

         Section 2.9 of the Plan provides that, in full satisfaction, settlement, release and discharge of, and in exchange for, any and all Bond Claims against any Debtor, the Indenture Trustee (a) received the Bond Sale Closing Date Payment and (b) shall receive, for the benefit of the holders of the Bonds, the Cash in the Bond Recovery Pool, each to be distributed to the holders of the Bonds with Allowed Bond Claims by the Indenture Trustee in accordance with the terms of the Indenture and the Plan. In addition, on the Effective Date, Houlihan, Lokey, Howard & Zukin Capital ("HLHZ"), the Bondholders' Committee's investment bankers, shall receive payment from the Debtors in the amount of $1,263,322.85 as an allowed Substantial Contribution Claim, representing HLHZ's fee in respect of the distributions made to holders of the Bonds through the Effective Date. HLHZ's allowed Substantial Contribution Claim will also include subsequent payments on account of post-Effective Date distributions of Cash in the Bond Recovery Pool, if any, in amounts as determined pursuant to HLHZ's retention agreement with the Bondholders' Committee, with such amounts to be paid concurrently with distributions to the Indenture Trustee. Pursuant to the Intercreditor Settlement, Bankruptcy Rule 9019 and Sections 1123(b)(3) and (5) of the Bankruptcy Code, and in consideration for the distributions and other benefits provided in connection with the US Steel Sale and under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to all Bond Claims. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval of the compromise and settlement and release of all such claims or controversies and the Bankruptcy Court's finding that such compromise and settlement is in the best interests of the Debtors and the Reorganized Debtors and their respective property and Claim and Interest holders, and is fair, equitable and reasonable.

         10.      MITSUBISHI/MARUBENI CLAIMS

         Section 2.10 of the Plan provides that, in full satisfaction, settlement, release and discharge of, and in exchange for any and all Mitsubishi/Marubeni Claims against any Debtor, Mitsubishi and Marubeni (a) collectively received the Mitsubishi/Marubeni Sale Closing Date Payment, (b) Mitsubishi shall receive 70.33% of the Mitsubishi/Marubeni Recovery Pool, and
(c) Marubeni shall receive 29.67% of the Mitsubishi/Marubeni Recovery Pool. Pursuant to the Intercreditor Settlement, Bankruptcy Rule 9019 and 11 U.S.C. ss.ss. 1123(b)(3) and (5), and in consideration for the distributions and other benefits provided in connection with the US Steel Sale and under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement and release of all claims or controversies relating to all Mitsubishi/Marubeni Claims. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval of the compromise and settlement and release of all such claims or controversies and the Bankruptcy Court's finding that such compromise and settlement and release is in the best interests of the Debtors and the Reorganized Debtors and their respective property and Claim and Interest holders, and is fair, equitable and reasonable.

         11.      PBGC CLAIMS

         Section 2.11 of the Plan provides that, in full satisfaction, settlement, release and discharge of, and in exchange for any and all PBGC Claims against any Debtor or non-Debtor affiliate of any Debtor, the PBGC (a) received the PBGC Sale Closing Date Payment, (b) shall have an Allowed General Unsecured Claim against each Debtor in the amount of approximately $2.1 billion and (c) on account of all such Allowed General Unsecured Claims shall receive a single distribution determined as set forth below. The PBGC's distribution on account of its Allowed General Unsecured Claims shall be from the funds in the Overall Unsecured Creditors Recovery Pool deposited into the Unsecured Creditor Escrow and (i) shall be calculated as if all Debtor Estates were substantively consolidated and all holders of Allowed General Unsecured Claims were in a single Class, (ii) shall be waived until all other holders of Allowed General Unsecured Claims entitled to receive distributions under the Plan receive distributions equal to 1.5% of their Allowed General Unsecured Claims, and (iii) thereafter, shall be Pro Rata (calculated pursuant to clause (i) above). Pursuant to the PBGC Settlement, Bankruptcy Rule 9019 and 11 U.S.C. ss.ss. 1123(b)(3) and (5), and in consideration for the distributions and other benefits provided in connection with the US Steel Sale and under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to all PBGC Claims. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval of the compromise and settlement and release of all such claims or controversies and the Bankruptcy Court's finding that such compromise and settlement is in the best interests of the Debtors and the Reorganized Debtors and their respective property and Claim and Interest holders, and is fair, equitable and reasonable.

         12.      INITIAL UNSECURED CREDITOR FUNDING

         As agreed to in the Intercreditor Settlement among the parties thereto, after notice of the Intercreditor Settlement Agreement to creditors and parties in interest and as approved by the Sale Order, on the Effective Date, $25 million shall be deposited into the Unsecured Creditor Escrow, pending distributions to such holders as set forth in the Plan. Thereafter, the Unsecured Creditor Escrow shall be funded with 20% of the Reorganized Debtor Net Available Cash. For purposes of determining distributions to holders of Allowed Class NSC-6 Claims, Allowed NSP-4 Claims, and Allowed Class Pro-4 Claims, the aforesaid $25 million together with all other amounts deposited in the Unsecured Creditor Escrow shall be allocated as follows:
95.4% to the NSC Unsecured Creditor Recovery Pool, 2.4% to the NS Pellet Unsecured Creditor Recovery Pool, and 2.2% to the Procoil Unsecured Creditor Recovery Pool. Notwithstanding the foregoing, the PBGC shall receive no distribution from the Unsecured Creditor Escrow until all holders of Allowed Class NSC-6 Claims, Allowed NSP-4 Claims, and Allowed Class Pro-4 Claims, on a consolidated basis, receive payment equal to 1.5% of the aggregate amount of their Allowed Claims. Thereafter, the PBGC and the holders of Allowed Class NSC-6 Claims, Allowed NSP-4 Claims, and Allowed Class Pro-4 Claims shall share pro rata in any funds remaining in the Unsecured Creditor Escrow. In addition, the funds deposited in the Unsecured Creditor Escrow shall not be subject to holders of Administrative Claims or Claims with priority under Section 507(a) of the Bankruptcy Code; other than as set forth in Section 10.17(c) of the Plan.

         13.      INTERCOMPANY SETTLEMENT

         There shall be no distribution under the Plan on account of Intercompany Claims. The allocation (a) of Reorganized Debtor Net Available Cash to the Bond Recovery Pool, the Mitsubishi/Marubeni Recovery Pool and the Overall Unsecured Creditor Recovery

Pool; and (b) of the Overall Unsecured Creditor Recovery Pool to the NSC Unsecured Creditor Recovery Pool, the NS Pellet Unsecured Creditor Recovery Pool, and the ProCoil Unsecured Creditor Recovery Pool, all as set forth in the Plan, constitutes a good faith compromise and settlement pursuant to Bankruptcy Rule 9019 and 11 U.S.C. ss.ss. 1123(b)(3) and (5) of all Intercompany Claims. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval of the compromise and settlement of all such Intercompany Claims and the Bankruptcy Court's findings that such compromise and settlement is in the best interests of the Debtors and the Reorganized Debtors and their respective property and Claim and Interest holders and is fair, equitable and reasonable.

         14.      RESERVATION OF RIGHTS REGARDING CLAIMS

         Except as otherwise explicitly provided in the Plan, nothing in the Plan shall affect the Debtors' or the Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

         15.      THIRD PARTY CLAIMS

         Notwithstanding anything else in the Plan to the contrary, nothing in the Plan shall be construed to effectuate a release or discharge of any claims owned by a party other than a Debtor or Reorganized Debtor against any party other than a Debtor or a Reorganized Debtor.

C.       ACCEPTANCE OR REJECTION OF THE PLAN

         1.       IMPAIRED CLASSES OF CLAIMS AND INTERESTS ENTITLED TO VOTE

         Subject to Section 3.4 of the Plan, Claim and Interest holders in each Impaired Class of Claims or Interests are entitled to vote as a class to accept or reject the Plan.

         2.       ACCEPTANCE BY AN IMPAIRED CLASS

         In accordance with Section 1126(c) of the Bankruptcy Code and except as provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

         3.       PRESUMED ACCEPTANCES BY UNIMPAIRED CLASSES

         Classes NSC-1, NSC-2, NSP-1, NSP-2, PRO-1, and PRO-2 are Unimpaired by the Plan. Under Section 1126(f) of the Bankruptcy Code, such Claim holders are conclusively presumed to accept the Plan, and the votes of such Claim holders will not be solicited.

         4.       CLASSES DEEMED TO REJECT PLAN

         Holders of Claims and Interests in Classes NSC-7, NSP-5, PRO-5, Inactive-3, No Asset-1, and No Asset-3 are not entitled to receive or retain any property under the Plan. Under Section 1126(g) of the Bankruptcy Code, Classes NSC-7, NSP-5, PRO-5, Inactive-3, No Asset-

1, and No Asset-3 are deemed to reject the Plan, and the vote of the holders of Claims in those classes will not be solicited.

         5.       SUMMARY OF CLASSES VOTING ON THE PLAN

         As a result of the provisions of Sections 3.3 and 3.4 of the Plan, the votes of holders of Claims in Classes NSC-3, NSC-4, NSC-5, NSC-6, NSP-3, NSP-4, PRO-3, PRO-4, Inactive-1, Inactive-2, and No Asset-2 will be solicited with respect to the Plan.

         6.       CONFIRMATION PURSUANT TO SECTION 1129(B) OF THE BANKRUPTCY
                  CODE

         To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under Section 1129(b) of the Bankruptcy Code.

D.       MEANS FOR IMPLEMENTATION OF THE PLAN

         1.       US STEEL SALE

         The Plan completes the implementation of, and the distributions of proceeds from, the US Steel Sale.

         2.       SOURCES FOR PLAN DISTRIBUTIONS

         All Cash necessary for the Debtors or the Disbursing Agent to make payments of Cash pursuant to the Plan shall be obtained from the following sources: (a) the Debtors' or Reorganized Debtors' Cash on hand, (b) the proceeds of the US Steel Sale, (c) Cash received in liquidation of the remaining assets of the Debtors, and (d) proceeds of Litigation Claims. See Appendix C to this Disclosure Statement.

         3.       CONTINUED CORPORATE EXISTENCE; VESTING OF ASSETS

                  (a) Section 4.3 of the Plan provides that, subject to the provisions of the Plan, and the Restructuring Transactions contemplated in Section 4.7 of the Plan, if applicable, the Reorganized Debtors shall continue to exist after the Effective Date as separate corporate entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated and pursuant to their respective certificates or articles of incorporation and by-laws in effect prior to the Effective Date, provided however, that the corporate purpose of each Reorganized Debtor shall be limited to taking such actions as are necessary to implement, and are consistent with implementing, the Plan and the US Steel Sale. Any dispute as to the propriety of any action sought to be taken by a Reorganized Debtor shall be resolved by the Bankruptcy Court. Subject to the Restructuring Transactions contemplated in
         Section 4.7 of the Plan, as soon as practicable after the Plan Administrator exhausts the assets of a Reorganized Debtor by making the final distribution of Cash under the Plan and the Plan Administrator Agreement with respect to such Debtor, the Plan Administrator shall (i) effectuate the dissolution of such Reorganized Debtor in accordance with the laws of the state of its incorporation and (ii) cause the resignation of all officers and directors of such Reorganized Debtor.

                  (b) Except as expressly provided elsewhere in the Plan, on the Effective Date, the property of each Debtor's Estate shall revest in the applicable Reorganized Debtor.

         4.       DISSOLUTION OF THE INACTIVE DEBTORS AND THE NO ASSET DEBTORS

         Section 4.4 of the Plan provides that, subject to the Restructuring Transactions contemplated in Section 4.7 of the Plan, as soon as practicable after the Effective Date, each of the Inactive Debtors and the No Asset Debtors shall take all steps necessary to wind up its affairs and dissolve its corporate existence. Because the Inactive Debtors have no known Claims against them (other than Intercompany Claims and PBGC Claims which are settled pursuant to Sections 2.13 and 2.11, respectively, of the Plan) on the Effective Date, all net assets of each of the Inactive Debtors shall automatically vest in and be owned and possessed by NSC, as the sole shareholder of each of the Inactive Debtors.

         5.       CANCELLATION OF OLD SECURITIES AND RELATED AGREEMENTS.

                  (a) On the Effective Date, except as otherwise provided for herein, (a) the Old Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, shall be cancelled, and (b) the obligations of the Debtors and the Indenture Trustee under any agreements, indentures or certificates of designations governing the Old Securities and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, as the case may be, shall be discharged.

                  (b) Notwithstanding the foregoing, the applicable provisions of the Indenture shall continue in effect solely for the purposes of permitting the Indenture Trustee to make distributions to holders of Bond Claims, pursuant to and subject to the Plan. Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and immediately following the completion of distributions to holders of Bond Claims, the Indenture Trustee shall be released from all duties, without any further action on the part of the Debtors or the Reorganized Debtors.

                  (c) Nothing in the Plan affects the Indenture Trustee's rights pursuant to the Indenture and applicable non-bankruptcy law to assert the Charging Lien, issued pursuant to the Indenture to secure payment of the Indenture Trustee's fees and expenses, on any distributions hereunder to holders of Bond Claims. If the Indenture Trustee does not serve as disbursing agent with respect to distributions to its respective holders, then the funds distributed to any such disbursing agent shall be subject to the Charging Lien of the Indenture Trustee under the Indenture.

                  (d) Old Subsidiary Stock shall continue to be held by its respective owner solely for purposes of completing the dissolution of each such Debtor, provided that, as set forth in Article II of the Plan, no distributions shall be made on account of any Old Subsidiary Stock and all such stock shall be cancelled and extinguished upon the dissolution of such Debtors as set forth in Sections 4.3(a) and 4.4 of the Plan, as described above.

         6.       CERTIFICATES OF INCORPORATION AND BY-LAWS

         The certificate or articles of incorporation and by-laws of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to Section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by Section 1123(a)(6) of the Bankruptcy Code.

         7.       RESTRUCTURING TRANSACTIONS

         On or after the Effective Date, the applicable Reorganized Debtors may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate structure of the Reorganized Debtors, or to reincorporate certain subsidiary Debtors under the laws of jurisdictions other than the laws of which the applicable subsidiary Debtors are presently incorporated. Such restructuring may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate (collectively, the "Restructuring Transactions"). The actions to effect the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting, or acquiring corporations. In each case in which the surviving, resulting, or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting, or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

         8.       COMPENSATION AND BENEFIT PROGRAMS

         All compensation and benefit plans of the Debtors shall be terminated
(a) upon the dissolution of such Debtor or (b) pursuant to an order entered by the Bankruptcy Court in compliance with applicable provisions of the Bankruptcy Code.

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

         9.       DIRECTORS AND OFFICERS OF REORGANIZED DEBTORS

         On the Effective Date, the Plan Administrator shall become the sole director and the President of each of the Debtors. The Plan Administrator shall be authorized to execute, deliver, file or record such documents, instruments, releases and other agreements and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

         10.      CREDITORS' COMMITTEE AND UNSECURED CREDITORS REPRESENTATIVE.

                  (a) DISSOLUTION OF CREDITORS' COMMITTEE. The Creditors' Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in Section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Effective Date. On the Effective Date, the Creditors' Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Creditors' Committee's attorneys, accountants and other agents or professionals shall terminate. All expenses of Creditors' Committee members and the fees and expenses of their professionals through the Effective Date shall be paid in accordance with the terms and conditions of a Final Order concerning such fees.

                  (b) CREATION AND SELECTION. On the Effective Date, the Unsecured Creditors Representative shall be formed and constituted. The Unsecured Creditors Representative shall consist of not more than three (3) Creditors' Committee members who shall be appointed by the Creditors' Committee and whose identities shall be disclosed to the Bankruptcy Court at or before the Confirmation Hearing. In the event that no one is willing to serve on the Unsecured Creditors Representative or there shall have been no Unsecured Creditors Representative members for a period of thirty (30) consecutive days, then the Plan Administrator may, during such vacancy and thereafter, ignore any reference in the Plan, the Plan Administrator Agreement or the Confirmation Order to an Unsecured Creditors Representative, and all references to the Unsecured Creditors Representative's ongoing duties and rights in the Plan, the Plan Administrator Agreement and the Confirmation Order shall be null and void.

                  (c) FUNCTION AND DURATION; COMPENSATION AND EXPENSES. The Unsecured Creditors Representative (i) shall be responsible for (A) representing the interests of holders of General Unsecured Claims in the wind-down of the Debtors' Estates, (B) reviewing the prosecution of adversary and other proceedings, if any, including proposed settlements thereof, and (C) reviewing objections to and proposed settlements of Disputed Claims, and (ii) shall remain in existence until such time as the final distributions under the Plan have been made by the Reorganized Debtors. The members of the Unsecured Creditors Representative shall serve without compensation for their performance of services as members of the Unsecured Creditors Representative, except that they shall be entitled to reimbursement of reasonable expenses, including reasonable attorneys' fees and expenses, from the Overall Unsecured Creditor Recovery Pool.

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

                  (d) LIMITATION OF LIABILITY. Neither the Unsecured Creditors Representative, nor any of its members or designees, nor any duly designated agent or representative of the Unsecured Creditors Representative, or their respective employees, shall be liable for the act or omission of any other member, designee, agent or representative of the Unsecured Creditors Representative; nor shall any member be liable for any act or omission taken or omitted to be taken in its capacity as a member of the Unsecured Creditors Representative, other than acts or omissions resulting from such member's willful misconduct or gross negligence.

         11. PLAN MONITOR. As a result of negotiations among the Debtors, the Bondholders' Committee and the Creditors' Committee, the Plan includes provisions creating a "Plan Monitor." The selection and function of the Plan Monitor is set forth below.

                  (a) CREATION AND SELECTION. The Plan Monitor shall be selected by the Bondholders' Committee and shall become effective on the Effective Date, which selection shall be made from three (3) non-attorney, Chicago-based insolvency professionals proposed by the Debtors not later than thirty (30) days prior to the Confirmation Hearing, and which selection shall be reasonably acceptable to the Creditors' Committee and Mitsubishi and Marubeni. The identity of the Plan Monitor selected shall be disclosed in a notice filed with the Bankruptcy Court by the Debtors not later than five (5) days before the Confirmation Hearing. If the Plan Monitor is removed for cause, resigns, or is otherwise incapacitated, the successor Plan Monitor shall be chosen as described herein with the selection of the Plan Monitor from three (3) non-attorney, Chicago-based insolvency professionals selected by the Reorganized Debtors not later than thirty (30) days following such removal, resignation, or incapacitation. In the event that no one is willing to serve as Plan Monitor or there shall have been no Plan Monitor for a period of forty-five (45) consecutive days, then the Plan Administrator and the Reorganized Debtors may, during such vacancy and thereafter, ignore any reference in the Plan, the Plan Administrator Agreement or the Confirmation Order to a Plan Monitor, and all references to the Plan Monitor's ongoing duties and rights in the Plan, the Plan Administrator Agreement and the Confirmation Order shall be null and void.

                  (b) FUNCTION AND DURATION; COMPENSATION AND EXPENSES. The Plan Monitor shall be entitled to receive information from the Debtors regarding the administration of the Estates as reasonably requested and shall be entitled to meet and confer with the Plan Administrator and the Reorganized Debtors' professionals at reasonable times to be agreed upon after request. The Reorganized Debtors shall reimburse the Plan Monitor for reasonable fees and expenses. The Plan Monitor (i) shall not be entitled to retain counsel or other professionals at the expense of the Reorganized Debtors, and (ii) shall not be obligated to follow the direction of any particular Residual Beneficiaries' Representative. The Plan Monitor shall remain in existence until such time as the final distributions under the Plan have been made by the Reorganized Debtors.

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

                  (c) LIMITATION OF LIABILITY. Neither the Plan Monitor, or its respective employees, shall be liable for any act or omission taken or omitted to be taken in its capacity as Plan Monitor, other than acts or omissions resulting from his or her willful misconduct or gross negligence.

         12.      THE PLAN ADMINISTRATOR.

                  (a) APPOINTMENT. From and after the Effective Date, Mr. Kirk Sobecki, the Debtors' current President, shall serve as the Plan Administrator pursuant to the Plan Administrator Agreement and the Plan, until death, resignation or discharge and the appointment of a successor Plan Administrator in accordance with the Plan Administrator Agreement.

                  (b) RIGHTS, POWERS AND DUTIES OF THE REORGANIZED DEBTORS AND THE PLAN ADMINISTRATOR. The Reorganized Debtors shall retain and have all the rights, powers and duties necessary to carry out their responsibilities under the Plan. Such rights, powers and duties, which shall be exercisable by the Plan Administrator on behalf of a Reorganized Debtor pursuant to the Plan and the Plan Administrator Agreement, and as an estate representative pursuant to 11 U.S.C. ss. 1123(b), shall include, among others:

                           (i) investing the Reorganized Debtors' Cash, including, but not limited to, the Cash held in any operating account or segregated account (including funds escrowed in connection with the US Steel Sale and the Sale Order), including the Unsecured Creditor Escrow in (A) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which are guaranteed by the full faith and credit of the United States of America; (B) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (C) any other investments that may be permissible under
                                    (I) Section 345 of the Bankruptcy Code or
                                    (II) any order of the Bankruptcy Court
                                    entered in the Debtors' Chapter 11 cases;

                           (ii) calculating and paying all distributions to be made under the Plan, the Plan Administrator Agreement and other orders of the Bankruptcy Court to holders of Allowed Claims;

                           (iii) employing, supervising and compensating professionals retained to represent the interests of, and serve on behalf of, the Reorganized Debtors;

                           (iv) disposing of all assets of the Debtors or Reorganized Debtors;

                           (v) making and filing tax returns for any of the Debtors or Reorganized Debtor;

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

                           (vi) objecting to Claims or Interests filed against any of the Debtors' Estates on any basis;

                           (vii)    seeking estimation of contingent or
                                    unliquidated claims under 11 U.S.C.ss.502
                                    (c);

                           (viii) seeking determination of tax liability under 11 U.S.C. ss. 505;

                           (ix) prosecuting avoidance actions under 11 U.S.C.ss.ss.544, 545, 547, 548, 549, 550 and 553;

                           (x) prosecuting turnover actions under 11 U.S.C.ss.ss.542 and 543;

                           (xi) prosecuting, settling, dismissing or otherwise disposing of the Litigation Claims;

                           (xii) dissolving the Reorganized Debtors as and if necessary or appropriate;

                           (xiii) exercising all powers and rights, and taking all actions, contemplated by or provided for in the Plan Administrator Agreement;

                           (xiv) coordinating, cooperating and reporting to the Plan Committee;

                           (xv) filing any necessary post-confirmation reports with the Bankruptcy Court, paying quarterly fees pursuant to 28 U.S.C. ss. 1930(a)(6) for each of the Debtors until the entry of a final decree for the respective Debtor, and filing a final report pursuant to Rule-5009-1(c) of the Local Rules prior to the entry of a final decree for any respective Debtors; and

                           (xvi) taking any and all other actions necessary or appropriate to implement or consummate the Plan and the provisions of the Plan Administrator Agreement.

                  (c) COMPENSATION OF THE PLAN ADMINISTRATOR. The Debtors have designated Mr. Kirk Sobecki as the Plan Administrator. Mr. Sobecki is the Debtors' current president and for the majority of the Chapter 11 Cases was the Debtors' Chief Financial Officer. The Plan Administrator shall be compensated by the Reorganized Debtors by being paid his existing salary, plus amounts pursuant to the Debtors' Bankruptcy Court approved employee retention programs. Any professionals retained by the Plan Administrator shall be entitled to reasonable compensation by the Reorganized Debtors for services rendered and reimbursement of expenses incurred by such professional. The payment of the fees and expenses of the Plan Administrator and its retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court but shall be subject to review by the Plan Monitor and the Residual Beneficiaries' Representatives. The Plan Administrator shall deliver to the Plan

         Monitor detailed written invoices with respect to requests for payment of any such fees and expenses.

                  (d) INDEMNIFICATION. The Reorganized Debtors shall indemnify and hold harmless the Plan Administrator and its professionals, or any duly designated agent or representative thereof (in its capacity as such), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to, attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Reorganized Debtors or the implementation or administration of the Plan, other than acts or omissions resulting from the willful misconduct or gross negligence of the Plan Administrator and its professionals, or any duly designated agent or representative thereof (in its capacity as such). To the extent the Reorganized Debtors indemnify and hold harmless the Plan Administrator and its professionals, or any duly designated agent or representative thereof (in its capacity as such), as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid by the Reorganized Debtors.

                  The Reorganized Debtors and the Estates shall, to the fullest extent permitted by the laws of the State of Delaware, indemnify and hold harmless the Plan Administrator (in its capacity as such and as officer and director of Reorganized Debtor) and the Plan Administrator's and the Reorganized Debtors' agents, representatives, professionals and employees (collectively the "Indemnified Parties") from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to, attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Reorganized Debtors and the Estates or the implementation or administration of the Plan and the Plan Administrator Agreement other than acts or omissions resulting from such Indemnified Party's willful misconduct or gross negligence. To the extent a Reorganized Debtor and the Estates indemnify and hold harmless the Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid by the Reorganized Debtors.

                  (e) AUTHORITY TO OBJECT TO CLAIMS AND INTERESTS AND TO SETTLE DISPUTED CLAIMS. From and after the Effective Date, the Reorganized Debtors and the Plan Administrator shall be authorized
         (i) to object to any Claims or Interests filed against any of the Debtors' Estates which are not deemed as Allowed Claims under the Plan or were not previously deemed allowed by a Final Order of the Bankruptcy Court and (ii) pursuant to Fed. R. Bankr. P. 9019(b) and
         Section 105(a) of the Bankruptcy Code, to compromise and settle Disputed Claims, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements of claims:

                           (i)      If the Disputed Claim Amount of the
                                    Disputed Claim is less than $100,000 and does not involve the settlement of any Claims of an insider, the Reorganized Debtors and the Plan Administrator shall be authorized and empowered to settle a Disputed Claim and execute necessary documents, including a stipulation of settlement or release, without notice to any party.

                           (ii)     If the Disputed Claim Amount of the
                                    Disputed Claim is more than $100,000 but less than $5,000,000 and does not involve the settlement of any Claims of an insider, the Reorganized Debtors and the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, upon five (5) Business Days' notice to the Plan Monitor.

                           (iii)    If the Disputed Claim Amount of the
                                    Disputed Claim is greater than $5,000,000, or involves the settlement of any Claim of an insider, the Reorganized Debtors and the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Bankruptcy Court approval of such settlement after notice to the Plan Monitor and any other affected party.

                  If the Plan Monitor or any of the Residual Beneficiaries' Representatives objects to the proposed settlement of a Disputed Claim within the prescribed notice period set forth above in writing to the Reorganized Debtors, then (A) if the objecting party withdraws for any reason its objection to such settlement, the Plan Administrator may enter into the proposed settlement without further notice and a hearing or entry of an order of the Bankruptcy Court or
         (B) if the objecting party does not withdraw its objection, the Plan Administrator shall have the option of (I) forgoing entry into the settlement agreement that is the subject of the objection, (II) modifying the terms of the settlement agreement in a way that results in the objecting party withdrawing its objection, or (III) seeking an order of the Bankruptcy Court authorizing the Plan Administrator to enter into the settlement agreement over the objecting party's objection, provided that, in the case of a proposed settlement of a Disputed General Unsecured Claim, the Plan Monitor shall confer with and take direction from the Unsecured Creditors Representative only and only the Unsecured Creditors Representative (to the exclusion of the other Residual Beneficiaries' Representatives) may object to such proposed settlement. Claims Allowed in the Plan shall not be subject to objection.

                  (f) NOTICE PROCEDURES WITH RESPECT TO OTHER WIND-DOWN MATTERS. After the Effective Date, the Reorganized Debtors and the Plan Administrator shall be authorized to carry out all functions contemplated by the Plan, including without limitation those set forth in Section 4.10(b) of the Plan, without approval of the Bankruptcy Court. Notwithstanding the foregoing, any action to be taken that is not in the ordinary course of the Debtors' or Reorganized Debtors' business and that involves a sum or an expense of greater than $100,000 (including the payment of any Secured or Administrative Claim) shall not be taken unless (i) the Plan Monitor first receives notice of the proposed action and (ii) neither the Plan Monitor nor the Residual Beneficiaries'

         Representatives object in writing to the Plan Administrator within seven (7) days after receipt of such notice. In the event that any objection is received by the Plan Administrator, absent a consensual resolution, the Plan Administrator and the Reorganized Debtors shall not take such action unless and until Bankruptcy Court approval (after notice and a hearing) is obtained.

         13.      PRESERVATION OF RIGHTS OF ACTION; NKK LITIGATION TRUST


                  (a) GENERALLY. Except as otherwise provided in the Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Litigation Claims that the Debtors or the Estates may hold against any Person or entity. Each Debtor or its successor(s), in consultation with the Residual Beneficiaries' Representatives, may pursue such Litigation Claims, as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor(s) who hold such rights.

                           Among other things, the Debtors expressly reserve the right to pursue claims under Article 5 of the Bankruptcy Code against parties that received payments from the Debtors prior to the Petition Date (for example, preference claims to recover payments made in the 90 days prior to the Petition Date). Such parties may include holders of Claims against a Debtor, whose rights to receive a distribution under the Plan may be adversely affected by the Debtors' pursuit of such claims. All parties that received a payment from a Debtor during the 90 days prior to the Petition Date are listed in the Schedules and Statements, which are incorporated herein by reference.

                  (b) NKK CLAIMS. On the Effective Date, the NKK Litigation Trust shall be created. The NKK Litigation Trust shall be governed by a board of five (5) trustees. Three (3) of such trustees shall be selected by the Bondholders' Committee, one (1) shall be selected jointly by Mitsubishi and Marubeni, and one (1) shall be selected by the Creditors' Committee. All such trustees shall be selected and identified not less than five (5) days before the Confirmation Hearing. The Litigation Trust shall be initially funded with $3.0 million, with reasonable additional amounts to be funded upon request by the trustees of the NKK Litigation Trust. The NKK Litigation Trust shall be authorized to retain and pay from the trust corpus professionals of its choosing and shall be authorized, if necessary, to retain and pay the reasonable fees of the trustees of the NKK Litigation Trust. At any time, at the discretion of the NKK Litigation Trust, proceeds in the trust shall be turned over to the Reorganized Debtors for distribution to creditors pursuant to the Plan.

                           The NKK Litigation Claims shall be assigned under the Plan to the NKK Litigation Trust, which shall be authorized to prosecute the NKK Litigation Claims in accordance with the terms of the Plan and the NKK Litigation Trust Agreement. The NKK Litigation Claims consist of (A) all rights under chapter 5 of the Bankruptcy Code or any other applicable law, including, without limitation, fraudulent conveyance under sections 544 and/or 548 of the Bankruptcy Code, preferences under section 547 of the

         Bankruptcy Code, equitable subordination or disallowance under section 510(c) of the Bankruptcy Code, recharacterization of debt to equity, to challenge any Claims and/or security interests asserted by any NKK Entities against any of the Debtors, (B) any and all challenges to avoid any other transfers to any of the NKK Entities, and (C) any and all affirmative Litigation Claims against the NKK Entities and their respective officers and directors acting in their capacity as officers and directors of an NKK Entity. The Debtors, the Estates, and the NKK Litigation Trust do not intend to waive -- and expressly reserve -- all of the NKK Litigation Claims.

         14.      EFFECTUATING DOCUMENTS; FURTHER TRANSACTIONS

         The chief executive officer, chief financial officer, or any other appropriate officer of Reorganized NSC or any applicable Debtor, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of Reorganized NSC or any applicable Reorganized Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

         15.      SECTION 1146 EXEMPTION FROM CERTAIN TRANSFER TAXES

         Pursuant to Section 1146(c) of the Bankruptcy Code, any issuance, transfer, or exchange of any security under the Plan, or the making or delivery of an instrument of transfer under the Plan, shall not be subject to any stamp tax or similar tax, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

         16.      RELEASES AND RELATED MATTERS.

                  (a) RELEASES BY DEBTORS. As of the Effective Date, in consideration of their services to the Estates and for other good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and the Reorganized Debtors will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever that are property of any of the Debtors' Estates in connection with or related to the Debtors, the Chapter 11 Case or the Plan (other than the rights of the Debtors or the Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors or the Reorganized Debtors, the Chapter 11 Case or the Plan, and that may be asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors against (a) the Debtors' directors, officers, employees, agents and professionals as of the Petition Date or thereafter (acting in such capacities); (b) the

         Creditors' Committee, its members and its professionals (acting in such capacities); and (c) the Bondholders' Committee, its members and its professionals (acting in such capacities) provided, that nothing in the Plan shall impair any of the NKK Litigation Claims transferred to the NKK Litigation Trust pursuant to Section 4.11(b) of the Plan or any direct claim owned by any individual creditor against any non-Debtor third party.

                  (b) INJUNCTION RELATED TO RELEASES. As further provided in Article X of the Plan, the Confirmation Order will enjoin the prosecution of any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or interest released, discharged or terminated pursuant to the Plan.

E.       TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         1.       REJECTED CONTRACTS AND LEASES

         As of the Effective Date, each executory contract and unexpired lease that has not otherwise been assumed or rejected by a Final Order of the Bankruptcy Court prior to the Effective Date shall be rejected pursuant to
Section 365 of the Bankruptcy Code, and such executory contract or unexpired lease shall be deemed rejected as of the Effective Date. Each contract or lease that is rejected shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on any schedule shall not constitute an admission by a Debtor that such contract or lease is an executory contract or unexpired lease or that any Debtor has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to Section 365 of the Bankruptcy Code, as applicable, as of the Effective Date.

         2.       REJECTION DAMAGES BAR DATE

         If the rejection by a Debtor, pursuant to the Plan, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor or the properties of any of them unless a Proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors, and counsel to the Plan Committee, on or before the later of (a) any date set by a Final Order of the Bankruptcy Court, or (b) thirty (30) days after such executory contract or unexpired lease is rejected.

F.       PROVISIONS GOVERNING DISTRIBUTIONS

         1.       DISTRIBUTIONS FOR CLAIMS ALLOWED AS OF THE EFFECTIVE DATE

                  (a) SPECIAL PROVISIONS REGARDING REORGANIZED DEBTOR NET AVAILABLE CASH. No distributions funded from Reorganized Debtor Net Available Cash shall be required to be made unless and until there is Reorganized Debtor Net Available Cash. Notwithstanding the immediately preceding sentence, the Plan Administrator shall fund and make distributions as set forth in this Plan on each Quarterly Distribution Date based upon its estimates of Reorganized Debtor Net Available Cash if (i) reserves in amounts satisfactory to the Plan Administrator are established and funded sufficient to pay all estimated Claims, costs and expenses that are required to be paid in full before there is

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         Reorganized Net Available Cash as set forth in the definition thereof and (ii) based upon such estimates, there is at least $5.0 million of Reorganized Debtor Net Available Cash to be distributed unless the proposed distribution is the final distribution to be made by the Plan Administrator, in which case there may be less than $5.0 million of Reorganized Debtor Net Available Cash to distribute. The Plan Administrator may, in its discretion, seek Bankruptcy Court approval of the amount of any such reserves or proposed distributions prior to making such distributions.

                  (b) GENERALLY. Except as set forth in Section 6.1(a) of the Plan, or as ordered by the Bankruptcy Court, all distributions to holders of Allowed Claims as of the Effective Date shall be made as soon as practicable after the Effective Date. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Section 7.4 of the Plan.

         2.       INTEREST ON CLAIMS

         Unless otherwise specifically provided for in the Plan or the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Unless such Claim is a Secured Claim entitled to postpetition interest pursuant to section 506 of the Bankruptcy Code, interest shall not accrue or be paid upon any Disputed Claim with respect to the period from the Petition Date to the date a final distribution is made thereon, if and after such Disputed Claim becomes an Allowed Claim.

         3.       DISTRIBUTIONS BY DISBURSING AGENT.

                  (a) Except as set forth in this Section 7.3 of the Plan, the Disbursing Agent shall make all distributions required under the Plan, including, but not limited to, distributions from the Cash contained in any segregated accounts created in connection with the US Steel Sale.

                  (b) If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

                  (c) As of the Effective Date, any distributions to be made under the Plan to holders of the Bonds in connection with the
         Bond Claims shall be made to the Indenture Trustee. All payments to holders of the Bonds shall only be made to such holders after the surrender by each such holder of the Bond certificates representing such Bond Claim, or in the event that such certificate is lost, stolen, mutilated or destroyed, upon the holder's compliance with the requirements set forth in Section 6.7(b) of the Plan. Upon surrender of such Bond, the Indenture Trustee shall cancel and destroy the pertinent

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         Bonds. As soon as practicable after surrender of the Bond evidencing
         Bond Claims, the Indenture Trustee shall distribute to the holder thereof such holder's pro rata share of the distribution.

         4.       RECORD DATE FOR DISTRIBUTIONS TO BOND HOLDERS

         At the close of business on the Distribution Record Date, the transfer records for the Bonds shall be closed, and there shall be no further changes in the record holders of the Bonds. None of the Reorganized Debtors, the Plan Administrator, the Disbursing Agent, or the Indenture Trustee shall have any obligation to recognize any transfer of such Bonds occurring after the Distribution Record Date and shall be entitled instead to recognize, and deal for all purposes hereunder, with only those record holders as of the close of business on the Distribution Record Date.

         5.        MEANS OF CASH PAYMENT

         Cash payments made pursuant to the Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

         6.       DELIVERY OF DISTRIBUTIONS.

                  (a) Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (or the Indenture Trustee) (i) at the addresses set forth on the Proofs of Claim filed by such holders (or at the last known addresses of such holders if no Proof of Claim is filed or if the Debtors have been notified of a change of address),
         (ii) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, (iii) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or
         (iv) in the case of a holder of a Bond Claim, (A) at the addresses contained in the official records of the Indenture Trustee under the Indenture, or (B) at the addresses set forth in a properly completed letter of transmittal accompanying Bonds properly remitted to the Debtors. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made by the Disbursing Agent, shall be returned to the Reorganized Debtors until such distributions are claimed. All claims for undeliverable distributions made by the Disbursing Agent must be made on or before the later of (x) the first (1st) anniversary of the Effective Date, and (y) the first (1st) anniversary of the date such distribution is made (the "Claiming Period"), after which dates all unclaimed property shall revert to the Reorganized Debtors free of any restrictions thereon and the claims of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Debtors, the Reorganized Debtors, the Plan Administrator, any Disbursing Agent or the Indenture Trustee or any of

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         their respective agents and representatives to attempt to locate any holder of an Allowed Claim.

                  (b) Consistent with Bankruptcy Rule 3003(c), the Reorganized Debtors shall recognize a Proof of Claim filed by the Indenture Trustee with respect to the Bond Claims. Accordingly, any Bond Claim, proof of which is filed by the registered or beneficial holder of a Bond Claim, respectively, may be disallowed as duplicative of the Claim of the Indenture Trustee, without need for any further action or Bankruptcy Court order.

                  (c) If, after payment of all Allowed Claims pursuant to the Plan and the expiration of Claiming Period, the unclaimed distributions on deposit with the Disbursing Agent equal $50,000 or less, the Disbursing Agent shall be authorized, without further order of the Bankruptcy Court, to donate such sum to the Make-A-Wish Foundation of Northern Illinois. If such amount is greater than $50,000, the Disbursing Agent shall make further distribution to the holders of Allowed Claims in accordance with the terms of the Plan.

         7.       SURRENDER OF SECURITIES AND INSTRUMENTS.

                  (a) BONDS. Except as provided in Section 6.7(b) of the Plan for lost, stolen, mutilated or destroyed Bonds, each holder of an Allowed Claim evidenced by a Bond shall tender such Bond to the Indenture Trustee in accordance with written instructions to be provided in a letter of transmittal to such holders by the Indenture Trustee as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such Bonds will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Bonds with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Bond to act and the authenticity of any signatures required on the letter of transmittal. All surrendered Bonds shall be marked as canceled and delivered by the Indenture Trustee to the Plan Administrator.

                  (b) LOST, STOLEN, MUTILATED OR DESTROYED OLD BONDS. In addition to any requirements under the applicable certificate or articles of incorporation or by-laws of the applicable Debtor, any holder of a Claim evidenced by a Bond that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Bond, deliver to the Indenture Trustee: (i) evidence satisfactory to the Trustees of the loss, theft, mutilation or destruction; and (ii) such indemnity as may be required by the Indenture Trustee to hold the Indenture Trustee harmless from any damages, liabilities or costs incurred in treating such individual as a holder of a Bond that has been lost, stolen, mutilated or destroyed. Upon compliance with
         Section 6.7(b) of the Plan by a holder of a Claim evidenced by a Bond, such holder shall, for all purposes under the Plan, be deemed to have surrendered its Bond, as applicable.

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                  (c)      FAILURE TO SURRENDER CANCELED OLD BONDS. Any holder
         of a Bond that fails to surrender or be deemed to have surrendered such Bond before the first (1st) anniversary of the Effective Date shall have its claim for a distribution on account of such Bond discharged and shall be forever barred from asserting any such claim against any Reorganized Debtor or their respective property or the Indenture Trustee, and shall not participate in any distribution (not previously received by it) hereunder, and the distribution that would otherwise have been made to such holder shall be distributed by the Indenture Trustee to all holders who have surrendered their Bonds or complied with Section 6.7(b) of the Plan within the first (1st) anniversary of the Effective Date.

         8.       WITHHOLDING AND REPORTING REQUIREMENTS

         In connection with the Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan: (a) each holder of an Allowed Claim that is to receive a distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and
(b) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations.

          9.       SETOFFS

         The Reorganized Debtors may, but shall not be required to, set off against any Claim not deemed an Allowed Claim under the Plan, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or the Reorganized Debtors may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim not deemed an Allowed Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such holder.

G. PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS AND DISTRIBUTIONS WITH RESPECT THERETO

         1.       PROSECUTION OF OBJECTIONS TO CLAIMS.

                  (a) OBJECTIONS TO CLAIMS. All objections to Claims (including the Claims of Ziegler, Inc. and Pyro Industrial Services, Inc., but excluding the NKK Litigation Claims) must be filed and served on the holders of such Claims by the Claims Objection Deadline. The Plan sets the Claim Objection Deadline six (6) months after the Effective Date. If an objection has not been filed to a Proof of Claim or a scheduled Claim by the Claims Objection Deadline, the Claim to which the Proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier.

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                  (b)      AUTHORITY TO PROSECUTE OBJECTIONS. After the
         Confirmation Date, the Debtors, the Reorganized Debtors, and/or the Plan Administrator, as the case may be, will have the authority to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims, including Claims for reclamation under Section 546(c) of the Bankruptcy Code. Except as provided in the Plan, from and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

         2.       TREATMENT OF DISPUTED CLAIMS

         Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim, or, if less than the entire Claim is a Disputed Claim, the portion of a Claim that is disputed, until such Claim becomes an Allowed Claim.

         3.       DISPUTED CLAIMS RESERVES

         Prior to making any distributions to the PBGC or holders of Allowed Claims in Classes NSC-6, NSP-4, or PRO-4, the Disbursing Agent shall establish appropriate reserves for Disputed Claims in such Classes, respectively, to withhold from any such distributions 100% of distributions to which holders of Disputed Claims in such Classes would be entitled under the Plan as of such date if such Disputed Claims were Allowed Claims in their Disputed Claim Amount. The Disbursing Agent shall also establish appropriate reserves for Disputed Claims in other Classes, as it determines necessary and appropriate.

         4. DISTRIBUTIONS ON ACCOUNT OF DISPUTED CLAIMS ONCE THEY ARE ALLOWED AND ADDITIONAL DISTRIBUTIONS ON ACCOUNT OF PREVIOUSLY ALLOWED CLAIMS

         On each Quarterly Distribution Date, the Reorganized Debtors will make distributions from the Disputed Claims reserves (a) on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter and (b) on account of previously Allowed Claims, of property that would have been distributed to such Claim holders on the dates distributions previously were made to holders of Allowed Claims had the Disputed Claims that have become Allowed Claims been Allowed on such dates. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class.

H.       CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

         1.       CONDITIONS TO CONFIRMATION

         The following are conditions precedent to the occurrence of the Confirmation Date:

                  (a) the entry of an Final Order finding that the Disclosure Statement contains adequate information pursuant to
         Section 1125 of the Bankruptcy Code;

                  (b) the proposed Confirmation Order shall be in form and substance, reasonably acceptable to the Debtors, the Creditors' Committee, the Bondholders' Committee, Mitsubishi and Marubeni; and

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                  (c)      all provisions, terms and conditions hereof are
         approved in the Confirmation Order.

         2.       CONDITIONS TO EFFECTIVE DATE

         The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in writing in accordance with Section 8.3 of the Plan:

                  (a) The Confirmation Order shall have been entered and become a Final Order and shall provide that the Debtors and the Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan or the Restructuring Transactions;

                  (b) all Plan Exhibits shall be in form and substance reasonably acceptable to the Debtors, the Creditors' Committee, the Bondholders' Committee, Mitsubishi, and Marubeni and shall have been executed and delivered by all parties' signatory thereto;

                  (c) the Debtors shall be authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and the agreements or documents created in connection with the Plan; and

                  (d) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

         3.       WAIVER OF CONDITIONS

         Each of the conditions set forth in Sections 8.1 and 8.2 of the Plan and described above may be waived in whole or in part by the Debtors, with the consent of the Creditors' Committee, the Bondholders' Committee, Mitsubishi and Marubeni (which consent shall not be unreasonably withheld). The failure of a party to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

I.       RETENTION OF JURISDICTION

         Under Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, and over which the Bankruptcy Court would otherwise have been able to exercise original jurisdiction, including, among other things, jurisdiction to:

(a) allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest not otherwise allowed under the Plan, including the resolution of any request for payment of any Administrative

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         Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

                  (b) hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under Sections 330, 331, 503(b), 1103 and 1129(a)(4) of the
         Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained Professionals of the Reorganized Debtors, the Unsecured Creditors Representative, and the Plan Administrator shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

                  (c) hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

                  (d) effectuate performance of and payments under the provisions of the Plan;

                  (e) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case;

                  (f) enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

                  (g) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

                  (h) consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                  (i) issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

                  (j) enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

                  (k) hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

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                  (l)      enforce all orders, judgments, injunctions,
         releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

                  (m) except as otherwise limited herein, recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

                  (n) hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                  (o) hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

                  (p) hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

                  (q)      enter a final decree closing the Chapter 11 Case.

J.       MISCELLANEOUS PROVISIONS

         1.       PROFESSIONAL FEE CLAIMS

         All final requests for compensation or reimbursement of Professional Fees pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered prior to the Effective Date and Substantial Contribution Claims under Section 503(b)(4) of the Bankruptcy Code must be filed and served on the Reorganized Debtors and their counsel no later than forty-five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

         2.       ADMINISTRATIVE CLAIMS BAR DATE

         All requests for allowance and/or payment of an Administrative Claim (other than as set forth in Section 2.1 of the Plan) must be filed with the Bankruptcy Court and served on counsel for the Debtors, the Creditors' Committee, the Bondholders' Committee, Mitsubishi and Marubeni no later than thirty (30) days after the Effective Date. Unless such request is objected to within seventy-five (75) Business Days after the Effective Date, such Administrative Claim shall be deemed allowed in the amount requested. In the event that an Administrative Claim is objected to, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for allowance and/or payment of an Administrative Claim need be filed with respect to an Administrative Claim that is paid or payable by a Debtor in the ordinary course of business.

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         3.       PAYMENT OF STATUTORY FEES

         All fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation hearing shall be paid on or before the Effective Date and shall thereafter be paid by the Reorganized Debtors until the Chapter 11 Case is closed.

         4.       MODIFICATIONS AND AMENDMENTS.

         Section 10.4 of the Plan provides that the Plan may be altered, amended or modified by the Debtors under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date, with the consent of each of the Residual Beneficiaries' Representatives (which consent shall not be unreasonably withheld). After the Confirmation Date and prior to substantial consummation of the Plan, as defined in Section 1101(2) of the Bankruptcy Code, the Debtors, may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan and such proceedings do not materially adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court. If the consent required by Section 10.4 of the Plan is withheld, then the party seeking alteration, amendment or modification may seek Bankruptcy Court approval of such alteration, modification or amendment, which approval (if granted) shall be binding on the party(ies) whose consent had been withheld.

         5.       SEVERABILITY OF PLAN PROVISIONS

         If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         6.       CONFLICTS

         To the extent that any provision of the Disclosure Statement or the Confirmation Order (or any exhibits, schedules, appendices, supplements or amendments to the foregoing) conflict with or are in any way inconsistent with the terms of the Plan, the Plan shall govern and control except with respect to treatment of holders of Claims or Interests.

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         7.       SUCCESSORS AND ASSIGNS

         The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

         8.       COMPROMISES AND SETTLEMENTS AFTER CONFIRMATION

         After Confirmation, but prior to the Effective Date, pursuant to Bankruptcy Rule 9019(a), the Debtors (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) may compromise and settle various Claims against them and/or claims that they may have against other Persons.

         9.       RELEASES AND SATISFACTION OF SUBORDINATION AND OTHER RIGHTS

         All Claims, including the Claims of the holders of the Bonds, Mitsubishi, Marubeni, and the PBGC against the Debtors and all rights and claims between or among such holders relating in any manner whatsoever to any claimed lien rights, subordination rights or rights to assert Claims that are owned by any of the Debtors or their Estates against any other Debtor or third party, shall be deemed satisfied by the distributions made during the Chapter 11 Case and distributions under, described in, contemplated by, and/or implemented in the Plan. Distributions under, described in, contemplated by, and/or implemented by the Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim, by reason of any claimed lien or subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

         10.      DISCHARGE OF THE DEBTORS

         Pursuant to Section 1141(d)(3) of the Bankruptcy Code, Confirmation will not discharge Claims against the Debtors; provided, however, that no holder of a Claim against any Debtor may, on account of such Claim, seek or receive any payment or other distribution from, or seek recourse against, any Debtor, Reorganized Debtor, their respective successors or their respective property, except as expressly provided herein.

         11.      INJUNCTION

                  (a) Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that, from and after the Confirmation Date, all Persons who have held, hold or may hold Claims against or Interests in the Debtors are permanently enjoined from taking any of the following actions against the Estate(s), the Plan Administrator, or the Disbursing Agent, or any of their property on account of any such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action or other proceeding; (B) enforcing attaching, collecting or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting or enforcing any lien or encumbrance; and (D) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan.

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                  (b)      By accepting distributions pursuant to the Plan,
         each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in Section 10.11 of the Plan.

         12.      EXCULPATION AND LIMITATION OF LIABILITY.

                  (a) None of the Debtors, the Reorganized Debtors, the Creditors Committee, the Bondholders' Committee, Mitsubishi, Marubeni, the PBGC, the Plan Committee, the Unsecured Creditors Representative, the Disbursing Agent, the Indenture Trustee, nor any of their respective present or former members, officers, directors, employees, advisors, or attorneys shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, formulating, negotiating or implementing the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan (including the distributions), except for their gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

                  (b) The foregoing exculpation and limitation on liability shall not, however, limit, abridge, or otherwise affect the rights, if any, of the Reorganized Debtors to enforce, sue on, settle, or compromise the Litigation Claims retained pursuant to
         Section 4.11 of the Plan.

         13.      BINDING EFFECT

         The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Reorganized Debtors, and all other parties-in-interest in this Chapter 11 Case.

         14.      EFFECT OF NON-CONSUMMATION

         If either Confirmation or consummation of the Plan does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (x) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (y) prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving a Debtor, or (z) constitute an admission of any sort by any Debtor or any other Person.

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

         15.      TERM OF INJUNCTIONS OR STAYS

         Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under Sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.

                     IX. CERTAIN FACTORS TO BE CONSIDERED
                         --------------------------------

         The holder of a Claim against a Debtor should read and carefully consider the following factors, as well as the other information set forth in this Disclosure Statement (and the documents delivered together herewith and/or incorporated by reference herein), before deciding whether to vote to accept or to reject the Plan.

A.       GENERAL CONSIDERATIONS

         The Plan sets forth the means for satisfying the Claims against each of the Debtors. Certain Claims and Interests receive no distributions pursuant to the Plan.

B.       CERTAIN BANKRUPTCY CONSIDERATIONS

         Even if all Impaired voting classes vote in favor of the Plan, and with respect to any Impaired Class deemed to have rejected the Plan the requirements for "cramdown" are met, the Bankruptcy Court, which, as a court of equity, may exercise substantial discretion, may choose not to confirm the Plan. Section 1129 of the Bankruptcy Code requires, among other things, a showing that the value of distributions to dissenting holders of Claims and Interests may not be less than the value such holders would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. See Article
XI. Although the Debtors believe that the Plan will meet such tests, there can be no assurance that the Bankruptcy Court will reach the same conclusion. See Appendix C annexed hereto for a Liquidation Analysis of the Debtors.

         The Plan provides for certain conditions that must be fulfilled prior to confirmation of the Plan and the Effective Date. As of the date of this Disclosure Statement, there can be no assurance that any or all of the conditions in the Plan will be met (or waived) or that the other conditions to consummation, if any, will be satisfied. If a Chapter 7 liquidation were to occur, there is a substantial risk that the value of the Debtors' estates would be substantially eroded to the detriment of all stakeholders.

C.       ADMINISTRATIVE CLAIMS

         As discussed elsewhere in this Disclosure Statement, consistent with the Intercreditor Settlement, the Plan provides that additional distributions under the Plan (in excess of distributions made during the Chapter 11 Case and at the closing of the Sale) to holders of Bond Claims and Mitsubishi/Marubeni Claims as well as distributions to holders of General Unsecured Claims, including the PBGC Claim (in excess of the $25 million of initial funding provided under the Plan), are entirely dependent on whether there will be Reorganized Debtor Net Available Cash. Reorganized Debtor Net Available Cash is, by definition, only the net cash remaining after payment in full of all Allowed Miscellaneous Secured, Administrative, and Priority Claims, and all other costs and expenses of the wind-down of the Debtors' Estates.

         While the Debtors currently estimate that there will be Reorganized Debtor Net Available Cash, all Miscellaneous Secured, Administrative, and Priority Claims have not yet been resolved or fixed in amount, and all costs and expenses of completing the wind-down of the Estates cannot be estimated with certainty. As a result, the Debtors' estimates of all such matters could ultimately turn out to be higher or lower, and there can be no assurance that there will be any Reorganized Debtor Net Available Cash.

         Specifically, a number of third parties have asserted that they are entitled to be paid Administrative Claims, which the Debtors contest. Such parties include, for example, US Steel (which alleges that it is owed sums on account of a working capital adjustment under its Asset Purchase Agreement with the Debtors, in amounts contested by the Debtors) and the UMWA 1992 Benefit Plan and its Trustees and the UMWA Combined Benefit Fund and its Trustees, which allege that they have Administrative Claims under the Coal Act in amounts contested by the Debtors.

         The Trustees of the 1992 UMWA Benefit Plan and the Trustees of the UMWA Combined Benefit Fund (collectively, the "Coal Act Trustees") allege that certain of the Debtors also have significant obligations arising under the Coal Act. Under the Coal Act, Congress established the UMWA 1992 Benefit Plan and the UMWA Combined Benefit Fund, two new statutory retiree health plans. These plans are funded through premiums paid by the former employers of the retirees. 26 U.S.C. ss. 9704, 9712(d). In addition, Section 9711 of the Coal Act requires that those employers providing retiree benefits through individual employer plans as of February 1, 1993 (and their "related persons") must continue to provide such benefits for as long as they remain "in business." 26 U.S.C. ss. 9711.

         The Coal Act Trustees allege that the that the Debtors' obligations under the Coal Act are as follows: (1) The Combined Fund. The Social Security Administration has assigned Combined Fund beneficiaries to National Mines, National Steel and Mathies, which currently total approximately 450. Based on this total, for the current plan year, beginning October 1, 2002, these companies were assessed annual premiums totaling $1,359,528. Monthly installments coming due during the pendency of the bankruptcy proceeding have been paid by National Steel; (2) The 1992 Plan. National Mines, National Coal, Peter White, and Mathies are "Last Signatory Operators," and National Mines, Peter White and Mathies are also "1988 Last Signatory Operators," as those terms are defined in Sections 9701(c)(4) and 9712 (d)(6) of the Coal Act, 26 U.S.C. ss.ss. 9701(c)(4), 9712 (d)(6). As such, National Mines, Peter White and Mathies are required to pay annual prefunding premiums to the 1992 Plan in January of each year. In addition, the 1992 Plan has been providing retiree health benefits to two beneficiaries who are attributable to National Coal under Section 9712(d) of the Coal Act, 26 U.S.C. ss.9712(d). National Coal and its related persons are liable for monthly per beneficiary premiums in the amount of $846.35 for these beneficiaries; (3) Section 9711. National Mines, Peter White, and Mathies (and their related persons) are required to maintain an individual employer health plan in accordance with Section 9711 of the Coal Act. 26 U.S.C. ss. 9711(c). At this time, National Steel and/or its related persons are currently providing health benefits to approximately 928 beneficiaries through one or more Individual Employer Plans as required under
Section 9711. In

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

the event these Debtors cease providing health benefits to these retirees pursuant to Section 9711, the 1992 Plan will provide such benefits as required by the Coal Act, as well as pursue compliance with Section 9711 as provided in the Coal Act. If the 1992 Plan provides health benefits to the covered beneficiaries, the Coal Act Debtors will be obligated to pay per beneficiary premiums to the 1992 Plan. 26 U.S.C. ss. 9712(d)(1)(B). The current 1992 Plan monthly premium is $423.17 for each beneficiary.

         The Debtors dispute the amount and priority of the Claims asserted by the Coal Act Trustees.

D.       ENVIRONMENTAL MATTERS

         Debtors have been subject to a variety of environmental laws and regulations governing, among other things, discharges to air and water, the handling, storage, and disposal of hazardous or solid waste materials and the remediation of contamination associated with releases of hazardous substances. Various federal, state and local environmental laws and regulations, as well as common law, may impose liability for property damage and costs of investigation and cleanup of hazardous or toxic substances on property currently or previously owned by the Debtors or arising out of the Debtors' waste management activities. Such laws may impose responsibility and liability without regard to knowledge of or causation of the presence of the contaminants, and the liability under such laws is joint and several. The Debtors have potential liabilities associated with their past waste disposal activities and with their current and prior ownership of certain property. There will be costs attributable to environmental matters in the wind-down of the Debtors' Estates which costs could exceed current estimates.

E.       MATTERS RELATING TO THE BONDS

         The Debtors are currently in discussions with the Indenture Trustee regarding the potential implementation of certain mechanics that would essentially provide that, on the Effective Date, the outstanding Bond certificates would be deemed to be "Rights" to receive the distributions provided by the Plan, which Rights would not be outstanding securities of any of the Reorganized Debtors, would maintain the CUSIP numbers of the Bonds and would be DTC eligible (the "Rights Provisions"). At this juncture, no agreement has been reached regarding any Rights Provisions, and there may not ever be such an agreement. However, the Debtors are continuing discussions with the Indenture Trustee, and reserve the right to seek to implement agreed upon Rights Provisions pursuant to the Confirmation Order.

         X. CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN
            --------------------------------------------------------

A.       CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
         OF THE PLAN

         A summary description of certain material United States federal income tax consequences of the Plan is provided below. This description is for informational purposes only and, due to a lack of definitive judicial or administrative authority or interpretation, substantial uncertainties exist with respect to various tax consequences of the Plan as discussed herein. Only the principal United States federal income tax consequences of the Plan for the Debtors and for holders of Claims who are entitled to vote to accept or reject the Plan are described below.

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

No opinion of counsel has been sought or obtained with respect to any tax consequences of the Plan. No rulings or determinations of the Internal Revenue Service ("IRS") or any other tax authorities have been or will be sought or obtained with respect to any tax consequences of the Plan, and the discussion below is not binding upon the IRS or such other authorities. No representations are being made regarding the particular tax consequences of the confirmation or implementation of the Plan as to the Debtors or to any holder of a Claim. No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position from any discussed herein.

         The discussion of United States federal income tax consequences below is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, judicial authorities, published positions of the IRS and other applicable authorities, all as in effect on the date hereof and all of which are subject to differing interpretations or change (possibly with retroactive effect).

         The following discussion does not address foreign, state or local tax consequences of the Plan, nor does it purport to address the United States federal income tax consequences of the Plan to special classes of taxpayers (e.g., banks and certain other financial institutions, insurance companies, tax-exempt organizations, holders of Claims who are, or who hold their Claims through, pass-through entities, persons whose functional currency is not the United States dollar, foreign persons, dealers in securities or foreign currency and persons holding Claims that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale or conversion transaction). Furthermore, the following discussion does not address United States federal taxes other than income taxes. EACH HOLDER OF A CLAIM IS STRONGLY URGED TO CONSULT ITS TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND ANY FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN OR IN THE PLAN.

B.       CERTAIN MATERIAL UNITED STATED FEDERAL INCOME TAX CONSEQUENCES
         TO THE DEBTORS.

         The Debtors do not believe that there will be any material current cash United States federal income tax consequences to the Debtors as a result of the implementation of the Plan. Future sales of assets by the Debtors, and litigation recoveries received by the Debtors, however, may be taxable in full. The federal, state and local income taxes payable on such sales may be material, and such taxes would reduce amounts payable to other creditors under the Plan.

C. CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS.

         1.       GENERAL

         The tax treatment of holders of Claims and the character and amount of income, gain or loss recognized as a consequence of the Plan and the distributions provided for by the Plan will depend upon, among other things,
(i) whether the Claim (or any portion thereof) constitutes a Claim for principal or interest; (ii) the type and classification of consideration received by the holder in exchange for the Claim; (iii) whether the holder is a resident of the United States for tax purposes (or falls into any special class of taxpayers, such as those that are excluded from this discussion as noted above); (iv) the manner in which a holder acquired a Claim; (v) the length of time the Claim has been held; (vi) whether the Claim was acquired at a discount; (vii) whether the holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years;
(viii) whether the holder has previously included accrued but unpaid interest with respect to the Claim; (ix) the method of tax accounting of the holder;
(x) whether the Claim is an installment obligation for United States federal income tax purposes; and (xi) whether the "market discount" rules are applicable to the holder. Therefore, holders of Claims should consult their tax advisors for information that may be relevant to their particular situation and circumstances and the particular tax consequences to them of the transactions contemplated by the Plan.

         A holder of a Claim should generally recognize gain (or loss) to the extent that the amount realized under the Plan in respect of the Claim exceeds (or is exceeded by) the holder's tax basis in the Claim. The holder's amount realized for this purpose will generally equal the amount of cash the holder receives under the Plan on the Initial Distribution Date in respect of its Claim and such holder's share of Reorganized Debtor Net Available Cash. The timing and amount of income, gain or loss recognized as a consequence of the distributions provided for by the Plan will depend on, among other things, whether the holder of a Claim receives multiple distributions pursuant to the Plan and whether the Debtors' obligation to make such payments is treated as a new debt obligation for United States federal income tax purposes. Gain or loss may not currently be recognized if the property received does not have an ascertainable fair market value.

                  A distribution which occurs subsequent to the distribution on the Initial Distribution Date (a "Subsequent Distribution") to a holder of a Claim with respect to its Claim may be treated as a payment under a contract for the sale or exchange of such Claim to which section 483 of the Code applies. Under Code section 483, a portion of the Subsequent Distribution made pursuant to the Claim may be treated as interest ("Section 483 Interest") which would be ordinary income to the holder. The amount of Section 483 Interest will equal the excess of the amount of the Subsequent Distribution to which Code section 483 applies over the present value of such Subsequent Distribution on the Effective Date, calculated using the applicable federal rate as the discount rate. Each holder must include any Section 483 Interest in income using such holder's regular method of accounting (such amount being taken into account when paid, in the case of a cash method holder, and when fixed, in the case of an accrual method holder). The portion of such Subsequent Distribution made pursuant to a holder's Claim that is not treated as Section 483 Interest will be treated as discussed in the preceding paragraph.

                  In the event that a holder's right to Subsequent Distributions is instead treated as a debt instrument for United States federal income tax purposes, the tax treatment would be as described above except that, instead of including interest income at the time of any Subsequent Distribution under Code section 483, a holder would be required to include currently an amount in income as interest (based on the yield of "comparable" debt instruments) in advance of the receipt of such Subsequent Distribution, regardless of the holder's method of accounting.

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

         2.       MARKET DISCOUNT

         The market discount provisions of the Code may apply to holders of certain Claims. In general, a debt obligation other than a debt obligation with a fixed maturity of one year or less that is acquired by a holder in the secondary market (or, in certain circumstances, upon original issuance) is a "market discount bond" as to that holder if its stated redemption price at maturity (or, in the case of a debt obligation having original issue discount, its revised issue price) exceeds the tax basis of the debt obligation in the holder's hands immediately after its acquisition. However, a debt obligation will not be a "market discount bond" if such excess is less than a statutory de minimis amount. Gain recognized by a holder of a Claim with respect to a "market discount bond" will generally be treated as ordinary interest income to the extent of the market discount accrued on such bond during the holder's period of ownership, unless the holder elected to include accrued market discount in taxable income currently. A holder of a market discount bond that is required under the market discount rules of the Code to defer deduction of all or a portion of the interest on indebtedness incurred or maintained to acquire or carry the bond may be allowed to deduct such interest, in whole or in part, on disposition of such bond.

         3.       ALLOCATION BETWEEN PRINCIPAL AND INTEREST

         The manner in which distributions made pursuant to the Plan are to be allocated between accrued but unpaid interest and principal, if any, of the Claims for federal income tax purposes is unclear under present law. Although there can be no assurance with respect to the issue, the Debtors intend to take the position that no portion of the distributions made to holders of Claims pursuant to the Plan is allocable to accrued and unpaid interest on the Claims.

         A holder of a Claim that previously included in income accrued but unpaid interest attributable to its Claim should recognize an ordinary loss to the extent that such previously included accrued interest exceeds the amount of consideration, if any, received by the holder that is attributable to accrued interest for federal income tax purposes. To the extent a holder of a Claim did not previously include in income accrued but unpaid interest attributable to its Claim, any portion of the consideration received that is properly allocable to accrued but unpaid interest should be recognized as ordinary income, regardless of whether the holder realizes an overall gain or loss upon the surrender of its Claim or whether such gain or loss is recognized. Based on the Debtors' position that no portion of the property distributed pursuant to the Plan should be allocable to accrued and unpaid interest on the Claims, no such income inclusion should be required.

         4.       INFORMATION REPORTING AND BACKUP WITHHOLDING

         Certain payments, including the payments with respect to Claims pursuant to the Plan, are generally subject to information reporting by the payor (the relevant Debtor) to the IRS. Moreover, such reportable payments are subject to backup withholding under certain circumstances. Under the Code's backup withholding rules, a holder of a Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan, unless the holder: (1) comes within certain exempt categories (which generally include corporations) and, when required, demonstrates this fact or
(2) provides a correct United States

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

taxpayer identification number and certifies under penalty of perjury that the taxpayer identification number is correct and that the taxpayer is not subject to backup withholding because of a failure to report all dividend and interest income.

         Holders of Claims that are Non-United States Persons and that receive payments or distributions under the Plan will not be subject to backup withholding, provided that such holders furnish certification of their status as Non-United States Persons (and furnish any other required certifications), or are otherwise exempt from backup withholding. Generally, such certification is provided on IRS Form W-8BEN.

         Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a holder's United States federal income tax liability, and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS (generally, a United States federal income tax return).

         5.       IMPORTANCE OF OBTAINING PROFESSIONAL TAX ASSISTANCE

                  THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A CLAIM HOLDER'S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, CLAIM HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE, AND LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

         XI. FEASIBILITY OF THE PLAN AND BEST INTERESTS OF CREDITORS
             -------------------------------------------------------

A.       FEASIBILITY OF THE PLAN

         The Debtors believe that the amount of proceeds from the Sale will be sufficient to pay all Administrative and Priority Claims that become Allowed, based upon the Debtors' estimates. Accordingly, the Debtors believe that the Plan is feasible.

B.       ACCEPTANCE OF THE PLAN

         As a condition to confirmation of any plan, the Bankruptcy Code requires that each Class of Impaired Claims vote to accept that Plan, except under certain circumstances.

         Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of claims in that class, but for that purpose counts only those who actually vote to accept or to reject a Plan. Thus, Impaired Classes under the Plan will have voted to accept such Plan only if two-thirds (2/3) in amount and a majority in number actually voting

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

in each Class cast their Ballots in favor of acceptance. Holders of Claims who fail to vote for the Plan are not counted as either accepting or rejecting that Plan.

C.       BEST INTERESTS TEST

         As noted above, even if the Plan is accepted by the holders of each class of claims and interests, the Bankruptcy Code requires a bankruptcy court to determine that such Plan is in the best interests of all holders of claims or interests that are impaired by that Plan and that have not accepted that Plan. The "best interests" test, as set forth in Section 1129(a)(7) of the Bankruptcy Code, requires a bankruptcy court to find either that all members of an impaired class of claims or interests have accepted the plan or that the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under Chapter 7 of the Bankruptcy Code.

         To calculate the probable distribution to holders of each impaired class of claims and interests if the Debtors were liquidated under Chapter 7, a bankruptcy court must first determine the aggregate dollar amount that would be generated from a debtor's assets if its Chapter 11 cases were converted to Chapter 7 cases under the Bankruptcy Code. Because the Plan is a liquidating plan, the "liquidation value" in the hypothetical Chapter 7 liquidation analysis for purposes of the "best interests" test is substantially similar to the estimates of the results of the Chapter 11 liquidation contemplated by the Plan. However, the Debtors believe that in a Chapter 7 liquidation, there would be additional costs and expenses that the Estates would incur as a result of the ineffectiveness associated with replacing existing management and professionals in a Chapter 7 case.

         Costs of liquidation under Chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the debtor in its Chapter 11 cases (such as compensation of attorneys, financial advisors and accountants) that are allowed in the Chapter 7 cases, litigation costs, and claims arising from the operations of the debtor during the pendency of the Chapter 11 cases.

D.       LIQUIDATION ANALYSIS

         In order to determine the amount of hypothetical Chapter 7 liquidation value available to creditors, the Debtors, with the assistance of their investment banker, Lazard, prepared a liquidation analysis, annexed hereto as Appendix C (the "Liquidation Analysis"). The Liquidation Analysis concludes that in a Chapter 7 liquidation, holders of secured Claims against the Debtors, would receive less of a recovery compared to the recovery under the Plan. These conclusions are premised upon the assumptions set forth in Appendix C, which the Debtors and Lazard believe are reasonable.

         Notwithstanding the foregoing, the Debtors believe that any liquidation analysis with respect to the Debtors is inherently speculative. The liquidation analysis for the Debtors necessarily contains estimates of the net proceeds that will be available after completion of a chapter 7 wind-down. Claims estimates are based solely upon the Debtors' incomplete review of

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

any Claims filed and the Debtors' books and records. No order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the Liquidation Analysis. The estimate of the amount of Allowed Claims set forth in the Liquidation Analysis should not be relied on for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims under the Plan.

E. APPLICATION OF THE "BEST INTERESTS" OF CREDITORS TEST TO THE LIQUIDATION ANALYSIS AND THE PLAN

         It is impossible for the Debtors to determine with any specificity the value each creditor will receive as a percentage of its Allowed Claim. This difficulty in estimating the value of recoveries is due to, among other things, the inherent uncertainty in estimating the amount of Administrative Claims that will ultimately become Allowed, as well as to a lesser degree, the ultimate amount of Allowed Claims in any Impaired Class.

         Notwithstanding the difficulty in quantifying recoveries to holders of Allowed Claims with precision, the Debtors believe that the financial disclosures and proposed recoveries to each Class of Impaired Claims under the Plans imply a greater or equal recovery to holders of Claims in Impaired Classes than the recovery available in a Chapter 7 liquidation. Accordingly, the Debtors believe that the "best interests" test of Section 1129 of the Bankruptcy Code is satisfied.

F. CONFIRMATION WITHOUT ACCEPTANCE OF ALL IMPAIRED CLASSES: THE "CRAMDOWN" ALTERNATIVE

         Under the Plan, Classes NSC-7, NSP-5, PRO-5, Inactive-3, No Asset-1, and No Asset-3 are deemed to have rejected the Plan. In view of the deemed rejection by such holders, the Debtors will seek confirmation of the Plan pursuant to the "cramdown" provisions of the Bankruptcy Code. The Debtors further reserve the right to seek confirmation of the Plan with respect to the holders of other Claims in the event such holders vote to reject the Plan. Specifically, Section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed even if the plan is not accepted by all impaired classes, as long as at least one impaired class of claims has accepted it. The Bankruptcy Court may confirm a plan at the request of the Debtors if the Plan "does not discriminate unfairly" and is "fair and equitable" as to each impaired class that has not accepted the plan. A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a dissenting class is treated equally with respect to other classes of equal rank.

         A plan is fair and equitable as to a class of unsecured claims which rejects a plan if the plan provides (a) for each holder of a claim included in the rejecting class to receive or retain on account of that claim property that has a value, as of the effective date of the plan, equal to the allowed amount of such claim; or (b) that the holder of any claim or interest that is junior to the claims of such class will not receive or retain on account of such junior claim or interest any property at all.

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

         A plan is fair and equitable as to a class of equity interests that rejects a plan if the plan provides (a) that each holder of an interest included in the rejecting class receive or retain on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest; or (b) that the holder of any interest that is junior to the interests of such class will not receive or retain under the plan on account of such junior interest any property at all.

        XII. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN
             ---------------------------------------------------------

         The Debtors believe that the Plan affords holders of Claims the potential for a better realization on the Debtors' assets than a Chapter 7 liquidation, and, therefore, is in the best interests of such holders.

         If, however, the requisite acceptances of voting classes of Claims are not received, or no Plan is confirmed and consummated, the theoretical alternatives include: (a) formulation of an alternative plan or plans of liquidation, or (b) liquidation of the Debtors under Chapter 7 of the Bankruptcy Code.

A.       ALTERNATIVE PLAN(S) OF LIQUIDATION

         If the requisite acceptances are not received or if the Plan is not confirmed, the Debtors or any other party in interest could attempt to formulate and propose a different plan or plans of liquidation.

         With respect to an alternative liquidation plan, the Debtors have explored various other alternatives in connection with the extensive negotiation process involved in the formulation and development of the Plan. The Debtors believe that the Plan enables creditors to realize the greatest possible value under the circumstances, and, that as compared to any alternative plan of liquidation, has the greatest chance to be confirmed and consummated.

B.       LIQUIDATION UNDER CHAPTER 7

         If no Plan is confirmed, the Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to complete the liquidation of the Debtors' assets for distribution to Creditors in accordance with the priorities established by the Bankruptcy Code. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against or Interests in the Debtors.

         The Debtors believe that in a liquidation under Chapter 7, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustees would cause a diminution in the value of the Debtors' Estates. The assets available for distribution to creditors would be reduced by such additional expenses and by Claims, some of which would be entitled to priority. In such a case, the proceeds of the liquidation would be distributed by the Chapter 7 trustee in accordance with Chapter 7. The Debtors believe that such a result would reduce distributions to holders of First Mortgage Bonds, Mitsubishi, Marubeni, and all holders of General Unsecured Claims (including the PBGC) compared to those under the Plan, because of additional administrative expenses for the Chapter 7 trustee and professionals retained by it.

                 XIII. THE SOLICITATION AND VOTING PROCEDURE
                       -------------------------------------

A.       PARTIES IN INTEREST ENTITLED TO VOTE

         Under Section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be "impaired" under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

         In general, a holder of a claim or interest may vote to accept or to reject a plan if (i) the claim or interest is "allowed," which means generally that no party in interest has objected to such claim or interest, and (ii) the claim or interest is impaired by the plan. If, however, the holder of an impaired claim or interest will not receive or retain any distribution under the plan on account of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such claims and interests do not actually vote on the plan. If a claim or interest is not impaired by the plan, the Bankruptcy Code deems the holder of such claim or interest to have accepted the plan and, accordingly, holders of such claims and interests are not entitled to vote on the plan.

B.       CLASSES IMPAIRED UNDER THE PLAN

         Classes NSC-3, NSC-4, NSC-5, NSC-6, NSP-3, NSP-4, PRO-3, PRO-4, Inactive-1, Inactive-2, and No Asset-2 are entitled to vote to accept or reject such Plan. By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject that Plan. By operation of law, Classes NSC-7, NSP-5, PRO-5, Inactive-3, No Asset-1, and No Asset-3 are deemed to have rejected that Plan and therefore are not entitled to vote to accept or reject such Plan.

C.       WAIVERS OF DEFECTS, IRREGULARITIES, ETC.

         Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots will be determined by the Voting Agent and the Debtors, in their sole discretion, which determination will be final and binding. As indicated below under "Withdrawal of Ballots; Revocation," effective withdrawals of Ballots must be delivered to the Voting Agent prior to the Voting Deadline. The Debtors reserve the absolute right to contest the validity of any such withdrawal. The Debtors also reserve the right to seek to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful. The Plan Proponent further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot. The interpretation (including the Ballot and the respective instructions thereto) by the Debtors, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determine. Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

D.       WITHDRAWAL OF BALLOTS; REVOCATION

         Any party who has delivered a valid Ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to the Voting Agent at any time prior to the Voting Deadline. A notice of withdrawal, to be valid, must (i) contain the description of the Claim(s) to which it relates and the aggregate principal amount represented by such Claim(s), (ii) be signed by the withdrawing party in the same manner as the Ballot being withdrawn, (iii) contain a certification that the withdrawing party owns the Claim(s) and possesses the right to withdraw the vote sought to be withdrawn and (iv) be received by the Voting Agent in a timely manner at the address set forth below. The Debtors intend to consult with the Voting Agent to determine whether any withdrawals of Ballots were received and whether the Requisite Acceptances of the Plan have been received. As stated above, the Debtors expressly reserve the absolute right to contest the validity of any such withdrawals of Ballots.

         Unless otherwise directed by the Bankruptcy Court, a purported notice of withdrawal of Ballots which is not received in a timely manner by the Voting Agent will not be effective to withdraw a previously cast Ballot.

         Any party who has previously submitted to the Voting Agent prior to the Voting Deadline a properly completed Ballot may revoke such Ballot and change his or its vote by submitting to the Voting Agent prior to the Voting Deadline a subsequent properly completed Ballot for acceptance or rejection of the Plan. In the case where more than one timely, properly completed Ballot is received, only the Ballot which bears the latest date will be counted for purposes of determining whether the Requisite Acceptances have been received.

E.       FURTHER INFORMATION; ADDITIONAL COPIES

         If you have any questions or require further information about the voting procedure for voting your Claim or about the packet of material you received, or if you wish to obtain an additional copy of the Plan, the Disclosure Statement, or any exhibits or appendices to such documents (at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d)), please contact the Voting Agent:

                          National Steel Corporation
                             c/o Logan and Company
                             546 Upper Valley Road
                           Upper Montclair, NJ 07043
                          (973) 509-3190 (telephone)
                          (973) 509-3191 (facsimile)

F.       INTERNET ACCESS TO BANKRUPTCY COURT DOCUMENTS

         Bankruptcy Court documents filed in these Chapter 11 Cases as well as the Bankruptcy Court's calendar and other administrative matters may be found, downloaded and printed from the Bankruptcy Court's website found at http://www.ilnb.uscourts.gov.

                      XIV. RECOMMENDATION AND CONCLUSION
                           -----------------------------

         For all of the reasons set forth in this Disclosure Statement, the Debtors believe that confirmation and consummation of the Plan is preferable to all other alternatives. Consequently, the Debtors, the Creditors Committee, and the Bondholders' Committee urge all holders of Classes NSC-3, NSC-4, NSC-5, NSC-6, NSP-3, NSP-4, PRO-3, PRO-4, Inactive-1, Inactive-2, and No Asset-2 to vote to ACCEPT the Plan, and to complete and return their ballots so that they will be RECEIVED by the Voting Agent on or before 4:00 p.m. (prevailing Central Time) on October 15, 2003.

Dated:     Chicago, Illinois
           August 20, 2003

                                               Respectfully submitted,

                                               NATIONAL STEEL CORPORATION AND
                                               ITS SUBSIDIARIES AND AFFILIATES
                                               THAT ARE ALSO DEBTORS AND
                                               DEBTORS IN POSSESSION IN THE
                                               CHAPTER 11 CASES

                                               By: /s/  Kirk A. Sobecki
                                                  -----------------------------
                                                   President of National Steel
                                                   Corporation

PIPER RUDNICK

203 North LaSalle Street, Suite 1800
Chicago, Illinois  60601-1293

           Mark A. Berkoff
           David N. Missner
           Steven J. Christenholz

By:   /s/  Mark A. Berkoff
    ----------------------------------
Counsel for National Steel Corporation
and Certain of its Subsidiaries and
Affiliates

                 - and -

SKADDEN, ARPS, SLATE, MEAGHER
& FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, Illinois 60606-1285

           Timothy R. Pohl
           Gary P. Cullen

By:   /s/   Timothy R. Pohl
    ----------------------------------
Special Counsel for National Steel
Corporation and Certain of its
Subsidiaries and Affiliates

                                  APPENDIX A

                     IN THE UNITED STATES BANKRUPTCY COURT
                     FOR THE NORTHERN DISTRICT OF ILLINOIS
                               EASTERN DIVISION


In re:                                 ) Case Nos. 02- 08697 through 02-08738
                                       ) (Jointly Administered)
                                       ) Chapter 11
NATIONAL STEEL CORPORATION, et al.,    )
                                       ) Honorable John H. Squires
                  Debtors.             )
                                       )


           FIRST AMENDED JOINT PLAN OF LIQUIDATION OF NATIONAL STEEL CORPORATION AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION


                                 PIPER RUDNICK
                                 Mark A. Berkoff
                                 David N. Missner
                                 Steven J. Christenholz
                                 203 North LaSalle Street
                                 Suite 1800
                                 Chicago, Illinois  60601-1293
                                 (312) 368-4000

                                 Counsel for Debtors and Debtors in Possession

                                 - and -

                                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS) Timothy R. Pohl
                                 Gary P. Cullen
                                 333 West Wacker Drive
                                 Chicago, Illinois  60606-1285
                                 (312) 407-0700

                                 Special Counsel for Debtors and Debtors
                                 in Possession

Dated:  August 20, 2003


                                            Table of Contents

Article                                                                                                        Page

ARTICLE I DEFINITIONS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW.............................1
         1.1.     Scope of Definitions; Rules of Construction.....................................................1
         1.2.     Definitions.....................................................................................1
         1.3.     Rules of Interpretation........................................................................15
         1.4.     Computation of Time............................................................................15
         1.5.     Governing Law..................................................................................15

ARTICLE II CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS..................................................16
         2.1.     Categories of Debtors..........................................................................16
         2.2.     Unclassified Claims............................................................................17
         2.3.     Classification of Claims and Interests.........................................................17
         2.4.     Treatment of Claims against and Interests in NSC...............................................19
         2.5.     Treatment of Claims against and Interests in NS Pellet.........................................21
         2.6.     Treatment of Claims against and Interests in ProCoil...........................................23
         2.7.     Treatment of Claims against and Interests in each of the respective Inactive Debtors...........25
         2.8.     Treatment of Claims against and Interests in each of the respective No Asset Debtors...........26
         2.9.     Bond Claims....................................................................................27
         2.10.    Mitsubishi/Marubeni Claims.....................................................................27
         2.11.    PBGC Claims....................................................................................27
         2.12.    Initial Unsecured Creditor Funding.............................................................28
         2.13.    Intercompany Settlement........................................................................28
         2.14.    Reservation of Rights Regarding Claims.........................................................29
         2.15.    Third Party Claims.............................................................................29

ARTICLE III ACCEPTANCE OR REJECTION OF THE PLAN..................................................................29
         3.1.     Impaired Classes of Claims and Interests Entitled to Vote......................................29
         3.2.     Acceptance by an Impaired Class................................................................29
         3.3.     Presumed Acceptances by Unimpaired Classes.....................................................29
         3.4.     Classes Deemed to Reject Plan..................................................................29
         3.5.     Summary of Classes Voting on the Plan..........................................................29
         3.6.     Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code................................29

ARTICLE IV MEANS FOR IMPLEMENTATION OF THE PLAN..................................................................30
         4.1.     US Steel Sale..................................................................................30
         4.2.     Sources for Plan Distributions.................................................................30
         4.3.     Continued Corporate Existence; Vesting of Assets...............................................30
         4.4.     Dissolution of the Inactive Debtors and the No Asset Debtors...................................30
         4.5.     Cancellation of Old Securities and Related Agreements..........................................31
         4.6.     Certificates of Incorporation and By-laws......................................................31


                                                      A-ii






         4.7.     Restructuring Transactions.....................................................................31
         4.8.     Compensation and Benefit Programs..............................................................32
         4.9.     Directors and Officers of Reorganized Debtors..................................................32
         4.10.    The Plan Administrator.........................................................................32
         4.11.    Preservation of Rights of Action...............................................................37
         4.12.    Effectuating Documents; Further Transactions...................................................37
         4.13.    Section 1146 Exemption From Certain Transfer Taxes.............................................37
         4.14.    Releases and Related Matters...................................................................38

ARTICLE V TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................................................38
         5.1.     Rejected Contracts and Leases..................................................................38
         5.2.     Rejection Damages Bar Date.....................................................................39

ARTICLE VI PROVISIONS GOVERNING DISTRIBUTIONS....................................................................39
         6.1.     Distributions for Claims Allowed as of the Effective Date......................................39
         6.2.     Interest on Claims.............................................................................39
         6.3.     Distributions by Disbursing Agent..............................................................40
         6.4.     Record Date for Distributions to Bond Holders..................................................40
         6.5.     Means of Cash Payment..........................................................................40
         6.6.     Delivery of Distributions......................................................................40
         6.7.     Surrender of Securities and Instruments........................................................41
         6.8.     Withholding and Reporting Requirements.........................................................42
         6.9.     Setoffs........................................................................................42

ARTICLE VII PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND  UNLIQUIDATED CLAIMS AND DISTRIBUTIONS WITH
         RESPECT THERETO.........................................................................................43
         7.1.     Prosecution of Objections to Claims............................................................43
         7.2.     Treatment of Disputed Claims...................................................................43
         7.3.     Disputed Claims Reserves.......................................................................43
         7.4.     Distributions on Account of Disputed Claims once they are Allowed and Additional Distributions on Account of Previously Allowed Claims........................................................43

ARTICLE VIII CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN...................................44
         8.1.     Conditions to Confirmation.....................................................................44
         8.2.     Conditions to Effective Date...................................................................44
         8.3.     Waiver of Conditions...........................................................................45

ARTICLE IX RETENTION OF JURISDICTION.............................................................................45

ARTICLE X MISCELLANEOUS PROVISIONS...............................................................................47
         10.1.    Professional Fee Claims........................................................................47
         10.2.    Administrative Claims Bar Date.................................................................47
         10.3.    Payment of Statutory Fees......................................................................47
         10.4.    Modifications and Amendments...................................................................47
         10.5.    Severability of Plan Provisions................................................................48

                                                           A-iii



         10.6.    Conflicts......................................................................................48
         10.7.    Successors and Assigns.........................................................................48
         10.8.    Compromises and Settlements After Confirmation.................................................48
         10.9.    Releases and Satisfaction of Subordination and Other Rights....................................48
         10.10.   Discharge of the Debtors.......................................................................48
         10.11.   Injunction.....................................................................................49
         10.12.   Exculpation and Limitation of Liability........................................................49
         10.13.   Binding Effect.................................................................................49
         10.14.   Effect of Non-Consummation.....................................................................50
         10.15.   Plan Exhibits..................................................................................50
         10.16.   Notices........................................................................................50
         10.17.   Creditors' Committee and Unsecured Creditors Representative....................................52
         10.18.   Plan Monitor...................................................................................53
         10.19.   Term of Injunctions or Stays...................................................................54


                                  ARTICLE I

                     DEFINITIONS, RULES OF INTERPRETATION,
                     COMPUTATION OF TIME AND GOVERNING LAW

         1.1. Scope of Definitions; Rules of Construction. For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

         1.2. Definitions.

         "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in Section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to Section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Debtors, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Case, (b) Professional Fee Claims, (c) all fees and charges properly assessed against the Estates under 28 U.S.C. ss. 1930, and (d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under Section 546(c)(2)(A) of the Bankruptcy Code.

         "Affiliate" means any Person which, directly or indirectly, is in control of, is controlled by or is under common control with the party for whom an affiliate is being determined.

         "Allowed Claim" means a Claim or any portion thereof (a) that has been allowed by a Final Order, or (b) as to which, on or by the Effective Date, (i) no Proof of Claim has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim that is Scheduled at zero, in an unknown amount, or as disputed, or (c) for which a Proof of Claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either
(i) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in this Plan.

         "Allowed Class . . . Claim" means an Allowed Claim in the particular Class described.

         "Amended and Restated Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of Reorganized NSC to be filed with the Secretary of State of Delaware on the Effective Date.

         "American Steel" means American Steel Corporation, a corporation organized under the laws of the State of Michigan, debtor in possession in Case No. 02-08700 pending in the Bankruptcy Court.

         "Avoidance Actions" means Causes of Action arising under Sections 502, 510, 541, 542, 544, 545, 547 through 551 and 553 of the Bankruptcy Code, or under related state or federal statutes and common law, including fraudulent transfer laws, whether or not litigation is commenced to prosecute such Causes of Action.

         "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as now in effect or hereafter amended.

         "Bankruptcy Court" means the Bankruptcy Court of the United States District Court for the Northern District of Illinois, Eastern Division, or such other court as may have jurisdiction over the Chapter 11 Case.

         "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

         "Bar Date(s)" means the date(s), if any, designated by the Bankruptcy Court as the last dates for filing proofs of Claim or Interest against the Debtors.

         "Bonds" shall mean the 8 3/8% 2006 Series Bonds and the 9 7/8% 2009 Series D Bonds issued by NSC pursuant to the Indenture.

         "Bond Claims" means any Claim arising from the Bonds or the Indenture (other than Allowed Professional Fee Claims).

         "Bond Recovery Pool" means 64% of the Reorganized Debtor Net Available Cash.

         "Bond Sale Closing Date Payment" means the payment of $231,780,000 to the Indenture Trustee for the benefit of the holders of the Bonds made at the closing of the US Steel Sale.

         "Bondholders' Committee" means the unofficial ad hoc committee of holders of the Bonds.

         "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Fed. R. Bankr. P. 9006(a)), on which commercial banks are open for business in Chicago, Illinois.

         "Cash" means legal tender of the United States or equivalents thereof.

         "Causes of Action" means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise.

         "Chapter 11 Case" means the jointly administered Chapter 11 cases of the Debtors.

         "Claim" means a claim against the Debtors, or any of them, whether or not asserted, as defined in Section 101(5) of the Bankruptcy Code.

         "Claiming Period" is defined in Section 6.6(a).

         "Claims Objection Deadline" means the last day for filing objections to Disputed Claims, which day shall be six (6) months after the Effective Date, unless such date is extended by the Bankruptcy Court upon request by the Debtors or the Reorganized Debtors.

         "Class" means a category of holders of Claims or Interests, as described in Article II of this Plan.

         "Closing" means the closing on May 20, 2003 of the transactions contemplated by the Purchase Agreement upon the terms and subject to the satisfaction of the conditions therein.

         "Confirmation" means entry by the Bankruptcy Court of the Confirmation Order.

         "Confirmation Date" means the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order.

         "Confirmation Hearing" means the hearing to consider confirmation of the Plan under Section 1128 of the Bankruptcy Code.

         "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan.

         "Creditor" means any Person who holds a Claim against any of the Debtors.

         "Creditors' Committee" means the official committee of unsecured creditors appointed pursuant to Section 1102(a) of the Bankruptcy Code in the Chapter 11 Case.

         "Cure" means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to
Section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

         "D.W. Pipeline" means D.W. Pipeline Company, a corporation organized under the laws of the State of Michigan, debtor in possession in Case No. 02-08704 pending in the Bankruptcy Court.

         "Debtor(s)" means, individually, and collectively, NSC, American Steel, D.W. Pipeline, Granite City Steel, Granite Intake, Great Lakes Steel, Hanna Furnace, Hanna Ore, Ingleside Dock, Ingleside Holdings, Ingleside Point, Liberty, Mid-Coast Minerals, Midwest Steel, National Acquisition, NC Acquisition, NC Operating, National Casting, National Coal, National Coating Limited, National Coating Line, National Mines, National Ontario I, National Ontario II, National Pickle, NM Procurement Corp., NSC (NY), NS Funding, NS Holdings, NS Land, NS Technologies, NSC Realty, NSL, Natcoal, NS Pellet, Natland, Peter White Coal, ProCoil, Puritan, Rostraver, Skar-Ore and Teal Lake, including in their capacity as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code, and as reorganized hereunder.

         "Disallowed Claim" means a Claim, or any portion thereof, that (a) has been disallowed by a Final Order, or (b) is Scheduled at zero or as contingent, disputed or unliquidated and as to which a Bar Date has been established but no Proof of Claim has been filed or deemed timely filed with the Bankruptcy Court pursuant to either the Bankruptcy Code or any Final Order of the Bankruptcy Court or otherwise deemed timely filed under applicable law.

         "Disbursing Agent" means the Reorganized Debtors or any party designated by the Plan Administrator or the Reorganized Debtors to serve as disbursing agent under the Plan.

         "Disclosure Statement" means the written disclosure statement that relates to the Plan, as amended, supplemented, or modified from time to time, and that is prepared and distributed in accordance with Section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

         "Disputed Claim" means any Claim that has not been Allowed pursuant to the Plan or a Final Order of the Bankruptcy Court, and

         (a) if no Proof of Claim has been filed by the applicable Bar Date, a Claim which has been listed on the Schedules as unliquidated, contingent, or disputed, or in zero or unknown amount, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court;

         (b) if a Proof of Claim has been filed by the applicable Bar Date, a Claim designated on such Proof of Claim in zero or unknown amount, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court;

         (c) if a Proof of Claim has been filed by the applicable Bar Date (i) a Claim designated on such Proof of Claim as unliquidated, contingent or disputed; and (ii) as to which a Debtor has timely filed an objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, or which is otherwise disputed by a Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn, or determined by a Final Order;

         (d) for which a Proof of Claim was required to be filed by order of the Bankruptcy Court, but as to which a Proof of Claim was not timely or properly filed;

         (e) or that is disputed in accordance with the provisions of this Plan.

         "Disputed Claim Amount" means (a) if a liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) the liquidated amount set forth in the Proof of Claim relating to the Disputed Claim; (ii) an amount agreed to by the Debtors and the holder of such Disputed Claim; or (iii) if a request for estimation is filed by the Debtors, the amount at which such Claim is estimated by the Bankruptcy Court; (b) if no liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) an amount agreed to by the Debtors and the holder of such Disputed Claim or (ii) the amount estimated by the Bankruptcy Court with respect to such Disputed Claim; or (c) if the Claim was listed on the Schedules as unliquidated, contingent or disputed and no Proof of Claim was filed, or deemed to have been filed, by the applicable Bar Date and the Claim has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, zero.

         "Distribution Date" means the date, occurring as soon as practicable after the Effective Date, upon which distributions are made by the Reorganized Debtors to holders of Allowed Claims entitled to receive distributions under this Plan.

         "Distribution Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date designated in the Confirmation Order.

         "Effective Date" means the Business Day on which all conditions to the consummation of the Plan as set forth in Article IX of this Plan have been satisfied or waived as provided in Article IX of this Plan and is the effective date of the Plan.
         "Estate(s)" means, individually, the estate of each Debtor in the Chapter 11 Case, and, collectively, the estates of all Debtors in the Chapter 11 Case, created pursuant to Section 541 of the Bankruptcy Code.

         "Face Amount" means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any Proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

         "Final Order" means an order or judgment, the operation or effect of which has not been reversed or stayed, is no longer subject to appeal, certiorari proceeding or other proceeding for review, reargument, or rehearing, and as to which no appeal, certiorari proceeding, or other proceeding for review, reargument, or rehearing has been requested or is then pending and the time to file any such appeal, certiorari proceeding or other proceeding for review, reargument, or rehearing has expired or as to which any right to appeal, petition for certiorari, reargue, or seek rehearing shall have been waived in writing in form and substance satisfactory to the Debtors and the Purchaser.

         "General Unsecured Claim" means a Claim that is not a Miscellaneous Secured Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Mitsubishi/Marubeni Claim, Bond Claim or PBGC Claim.

         "Governmental Authorities" means any government of any nation, state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and includes the Bankruptcy Court.

         "Granite City Steel" means Granite City Steel Company, a corporation organized under the laws of the State of Illinois, debtor in possession in Case No. 02-08697 pending in the Bankruptcy Court.

         "Granite Intake" means Granite Intake Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08707 pending in the Bankruptcy Court.

         "Great Lakes Steel" means Great Lakes Steel Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08713 pending in the Bankruptcy Court.

         "Hanna Furnace" means The Hanna Furnace Corporation, a corporation organized under the laws of the State of New York, debtor in possession in Case No. 02-08715 pending in the Bankruptcy Court.

         "Hanna Ore" means Hanna Ore Mining Company, a corporation organized under the laws of the State of Minnesota, debtor in possession in Case No. 02-08719 pending in the Bankruptcy Court.

         "Impaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

         "Inactive Debtors" means D.W. Pipeline, Granite Intake, Ingleside Dock, Ingleside Holdings, Ingleside Point, Natcoal, Natland, National Coating Limited, National Coating Line, National Ontario I, National Ontario II, NM Procurement Corp., NSC Realty, and Rostraver.

         "Indenture" means that certain Indenture of Mortgage and Deed of Trust dated May 1, 1952, as supplemented from time to time, with Indenture Trustee as succssor trustee to The Chase Manhattan Bank, and Frank J. Grippo.

         "Indenture Trustee" means collectively, HSBC Bank USA and the Individual Trustee.

         "Individual Trustee" means Robert A. Conrad.

         "Ingleside Dock" means Ingleside Channel & Dock Co., a corporation organized under the laws of the State of Texas, debtor in possession in Case No. 02-08723 pending in the Bankruptcy Court.

         "Ingleside Holdings" means Ingleside Holdings L.P., a limited partnership organized under the laws of the State of Texas, debtor in possession in Case No. 02-08728 pending in the Bankruptcy Court

         "Ingleside Point" means Ingleside Point Corporation, a corporation organized under the laws of the State of Texas, debtor in possession in Case No. 02-08731 pending in the Bankruptcy Court.

         "Initial Unsecured Creditor Funding" means the $25 million to be placed in the Unsecured Creditor Escrow on the Effective Date pursuant to
Section 2.12 of this Plan.

         "Intercompany Claim" means, as the case may be, any (a) account reflecting intercompany book entries by one Debtor with respect to another Debtor, or (b) any Claim that is not reflected in such book entries and is held by a Debtor against any other Debtor.

         "Intercreditor Settlement" means that certain Intercreditor Settlement Term Sheet dated as of April 21, 2003 by NSC, the Creditors' Committee, the Indenture Trustee, the Bondholders' Committee, Mitsubishi and Marubeni, which was incorporated into the Sale Order.

         "Interest" means, with respect to each Debtor, the rights and interests of the holder of any equity security, including options or warrants to purchase equity securities, stock appreciation rights or other rights to purchase or deliver in exchange for equity securities, including preferred stock, options or warrants to purchase or otherwise acquire the same and any Claims arising out of the purchase and sales of any such securities.

         "Liberty" means Liberty Pipe and Tube, Inc., a corporation organized under the laws of the State of Texas, debtor in possession in Case No. 02-08737 pending in the Bankruptcy Court.

         "Lien" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

         "Litigation Claims" means the claims, Causes of Action, Avoidance Actions, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, which are to be retained by the Reorganized Debtors pursuant to
Section 4.11 of this Plan.

         "Local Rules" means the Local Rules of the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division.

         "Marubeni" means, collectively, Marubeni America Corporation and any of its subsidiaries or affiliates.

         "Marubeni Claims" means the Claims of Marubeni, which shall be Allowed in the aggregate amount of $38,736,493 (other than Allowed Professional Fee Claims), pursuant to this Plan.

         "Mid-Coast Minerals" means Mid-Coast Minerals Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08701 pending in the Bankruptcy Court.

         "Midwest Steel" means Midwest Steel Corporation, a corporation organized under the laws of the State of Pennsylvania, debtor in possession in Case No. 02-08705 pending in the Bankruptcy Court.

         "Mineworkers" means those current, retired or former members of the UMWA who have made a Coal Act Claim or on whose behalf the UMWA has made a Coal Act Claim.

         "Miscellaneous Secured Claim" means a Claim that is secured by a Lien on property in which an Estate has an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Section 506(a) of the Bankruptcy Code, other than Bond Claims, Mitsubishi/Marubeni Claims and PBGC Claims. The NUF Loan is a Miscellaneous Secured Claim against NSC.

         "Mitsubishi" means, collectively, Mitsubishi Corporation and Mitsubishi International, Corp., and any of their respective subsidiaries or affiliates.

         "Mitsubishi Claims" means the Claims of Mitsubishi, which shall be Allowed in the aggregate amount of $91,844,236.01 (other than Allowed Professional Fee Claims), pursuant to this Plan.

         "Mitsubishi/Marubeni Claims" means collectively, the Mitsubishi Claims and the Marubeni Claims.

         "Mitsubishi/Marubeni Recovery Pool" means 16% of the Reorganized Debtor Net Available Cash.

         "Mitsubishi/Marubeni Sale Closing Date Payment" means the aggregate payment of $77.42 million to Mitsubishi and Marubeni made at the closing of the US Steel Sale and the payment of $1.0 million of Cure Claims made at the Closing of the US Steel Sale.

         "Natcoal" means Natcoal, Inc., a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08729 pending in the Bankruptcy Court.

         "Natland" means Natland Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08708 pending in the Bankruptcy Court.

         "National Acquisition" means National Acquisition Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08732 pending in the Bankruptcy Court.

         "National Casting" means National Casting Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08702 pending in the Bankruptcy Court.

         "National Coal" means National Coal Mining Company, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08706 pending in the Bankruptcy Court.

         "National Coating Limited" means National Coating Limited Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08709 pending in the Bankruptcy Court.

         "National Coating Line" means National Coating Line Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08711 pending in the Bankruptcy Court.

         "National Mines" means National Mines Corporation, a corporation organized under the laws of the State of Pennsylvania, debtor in possession in Case No. 02-08716 pending in the Bankruptcy Court.

         "National Ontario I" means National Ontario Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08720 pending in the Bankruptcy Court.

         "National Ontario II" means National Ontario II, Limited, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08724 pending in the Bankruptcy Court.

         "National Pickle Line" means National Pickle Line Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08725 pending in the Bankruptcy Court.

         "NC Acquisition" means National Caster Acquisition Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08735 pending in the Bankruptcy Court.

         "NC Operating" means National Caster Operating Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08736 pending in the Bankruptcy Court.

         "New Common Stock" means the single share of common stock of Reorganized NSC authorized under Section 4.7 of this Plan and under the Amended and Restated Certificate of Incorporation and issued to the Plan Administrator on the Effective Date.

         "NKK Entities" means NKK Corp. (or its successor in interest, JFE Steel Corporation) and any of its corporate affiliates or subsidiaries (other than a Debtor or a Reorganized Debtor).

         "NKK Litigation Claims" means (A) all rights under chapter 5 of the Bankruptcy Code or any other applicable law, including, without limitation, fraudulent conveyance under sections 544 and/or 548 of the Bankruptcy Code, preferences under section 547 of the Bankruptcy Code, equitable subordination or disallowance under section 510(c) of the Bankruptcy Code, recharacterization of debt to equity, to challenge any Claims and/or security interests asserted by any NKK Entities against any of the Debtors, (B) any and all challenges to avoid any other transfers to any of the NKK Entities, and
(C) any and all affirmative Litigation Claims against the NKK Entities and their respective officers and directors acting in their capacity as officers and directors of an NKK Entity.

         "NKK Litigation Trust" means a trust created on the Effective Date pursuant to 11 U.S.C. ss. 1123(b) into which the NKK Litigation Claims shall be automatically transferred free and clear of all liens, claims, encumbrances, and other interests on the Effective Date.

         "NKK Litigation Trust Agreement" means the agreement governing the NKK Litigation Trust, in form and substance reasonably acceptable to the Bondholders' Committee, the Creditors' Committee, Mitsubishi, and Marubeni, which shall be filed not later than five (5) days before the Confirmation Hearing and made an Exhibit to this Plan.

         "NM Procurement Corp." means National Materials Procurement Corporation, a corporation organized under the laws of the State of Illinois, debtor in possession in Case No. 02-08698 pending in the Bankruptcy Court.

         "No Asset Debtors" means American Steel, Granite City Steel, Great Lakes Steel, Hanna Furnace, Hanna Ore, Liberty, Mid-Coast Minerals, Midwest Steel, National Acquisition, National Casting, National Coal, National Mines, National Pickle, NC Acquisition, NC Operating, NS Funding, NS Holdings, NS Land, NS Technologies, NSC (NY), NSL, Peter White Coal, Puritan, Skar-Ore, and Teal Lake.

         "NS Funding" means National Steel Funding Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08733 pending in the Bankruptcy Court.
         "NS Holdings" means NS Holdings Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08710 pending in the Bankruptcy Court.

         "NS Land" means NS Land Company, a corporation organized under the laws of the State of New Jersey, debtor in possession in Case No. 02-08714 pending in the Bankruptcy Court.

         "NS Pellet" means National Steel Pellet Company, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08703 pending in the Bankruptcy Court.

          "NS Pellet Unsecured Creditor Recovery Pool" means 2.4% of the Overall Unsecured Creditor Recovery Pool.

         "NS Technologies" means NS Technologies, Inc., a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08717 pending in the Bankruptcy Court.

         "NSC" means National Steel Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08738 pending in the Bankruptcy Court.

         "NSC Interests" means Interests, including the Old NSC Stock, in NSC as of the Petition Date.

         "NSC (NY)" means National Steel Corporation, a corporation organized under the laws of the State of New York, debtor in possession in Case No. 02-08738 pending in the Bankruptcy Court.

         "NSC Realty" means NSC Realty Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08721 pending in the Bankruptcy Court.

         "NSC Unsecured Creditor Recovery Pool" means 95.4% of the Overall Unsecured Creditor Recovery Pool.

         "NSL" means NSL, Inc., a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08726 pending in the Bankruptcy Court.

         "NUF Loan" means that certain Amended and Restated Subordinated Credit Agreement dated as of September 28, 2001, as amended, restated, supplemented, or otherwise modified, between Borrower and JFE Steel Corporation.

         "Old NSC Stock" means the shares of common class A stock of NSC and the shares of common class B stock of NSC, and all options, warrants or rights, contractual or otherwise, if any, to acquire any such stock, issued and outstanding as of the Petition Date.

         "Old Securities" means Old NSC Stock and the Bonds.

         "Old Subsidiary Stock" means, with respect to all Debtors other than NSC, the shares of common stock of such Debtor, and all options, warrants or rights, contractual or otherwise, if any, to acquire any such stock, issued and outstanding as of the Petition Date.

         "Other Priority Claim" means a Claim entitled to priority pursuant to
Section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

         "Overall Unsecured Creditor Recovery Pool" means $25,000,000 plus 20% of the Reorganized Debtor Net Available Cash.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PBGC Claims" means all Claims of the PBGC and all claims of the PBGC against any Affiliate of any Debtor.

         "PBGC Sale Closing Date Payment" means the payment of $30 million made to the PBGC at the closing of the US Steel Sale.

         "PBGC Settlement" means that certain Stipulation and Agreed Order By and Between Debtors and Pension Benefit Guaranty Corporation dated as of April 21, 2003.

         "Person" means Person as defined in Section 101 (41) of the Bankruptcy Code.

         "Peter White Coal" means Peter White Coal Mining Corp., a corporation organized under the laws of the State of West Virginia, debtor in possession in Case No. 02-08712 pending in the Bankruptcy Court.

         "Petition Date" means, as to each Debtor, the date on which such Debtor filed its petition commencing its Chapter 11 Case.

         "Plan" means those plans of liquidation that are herein proposed by each of the Debtors for the resolution of outstanding Claims and Interests, as such plans may be amended from time to time in accordance with the Bankruptcy Code.

         "Plan Administrator" means Mr. Kirk Sobecki, the President of the Debtors as of the date hereof, whose designation shall be approved by the Bankruptcy Court pursuant to the Confirmation Order to administer the Plan in accordance with the terms of the Plan and the Plan Administration Agreement and to take such other actions as may be authorized under the Plan Administration Agreement, and any successor thereto.

         "Plan Administrator Agreement" means the agreement to be entered into between and among the Debtors and the Plan Administrator, in form and substance reasonably acceptable to the Bondholders' Committee, the Creditors' Committee, Mitsubishi, and Marubeni, specifying the rights, duties and responsibilities of and to be performed by the Plan Administrator under the Plan, which will be filed not later than five (5) days prior to the Confirmation Hearing.

         "Plan Exhibit" means any exhibit or schedule attached hereto.

         "Plan Monitor" means a person or entity to be selected as set forth in Section 10.18 of this Plan on the Effective Date to review matters relating to the administration of the Debtors' estates and to report to the Residual Beneficiaries' Representatives.

         "Priority Tax Claim" means a Claim that is entitled to priority pursuant to Section 507(a)(8) of the Bankruptcy Code.

         "ProCoil" means ProCoil Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08718 pending in the Bankruptcy Court.

          "ProCoil Unsecured Creditor Recovery Pool" means 2.2% of the Overall Unsecured Creditor Recovery Pool.

         "Professional" means any professional employed in the Chapter 11 Case pursuant to Sections 327 or 1103 of the Bankruptcy Code or otherwise and any professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to Section 503(b)(4) of the Bankruptcy Code or any adequate protection stipulation by the Bankruptcy Court during the Chapter 11 Cases.

         "Professional Fee Claim" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services rendered after the Petition Date and prior to and including the Effective Date.

         "Pro Rata" means, at any time, the proportion that the Face Amount of an Allowed Claim in a particular Class bears to the aggregate Face Amount of all Allowed Claims in such Class, unless the Plan provides otherwise.

         "Proof of Claim" means the proof of claim that must be filed by a holder of an Impaired Unsecured Claim by the Bar Date.

         "Purchase Agreement" means the Asset Purchase Agreement dated as of April 21, 2003 by and among U.S. Steel and NSC and the subsidiaries of NSC set forth on the signature pages thereto.

         "Puritan" means Puritan Mining Company, a corporation organized under the laws of the State of Michigan, debtor in possession in Case No. 02-08722 pending in the Bankruptcy Court.

         "Quarter" means the period beginning on the Effective Date and ending on the first immediately following December 31, March 31, June 30 or September 30, and each three (3) month period thereafter; provided, however, that if the Effective Date is within 30 days of the first such specified date, then the first Quarter will end on the next succeeding such specified date.

         "Quarterly Distribution Date" means the last Business Day of the month following the end of each Quarter.

         "Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Effective Date.

         "Reorganized Debtor(s)" means, individually, any Debtor and, collectively, all Debtors, on or after the Effective Date.

         "Reorganized Debtor Net Available Cash" means and includes all Cash, recoveries from Litigation Claims and all net proceeds derived from the sale or other liquidation of the assets of the Debtors' Estates, pursuant to this Plan or otherwise, remaining after payment in full of all Allowed Miscellaneous Secured Claims, Allowed Administrative Claims, Allowed Priority

Tax Claims, Allowed Other Priority Claims, the Initial Unsecured Creditor Funding and any other costs and expenses related to the consummation and implementation of this Plan.

         "Reorganized NSC" means NSC, as renamed "NSC Liquidating Corp.," on and after the Effective Date.

         "Residual Beneficiaries' Representatives" means, collectively, the Unsecured Creditors Representative, the Bondholders' Committee, Mitsubishi and Marubeni.

         "Restructuring Transactions" has the meaning ascribed thereto in
Section 4.7 of this Plan.

         "Rostraver" means Rostraver Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08727 pending in the Bankruptcy Court.

         "Sale Order" means the order entered by the Bankruptcy Court on April 21, 2003 (Docket No. 2107) approving the US Steel Sale.

         "Scheduled" means, with respect to any Claim or Interest, the status and amount, if any, of such Claim or Interest as set forth in the Schedules.

         "Schedules" means the schedules of assets and liabilities and the statements of financial affairs filed in the Bankruptcy Court by the Debtors, as such schedules or statements have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court.

         "Skar-Ore" means Skar-Ore Steamship Corporation, a corporation organized under the laws of the State of Delaware, debtor in possession in Case No. 02-08730 pending in the Bankruptcy Court.

         "Substantial Contribution Claim" means a claim for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Case pursuant to Section 503(b)(3),(4), or (5) of the Bankruptcy Code.

         "Teal Lake" means The Teal Lake Iron Mining Company, a corporation organized under the laws of the State of Michigan, debtor in possession in Case No. 02-08734 pending in the Bankruptcy Court.

         "UMWA" means the United Mineworkers of America, or its successor in interest.

         "Unimpaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

         "Unimpaired Claim" means a Claim that is not an Impaired Claim.

         "Unsecured Creditor Escrow" means the escrow established for the sole and exclusive benefit of holders of Allowed Class NSC-6 Claims, Allowed Class

NSP-4 Claims, Allowed Class Pro-4 Claims, and Allowed PBGC Claims, into which the funds in the Overall Unsecured Creditor Recovery Pool shall be deposited.

         "Unsecured Creditors Representative" means a committee to be selected by the Creditors' Committee to monitor implementation of the Plan and to take such other actions as are set forth in the Plan or as may be approved by the Bankruptcy Court.

         "US Steel" means United States Steel Corporation, a corporation organized under the laws of the State of Delaware.

         "US Steel Sale" means the sale of substantially all of the Debtors' assets to US Steel that was approved by the Bankruptcy Court on April 21, 2003, pursuant to the Sale Order, and consummated on May 20, 2003.

         1.3. Rules of Interpretation. For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or documents being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to sections, articles, schedules, and exhibits are references to sections, articles, schedules, and exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in
Section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

         1.4. Computation of Time. In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.

         1.5. Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of
(i) the State of Illinois shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

                                  ARTICLE II
             CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

         2.1. Categories of Debtors. Under the Plan, each Debtor entity has been placed into one of five (5) different categories for classification, treatment and distribution purposes. These five (5) categories are set forth below.


--------------------- ------------------ ---------------- ---------------------------- -----------------------------
1.  NSC               2.  NS Pellet      3.  ProCoil      4.  Inactive Debtors         5.  No Asset  Debtors
    ---                   ---------          -------          ----------------             -----------------
                                                          o  D.W. Pipeline             o  American Steel
                                                          o  Granite Intake            o  Granite City Steel
                                                          o  Ingleside Dock            o  Great Lakes Steel
                                                          o  Ingleside Holdings        o  Hanna Furnace
                                                          o  Ingleside Point           o  Hanna Ore
                                                          o  Natcoal                   o  Liberty
                                                          o  Natland                   o  Mid-Coast Minerals
                                                          o  National Coating          o  Midwest Steel
                                                              Limited                  o  National Acquisition
                                                          o  National Coating          o  National Casting
                                                              Line                     o  National Coal
                                                          o  National Ontario I        o  National Mines
                                                          o  National Ontario II       o  National Pickle
                                                          o  NM Procurement            o  NC Acquisition
                                                              Corp                     o  NC Operating
                                                          o  NSC Realty                o  NS Funding
                                                          o  Rostraver                 o  NS Holdings
                                                                                       o  NS Land
                                                                                       o  NS Technologies
                                                                                       o  NSC (NY)
                                                                                       o  NSL
                                                                                       o  Peter White Coal
                                                                                       o  Puritan
                                                                                       o  Skar-Ore
                                                                                       o  Teal Lake
--------------------- ------------------ ---------------- ---------------------------- -----------------------------

The Plan is not premised upon the substantive consolidation of the Estates of any Debtor. Thus, the Plan constitutes separate Plans for each Debtor.

         2.2. Unclassified Claims. In accordance with Section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, have not been classified, and the respective treatment of such unclassified claims is set forth immediately below.

         (a) Administrative Claims. Except as otherwise expressly provided for in this Plan, on, or as soon as reasonably practicable after, the later of (i) the date such Administrative Claim becomes an Allowed Administrative Claim, or
(ii) the date such Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Administrative Claim (x) Cash equal to the unpaid portion of such Allowed Administrative Claim or (y) such other treatment as to which the applicable Debtor and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

         (b) Priority Tax Claims. Each holder of an Allowed Priority Tax Claim, at the sole option of the Debtors, shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Priority Tax Claim, (i) Cash equal to the unpaid portion of such Allowed Priority Tax Claim or (ii) such other treatment agreed to by the Allowed Priority Tax Claim holder and the Debtors.

         2.3. Classification of Claims and Interests. Claims against and Interests in each Debtor are classified as set forth below for all purposes, including voting, confirmation and distribution pursuant to the Plan and pursuant to Sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Interest shall be deemed classified in a particular Class only to the extent that the Claim or Interest qualifies for the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies for the description of such different Class. A Claim or Interest is in a particular Class only to the extent that such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled prior to the Effective Date.

         (a) NSC. The classification of NSC Claims and Interests pursuant to this Plan is as follows:


                                  Class                              Status                   Voting Rights
                                  -----                              ------                   --------------

         NSC-1         --    Miscellaneous Secured Claims          Unimpaired               Not entitled to vote

         NSC-2         --    Other Priority Claims                 Unimpaired               Not entitled to vote

         NSC-3         --    PBGC Claims                           Impaired                   Entitled to vote

         NSC-4         --    Bond Claims                           Impaired                   Entitled to vote

         NSC-5         --    Mitsubishi/Marubeni Claims            Impaired                   Entitled to vote

         NSC-6         --    General Unsecured Claims              Impaired                   Entitled to vote

         NSC-7         --    Interests in NSC                      Impaired                 Not entitled to vote



         (b) NS Pellet. The classification of NS Pellet Claims and Interests pursuant to this Plan is as follows:


                                  Class                                 Status                 Voting Rights
                                  -----                                 ------                 -------------
         NSP-1         --    Miscellaneous Secured Claims          Unimpaired               Not entitled to vote

         NSP-2         --    Other Priority Claims                 Unimpaired               Not entitled to vote

         NSP-3         --    PBGC Claims                           Impaired                   Entitled to vote

         NSP-4         --    General Unsecured Claims              Impaired                   Entitled to vote

         NSP-5         --    Interests in NS Pellet                Impaired                 Not Entitled to vote



         (c) ProCoil. The classification of ProCoil Claims and Interests pursuant to this Plan is as follows:


                                  Class                              Status                 Voting Rights
                                  -----                              ------                 -------------

         PRO-1        --    Miscellaneous Secured Claims           Unimpaired               Not entitled to vote

         PRO-2        --    Other Priority Claims                  Unimpaired               Not entitled to vote

         PRO-3        --    PBGC Claims                            Impaired                   Entitled to vote

         PRO-4        --    General Unsecured Claims               Impaired                   Entitled to vote

         PRO-5        --    Interests in ProCoil                   Impaired                 Not Entitled to vote


         (d) Inactive Debtors. The classification of Inactive Debtor Claims and Interests pursuant to this Plan is as follows:


                                 Class                                 Status                 Voting Rights
                                 -----                                 ------                 -------------

         Inactive-1     --    All Claims except Administrative        Impaired                  Entitled to vote
                              Claims, Priority Tax Claims and PBGC
                              Claims

         Inactive-2     --    PBGC Claims                             Impaired                  Entitled to vote

         Inactive-3     --    Interests in Inactive Debtors           Impaired                Not Entitled to vote


         (e) No Asset Debtors. The classification of No Asset Debtor Claims and Interests pursuant to this Plan is as follows:


                                     Class                                    Status                Voting Rights
                                     -----                                    ------                -------------

         No Asset-1     --     All Claims except Administrative            Impaired              Not entitled to vote
                               Claims, Priority Tax Claims and PBGC
                               Claims

         No Asset-2     --     PBGC Claims                                 Impaired                Entitled to vote

         No Asset-3     --     Interests in No Asset Debtors               Impaired              Not entitled to vote


         2.4. Treatment of Claims against and Interests in NSC.

         (a) Class NSC-1-- Miscellaneous Secured Claims against NSC.

         (i) Treatment: On, or as soon as reasonably practicable after, the latest of (x) the Distribution Date, (y) the date such Claim becomes an Allowed Class NSC-1 Claim, or (z) the date such Class NSC-1 Claim becomes payable pursuant to any agreement between NSC and the holder of such Class NSC-1 Claim, each holder of an Allowed Class NSC-1 Claim shall receive, in full satisfaction, settlement, release, and discharge, of and in exchange for, such Allowed Class NSC-1 Claim (I) Cash equal to the unpaid portion of such Allowed Class NSC-1 Claim or (II) such other treatment as to which NSC and such holder shall have agreed upon in writing.

         (ii) Voting: Class NSC-1 is Unimpaired and the holders of Allowed Class NSC-1 Claims are conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class NSC-1 are not entitled to vote to accept or reject the Plan.

         (b) Class NSC-2 -- Other Priority Claims against NSC.

         (i) Treatment: On, or as soon as reasonably practicable after, the latest of (x) the Distribution Date, (y) the date such Claim becomes an Allowed Class NSC-2 Claim, or (z) the date such Class NSC-2 Claim becomes payable pursuant to any agreement between NSC and the holder of such Class NSC-2 Claim, each holder of an Allowed Class NSC-2 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class NSC-2 Claim (I) Cash equal to the unpaid portion of such Allowed Class NSC-2 Claim or (II) such other treatment as to which NSC and such holder shall have agreed upon in writing.

         (ii) Voting: Class NSC-2 is Unimpaired and the holders of Allowed Class NSC-2 Claims are conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class NSC-2 are not entitled to vote to accept or reject the Plan.

         (c) Class NSC-3 -- PBGC Claims against NSC.

         (i) Treatment: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class NSC-3 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class NSC-3 Claim, the distributions set forth in Section
                  2.11 of this Plan.

         (ii) Voting: Class NSC-3 is Impaired and entitled to vote to accept or reject the Plan.

         (d) Class NSC-4 - Bond Claims against NSC.

         (i) Treatment: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class NSC-4 Claim shall receive through the Indenture Trustee, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class NSC-4 Claim, the distributions set forth in Section 2.9 of this Plan.

         (ii) Voting: Class NSC-4 is Impaired and entitled to vote to accept or reject the Plan.

         (e) Class NSC-5 -- Mitsubishi/Marubeni Claims against NSC.

         (i) Treatment: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class NSC-5 Claim shall receive in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class NSC-5 Claims, the distributions set forth in Section 2.10 of this Plan.

         (ii) Voting: Class NSC-5 is Impaired and entitled to vote to accept or reject the Plan.

         (f) Class NSC-6 -- General Unsecured Claims against NSC.

         (i) Treatment: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class NSC-6 Claim, shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class NSC-6 Claim, its Pro Rata share of the NSC Unsecured Creditor Recovery Pool.

         (ii) Voting: Class NSC-6 is Impaired and is entitled to vote to accept or reject the Plan.

         (g) Class NSC-7 - Interests in NSC.

         (i) Treatment: The holders of Class NSC-7 Interests shall neither receive any distributions nor retain any property under the Plan. On the Effective Date, all such Interests shall be deemed cancelled or extinguished.

         (ii) Voting: Class NSC-7 is Impaired, but because no distributions will be made to holders of Class NSC-7 Interests nor will such holders retain any property, such holders are conclusively deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Class NSC-7 is not entitled to vote to accept or reject the Plan.

         2.5. Treatment of Claims against and Interests in NS Pellet.

         (a) Class NSP-1--Miscellaneous Secured Claims against NS Pellet.

         (i) Treatment: On, or as soon as reasonably practicable after, the latest of (x) the Distribution Date, (y) the date such Claim becomes an Allowed Class NSP-1 Claim, or (z) the date such Class NSP-1 Claim becomes payable pursuant to any agreement between NSP and the holder of such Class NSP-1 Claim, each holder of an Allowed Class NSP-1 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class NSP-1 Claim (I) Cash equal to the unpaid portion of such Allowed Class NSP-1 Claim or (II) such other treatment as to which NSP and such holder shall have agreed upon in writing.

         (ii) Voting: Class NSP-1 is Unimpaired and the holders of Allowed Class NSP-1 Claims are conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class NSP-1 are not entitled to vote to accept or reject the Plan.

         (b) Class NSP-2 -- Other Priority Claims against NS Pellet.

         (i) Treatment: On, or as soon as reasonably practicable after, the latest of (x) the Distribution Date, (y) the date such Claim becomes an Allowed Class NSP-2 Claim, or (z) the date such Class NSP-2 Claim becomes payable pursuant to any agreement between NSP and the holder of such Class NSP-2 Claim, each holder of an Allowed Class NSP-2 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class NSP-2 Claim (I) Cash equal to the unpaid portion of such Allowed Class NSP-2 Claim or (II) such other treatment as to which NSP and such holder shall have agreed upon in writing.

         (ii) Voting: Class NSP-2 is Unimpaired and the holders of Allowed Class NSP-2 Claims are conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class NSP-2 are not entitled to vote to accept or reject the Plan.

         (c) Class NSP-3 -- PBGC Claims against NS Pellet.

         (i) Treatment: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class NSP-3 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class NSP-3 Claim, the distributions set forth in Section
                  2.11 of this Plan.

         (ii) Voting: Class NSP-3 is Impaired and entitled to vote to accept or reject the Plan.

         (d) Class NSP-4 -- General Unsecured Claims against NS Pellet.

         (i) Treatment: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class NSP-4 Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class NSP-4 Claim, its Pro Rata share of the NS Pellet Unsecured Creditor Recovery Pool.

         (ii) Voting: Class NSP-4 is Impaired and is entitled to vote to accept or reject the Plan.

         (e) Class NSP-5 - Interests in NS Pellet.

         (i) Treatment: On the later of the Effective Date or the dissolution of NS Pellet as set forth in Section 4.3(a) of this Plan, all Interests in NS Pellet shall be deemed cancelled and extinguished.

         (ii) Voting: Class NSP-5 is Impaired, but because no distributions will be made to holders of Class NSP-5 Interests nor will such holders retain any property, such holders are conclusively deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Class NSP-5 is not entitled to vote to accept or reject the Plan.

         2.6. Treatment of Claims against and Interests in ProCoil.

         (a) Class PRO-1--Miscellaneous Secured Claims against ProCoil.

         (i) Treatment: On, or as soon as reasonably practicable after, the latest of (x) the Distribution Date, (y) the date such Claim becomes an Allowed Class PRO-1 Claim, or (z) the date such Class PRO-1 Claim becomes payable pursuant to any agreement between ProCoil and the holder of such Class PRO-1 Claim, each holder of an Allowed Class PRO-1 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class PRO-1 Claim (I) Cash equal to the unpaid portion of such Allowed Class PRO-1 Claim or (II) such other treatment as to which ProCoil and such holder shall have agreed upon in writing.

         (ii) Voting: Class PRO-1 is Unimpaired and the holders of Allowed Class PRO-1 Claims are conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class PRO-1 are not entitled to vote to accept or reject the Plan.

         (b) Class PRO-2 -- Other Priority Claims against ProCoil.

         (i) Treatment: On, or as soon as reasonably practicable after, the latest of (x) the Distribution Date, (y) the date such Claim becomes an Allowed Class PRO-2 Claim, or (z) the date such Class PRO-2 Claim becomes payable pursuant to any agreement between ProCoil and the holder of such Class PRO-2 Claim, each holder of an Allowed Class PRO-2 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class PRO-2 Claim (I) Cash equal to the unpaid portion of such Allowed Class PRO-2 Claim or (II) such other treatment as to which

                  ProCoil and such holder shall have agreed upon in writing.

         (ii) Voting: Class PRO-2 is Unimpaired and the holders of Allowed Class PRO-2 Claims are conclusively deemed to have accepted the Plan pursuant to Section 1126(f) of the Bankruptcy Code. Therefore, the holders of Allowed Claims in Class PRO-2 are not entitled to vote to accept or reject the Plan.

         (c) Class PRO-3 -- PBGC Claims against ProCoil.

         (i) Treatment: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class PRO-3 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class PRO-3 Claim, the distributions set forth in Section
                  2.11 of this Plan.

         (ii) Voting: Class PRO-3 is Impaired and entitled to vote to accept or reject the Plan.

         (d) Class PRO-4 -- General Unsecured Claims against ProCoil.

         (i) Treatment: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class PRO-4 Claim shall receive, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed Class PRO-4 Claim, its Pro Rata share of the ProCoil Unsecured Creditor Recovery Pool.

         (ii) Voting: Class PRO-4 is Impaired and is entitled to vote to accept or reject the Plan.

         (e) Class PRO-5 - Interests in ProCoil.

         (i) Treatment: On the later of the Effective Date or the dissolution of ProCoil as set forth in Section 4.3(a) of this Plan, all Interests in ProCoil shall be deemed cancelled and extinguished.

         (ii) Voting: Class PRO-5 is Impaired, but because no distributions will be made to holders of Class PRO-5 Interests nor will such holders retain any property, such holders are conclusively deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Class PRO-5 is not entitled to vote to accept or reject the Plan.

         2.7. Treatment of Claims against and Interests in each of the respective Inactive Debtors.

         (a) Class Inactive-1--All Claims against each of the respective Inactive Debtors except Administrative Claims, Priority Tax Claims and PBGC Claims.

         (i) Treatment: The Debtors are unaware of any valid Class Inactive-1 Claims. In the event that any Class Inactive-1 Claims become Allowed Claims against an Inactive Debtor, such Claims shall be treated as Claims against NSC in the applicable Class as set forth in Section 2.4 of this Plan.

         (ii) Voting: Class Inactive-1 is Impaired and entitled to vote to accept or reject the Plan.

         (b) Class Inactive-2 -- PBGC Claims against each of the respective Inactive Debtors.

         (i) Treatment: On, or as soon as reasonably practicable after, the Distribution Date, each holder of an Allowed Class Inactive-2 Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class Inactive-2 Claims, the distributions set forth in Section 2.11 of this Plan.

         (ii) Voting: Class Inactive-2 is Impaired and entitled to vote to accept or reject the Plan.

         (c) Class Inactive-3 - Interests in each of the respective Inactive Debtors.

         (i) Treatment: The holders of Class Inactive-3 Interests shall neither receive any distributions nor retain any property under the Plan. On the later of the Effective Date and completion of the dissolution of the Inactive Debtors as set forth in Section 4.4 of this Plan, all Interests in each of the Inactive Debtors shall be deemed cancelled or extinguished.

         (ii) Voting: Class Inactive-3 is Impaired, but because no distributions will be made to holders of Class Inactive-3 Interests nor will such holders retain any property, such holders are conclusively deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Class Inactive-3 is not entitled to vote to accept or reject the Plan.

         2.8. Treatment of Claims against and Interests in each of the respective No Asset Debtors.

         (a) Class No Asset-1 - All Claims Against each of the respective No Asset Debtors Except for Administrative Claims, Priority Tax Claims and PBGC Claims.

         (i) Treatment: Because none of the No Asset Debtors have any material assets, holders of Allowed Class No Asset-1 Claims shall not receive any distribution of property under the Plan on account of such Claims.

         (ii) Voting: Class No Asset-1 is Impaired, but because no distributions will be made to holders of Class No Asset-1 Claims nor will such holders retain any property, such holders are conclusively deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Class No Asset-1 is not entitled to vote to accept or reject the Plan.

         (b) Class No Asset-2 -- PBGC Claims against each of the respective No Asset Debtors.

         (i) Treatment: Because none of the No Asset Debtors have any material assets, holders of Allowed Class No Asset-2 Claims shall not receive any distribution of property under the Plan from the No Asset Debtors, but shall receive the distributions set forth in Section 2.11 of this Plan.

         (ii) Voting: Class No Asset-2 is Impaired and entitled to vote to accept or reject the Plan.

         (c) Class No Asset-3 - Interests in each of the respective No Asset Debtors.

         (i) Treatment: The holders of Class No Asset-3 Interests shall neither receive any distributions nor retain any property under the Plan. On the later of the Effective Date and completion of the dissolution of the No Asset Debtors as set forth in Section 4.4 of this Plan, all Interests in each of the No Asset Debtors shall be deemed cancelled or extinguished.

         (ii) Voting: Class No Asset-3 is Impaired, but because no distributions will be made to holders of Class No Asset-3 Interests nor will such holders retain any property, such holders are conclusively deemed to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code. Class No Asset-3 is not entitled to vote to accept or reject the Plan.

         2.9. Bond Claims. In full satisfaction, settlement, release and discharge of, and in exchange for, any and all Bond Claims against any Debtor, the Indenture Trustee (a) received the Bond Sale Closing Date Payment and (b) shall receive, for the benefit of the holders of the Bonds, the Cash in the Bond Recovery Pool, each to be distributed to the holders of the Bonds with Allowed Bond Claims by the Indenture Trustee in accordance with the terms of the Indenture and this Plan. In addition, on the Effective Date, Houlihan, Lokey, Howard & Zukin Capital ("HLHZ"), the Bondholders' Committee's investment bankers, shall receive payment from the Debtors in the amount of $1,263,322.85 as an allowed Substantial Contribution Claim, representing HLHZ's fee in respect of the distributions made to holders of the Bonds through the Effective Date. HLHZ's allowed Substantial Contribution Claim will also include subsequent payments on account of post-Effective Date distributions of Cash in the Bond Recovery Pool, if any, in amounts as determined pursuant to HLHZ's retention agreement with the Bondholders' Committee, with such amounts to be paid concurrently with distributions to the Indenture Trustee. Pursuant to the Intercreditor Settlement, Bankruptcy Rule 9019 and Sections 1123(b)(3) and (5) of the Bankruptcy Code, and in consideration for the distributions and other benefits provided in connection with the US Steel Sale and under this Plan, the provisions of this Plan will constitute a good faith compromise and settlement of all claims or controversies relating to all Bond Claims. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval of the compromise and settlement and release of all such claims or controversies and the Bankruptcy Court's finding that such compromise and settlement is in the best interests of the Debtors and the Reorganized Debtors and their respective property and Claim and Interest holders, and is fair, equitable and reasonable.

         2.10. Mitsubishi/Marubeni Claims. In full satisfaction, settlement, release and discharge of, and in exchange for any and all Mitsubishi/Marubeni Claims against any Debtor, Mitsubishi and Marubeni (a) collectively received the Mitsubishi/Marubeni Sale Closing Date Payment, (b) Mitsubishi shall receive 70.33% of the Mitsubishi/Marubeni Recovery Pool, and (c) Marubeni shall receive 29.67% of the Mitsubishi/Marubeni Recovery Pool. Pursuant to the Intercreditor Settlement, Bankruptcy Rule 9019 and 11 U.S.C. ss.ss. 1123(b)(3) and (5), and in consideration for the distributions and other benefits provided in connection with the US Steel Sale and under this Plan, the provisions of this Plan will constitute a good faith compromise and settlement and release of all claims or controversies relating to all Mitsubishi/Marubeni Claims. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval of the compromise and settlement and release of all such claims or controversies and the Bankruptcy Court's finding that such compromise and settlement and release is in the best interests of the Debtors and the Reorganized Debtors and their respective property and Claim and Interest holders, and is fair, equitable and reasonable.

         2.11. PBGC Claims. In full satisfaction, settlement, release and discharge of, and in exchange for any and all PBGC Claims against any Debtor or non-Debtor affiliate of any Debtor, the PBGC (a) received the PBGC Sale Closing Date Payment, (b) shall have an Allowed General Unsecured Claim against each Debtor in the amount of $2.1 billion and (c) on account of all such Allowed General Unsecured Claims shall receive a single distribution determined as set forth below. The PBGC's distribution on account of its Allowed General Unsecured Claims shall be from the funds in the Overall Unsecured Creditors Recovery Pool deposited into the Unsecured Creditor Escrow and (i) shall be calculated as if all Debtor Estates were substantively consolidated and all holders of Allowed General Unsecured Claims were in a single Class, (ii) shall be waived until all other holders of Allowed General Unsecured Claims entitled to receive distributions under the Plan receive distributions equal to 1.5% of their Allowed General Unsecured Claims, and
(iii) thereafter, shall be Pro Rata (calculated pursuant to clause (i) above). Pursuant to the PBGC Settlement, Bankruptcy Rule 9019 and 11 U.S.C. ss.ss. 1123(b)(3) and (5), and in consideration for the distributions and other benefits provided in connection with the US Steel Sale and under this Plan, the provisions of this Plan will constitute a good faith compromise and settlement and release of all claims or controversies relating to all PBGC Claims. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval of the compromise and settlement and release of all such claims or controversies and the Bankruptcy Court's finding that such compromise and settlement is in the best interests of the Debtors and the Reorganized Debtors and their respective property and Claim and Interest holders, and is fair, equitable and reasonable.

         2.12. Initial Unsecured Creditor Funding. As agreed to in the Intercreditor Settlement among the parties thereto, after notice of the Intercreditor Settlement Agreement to creditors and parties in interest and as approved by the Sale Order, on the Effective Date, $25 million shall be deposited into the Unsecured Creditor Escrow, pending distributions to such holders as set forth in this Plan. Thereafter, the Unsecured Creditor Escrow shall be funded with 20% of the Reorganized Debtor Net Available Cash. For purposes of determining distributions to holders of Allowed Class NSC-6 Claims, Allowed NSP-4 Claims, and Allowed Class Pro-4 Claims, the aforesaid $25 million together with all other amounts deposited in the Unsecured Creditor Escrow shall be allocated as follows: 95.4% to the NSC Unsecured Creditor Recovery Pool, 2.4% to the NS Pellet Unsecured Creditor Recovery Pool, and 2.2% to the Procoil Unsecured Creditor Recovery Pool. Notwithstanding the foregoing, the PBGC shall receive no distribution from the Unsecured Creditor Escrow until all holders of Allowed Class NSC-6 Claims, Allowed NSP-4 Claims, and Allowed Class Pro-4 Claims, on a consolidated basis, receive payment equal to 1.5% of the aggregate amount of their Allowed Claims. Thereafter, the PBGC and the holders of Allowed Class NSC-6 Claims, Allowed NSP-4 Claims, and Allowed Class Pro-4 Claims shall share pro rata in any funds remaining in the Unsecured Creditor Escrow. In addition, the funds deposited in the Unsecured Creditor Escrow shall not be subject to holders of Administrative Claims or Claims with priority under Section 507(a) of the Bankruptcy Code, other than as set forth in Section 10.17(c) of this Plan.

         2.13. Intercompany Settlement. There shall be no distribution under the Plan on account of Intercompany Claims. The allocation (a) of Reorganized Debtor Net Available Cash to the Bond Recovery Pool, the Mitsubishi/Marubeni Recovery Pool and the Overall Unsecured Creditor Recovery Pool; and (b) of the Overall Unsecured Creditor Recovery Pool to the NSC Unsecured Creditor Recovery Pool, the NS Pellet Unsecured Creditor Recovery Pool, and the ProCoil Unsecured Creditor Recovery Pool, all as set forth in this Plan, constitutes a good faith compromise and settlement pursuant to Bankruptcy Rule 9019 and 11 U.S.C. ss.ss. 1123(b)(3) and (5) of all Intercompany Claims. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval of the compromise and settlement of all such Intercompany Claims and the Bankruptcy Court's findings that such compromise and settlement is in the best interests of the Debtors and the Reorganized Debtors and their respective property and Claim and Interest holders and is fair, equitable and reasonable.

         2.14. Reservation of Rights Regarding Claims. Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtors' or the Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

         2.15. Third Party Claims. Notwithstanding anything else in this Plan to the contrary, nothing in the Plan shall be construed to effectuate a release or discharge of any claims owned by a party other than a Debtor or Reorganized Debtor against any party other than a Debtor or a Reorganized Debtor.

                                 ARTICLE III

                      ACCEPTANCE OR REJECTION OF THE PLAN

         3.1. Impaired Classes of Claims and Interests Entitled to Vote. Subject to Section 3.4 of the Plan, Claim and Interest holders in each Impaired Class of Claims or Interests are entitled to vote as a class to accept or reject the Plan.

         3.2. Acceptance by an Impaired Class. In accordance with Section 1126(c) of the Bankruptcy Code and except as provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

         3.3. Presumed Acceptances by Unimpaired Classes. Classes NSC-1; NSC-2; NSP-1; NSP-2; PRO-1; and PRO-2 are Unimpaired by the Plan. Under
Section 1126(f) of the Bankruptcy Code, such Claim holders are conclusively presumed to accept the Plan, and the votes of such Claim holders will not be solicited.

         3.4. Classes Deemed to Reject Plan. Holders of Claims and Interests in Classes NSC-7; NSP-5; PRO-5, Inactive-3; No-Asset-1; and No-Asset-3 are not entitled to receive or retain any property under the Plan. Under Section 1126(g) of the Bankruptcy Code, Classes NSC-7, NSP-5, PRO-5, Inactive-3, No Asset-1, and No Asset-3 are deemed to reject the Plan, and the vote of the holders of Claims in those classes will not be solicited.

         3.5. Summary of Classes Voting on the Plan. As a result of the provisions of Sections 3.3 and 3.4 of this Plan, the votes of holders of Claims in Classes NSC-3; NSC-4; NSC-5; NSC-6, NSP-3; NSP-4; PRO-3; PRO-4; Inactive-1; Inactive-2; and No-Asset-2 will be solicited with respect to this Plan.

         3.6. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under Section 1129(b) of the Bankruptcy Code.

                                  ARTICLE IV

                     MEANS FOR IMPLEMENTATION OF THE PLAN

         4.1. US Steel Sale. This Plan completes the implementation of, and the distributions of proceeds from, the US Steel Sale, which is incorporated herein.

         4.2. Sources for Plan Distributions. All Cash necessary for the Debtors or the Disbursing Agent to make payments of Cash pursuant to the Plan shall be obtained from the following sources: (a) the Debtors' or Reorganized Debtors' Cash on hand, (b) the proceeds of the US Steel Sale, (c) Cash received in liquidation of the remaining assets of the Debtors, and (d) proceeds of Litigation Claims.

         4.3. Continued Corporate Existence; Vesting of Assets.

         (a) Subject to the provisions of this Plan, and the Restructuring Transactions contemplated in Section 4.7 of this Plan, if applicable, the Reorganized Debtors shall continue to exist after the Effective Date as separate corporate entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated and pursuant to their respective certificates or articles of incorporation and by-laws in effect prior to the Effective Date, provided however, that the corporate purpose of each Reorganized Debtor shall be limited to taking such actions as are necessary to implement, and are consistent with implementing, this Plan and the US Steel Sale. Any dispute as to the propriety of any action sought to be taken by a Reorganized Debtor shall be resolved by the Bankruptcy Court. Subject to the Restructuring Transactions contemplated in Section 4.7 of this Plan, as soon as practicable after the Plan Administrator exhausts the assets of a Reorganized Debtor by making the final distribution of Cash under this Plan and the Plan Administrator Agreement with respect to such Debtor, the Plan Administrator shall (i) effectuate the dissolution of such Reorganized Debtor in accordance with the laws of the state of its incorporation and (ii) cause the resignation of all officers and directors of such Reorganized Debtor.

         (b) Except as expressly provided elsewhere in this Plan, on the Effective Date, the property of each Debtor's Estate shall revest in the applicable Reorganized Debtor.

         4.4. Dissolution of the Inactive Debtors and the No Asset Debtors. Subject to the Restructuring Transactions contemplated in Section 4.7 of this Plan, as soon as practicable after the Effective Date, each of the Inactive Debtors and the No Asset Debtors shall take all steps necessary to wind up its affairs and dissolve its corporate existence. Because the Inactive Debtors have no known Claims against them (other than Intercompany Claims and PBGC Claims which are settled pursuant to Sections 2.13 and 2.11, respectively, of this Plan) on the Effective Date, all net assets of each of the Inactive Debtors shall automatically vest in and be owned and possessed by NSC, as the sole shareholder of each of the Inactive Debtors.

         4.5. Cancellation of Old Securities and Related Agreements.

         (a) On the Effective Date, except as otherwise other provided for herein, (a) the Old Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, shall be cancelled, and (b) the obligations of the Debtors and the Indenture Trustee under any agreements, indentures or certificates of designations governing the Old Securities and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, as the case may be, shall be discharged.

         (b) Notwithstanding the foregoing, the applicable provisions of the Indenture shall continue in effect solely for the purposes of permitting the Indenture Trustee to make distributions to holders of Bond Claims, pursuant to and subject to this Plan. Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with this Plan, on the Effective Date and immediately following the completion of distributions to holders of Bond Claims, the Indenture Trustee shall be released from all duties, without any further action on the part of the Debtors or the Reorganized Debtors.

         (c) Nothing herein affects the Indenture Trustee's rights pursuant to the Indenture and applicable non-bankruptcy law to assert the charging lien, pursuant to the Indenture to secure payment of the Indenture Trustee's fees and expenses, on any distributions hereunder to holders of Bond Claims. If the Indenture Trustee does not serve as disbursing agent with respect to distributions to its respective holders, then the funds distributed to any such disbursing agent shall be subject to the charging lien of the Indenture Trustee under the Indenture.

         (d) Old Subsidiary Stock shall continue to be held by its respective owner solely for purposes of completing the dissolution of each such Debtor, provided that, as set forth in Article II of this Plan, no distributions shall be made on account of any Old Subsidiary Stock and all such stock shall be cancelled and extinguished upon the dissolution of such Debtors as set forth in Sections 4.3(a) and 4.4 of this Plan.

         4.6. Certificates of Incorporation and By-laws. The certificate or articles of incorporation and by-laws of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to Section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by Section 1123(a)(6) of the Bankruptcy Code.

         4.7. Restructuring Transactions. On or after the Effective Date, the applicable Reorganized Debtors may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate structure of the Reorganized Debtors, or to reincorporate certain subsidiary Debtors under the laws of jurisdictions other than the laws of which the applicable subsidiary Debtors are presently incorporated. Such restructuring may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the

Debtors or the Reorganized Debtors to be necessary or appropriate (collectively, the "Restructuring Transactions"). The actions to effect the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting, or acquiring corporations. In each case in which the surviving, resulting, or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting, or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

         4.8. Compensation and Benefit Programs. All compensation and benefit plans of the Debtors shall be terminated (a) upon the dissolution of such Debtor or (b) pursuant to an order entered by the Bankruptcy Court in compliance with applicable provisions of the Bankruptcy Code.

         4.9. Directors and Officers of Reorganized Debtors. On the Effective Date, the Plan Administrator shall become the sole director and the President of each of the Debtors. The Plan Administrator shall be authorized to execute, deliver, file or record such documents, instruments, releases and other agreements and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

         4.10. The Plan Administrator.

         (a) Appointment. From and after the Effective Date, Mr. Kirk Sobecki, the Debtors' current President, shall serve as the Plan Administrator pursuant to the Plan Administrator Agreement and the Plan, until death, resignation or discharge and the appointment of a successor Plan Administrator in accordance with the Plan Administrator Agreement.

         (b) Rights, Powers and Duties of the Reorganized Debtors and the Plan Administrator. The Reorganized Debtors shall retain and have all the rights, powers and duties necessary to carry out their responsibilities under the Plan. Such rights, powers and duties, which shall be exercisable by the Plan Administrator on behalf of a Reorganized Debtor pursuant to the Plan and the Plan Administrator Agreement, and as an estate representative pursuant to 11 U.S.C. ss. 1123(b), shall include, among others:

         (i) investing the Reorganized Debtors' Cash, including, but not limited to, the Cash held in any operating account or segregated account (including funds escrowed in connection with the US Steel Sale and the Sale Order), including the Unsecured Creditor Escrow in (A) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which are guaranteed by the full faith and credit of the United States of America; (B) money market deposit accounts, checking accounts, savings accounts or certificates of deposit, or other time deposit accounts that are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (C) any other investments that may be permissible under (I) Section 345 of the Bankruptcy Code or
                  (II) any order of the Bankruptcy Court entered in the Debtors' Chapter 11 cases;

         (ii) calculating and paying all distributions to be made under the Plan, the Plan Administrator Agreement and other orders of the Bankruptcy Court to holders of Allowed Claims;

         (iii) employing, supervising and compensating professionals retained to represent the interests of, and serve on behalf of, the Reorganized Debtors;

         (iv)     disposing of all assets of the Debtors or Reorganized
                  Debtors;

         (v) making and filing tax returns for any of the Debtors or Reorganized Debtor;

         (vi) objecting to Claims or Interests filed against any of the Debtors' Estates on any basis;

         (vii) seeking estimation of contingent or unliquidated claims under 11 U.S.C.ss.502 (c);

         (viii)   seeking determination of tax liability under 11 U.S.C. ss.
                  505;

         (ix) prosecuting avoidance actions under 11 U.S.C.ss.ss.544, 545, 547, 548, 549, 550 and 553;

         (x) prosecuting turnover actions under 11 U.S.C.ss.ss.542 and 543;

         (xi) prosecuting, settling, dismissing or otherwise disposing of the Litigation Claims;

         (xii) dissolving the Reorganized Debtors as and if necessary or appropriate;

         (xiii) exercising all powers and rights, and taking all actions, contemplated by or provided for in the Plan Administrator Agreement;

         (xiv) coordinating, cooperating and reporting to the Residual Beneficiaries' Representatives;

         (xv) filing any necessary post-confirmation reports with the Bankruptcy Court, paying quarterly fees pursuant to 28 U.S.C. ss. 1930(a)(6) for each of the Debtors until the entry of a final decree for the respective Debtor, and filing a final report pursuant to Rule-5009-1(c) of the Local Rules prior to the entry of a final decree for any respective Debtors; and

         (xvi) taking any and all other actions necessary or appropriate to implement or consummate this Plan and the provisions of the Plan Administrator Agreement.

         (c) Compensation of the Plan Administrator. The Plan Administrator shall be compensated by the Reorganized Debtors by being paid his existing salary, plus amounts pursuant to the Debtors' Bankruptcy Court approved employee retention programs. Any professionals retained by the Plan Administrator shall be entitled to reasonable compensation by the Reorganized Debtors for services rendered and reimbursement of expenses incurred by such professional. The payment of the fees and expenses of the Plan Administrator and its retained professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court but shall be subject to review by the Plan Monitor and the Residual Beneficiaries' Representatives. The Plan Administrator shall deliver to the Plan Monitor detailed written invoices with respect to requests for payment of any such fees and expenses.

         (d) Indemnification. The Reorganized Debtors shall indemnify and hold harmless the Plan Administrator and its professionals, or any duly designated agent or representative thereof (in its capacity as such), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to, attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Reorganized Debtors or the implementation or administration of the Plan, other than acts or omissions resulting from the willful misconduct or gross negligence of the Plan Administrator and its professionals, or any duly designated agent or representative thereof (in its capacity as such). To the extent the Reorganized Debtors indemnify and hold harmless the Plan Administrator and its professionals, or any duly designated agent or representative thereof (in its capacity as such), as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid by the Reorganized Debtors.

         The Reorganized Debtors and the Estates shall, to the fullest extent permitted by the laws of the State of Delaware, indemnify and hold harmless the Plan Administrator (in its capacity as such and as officer and director of Reorganized Debtor) and the Plan Administrator's and the Reorganized Debtors' agents, representatives, professionals and employees (collectively the "Indemnified Parties") from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to, attorneys' fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Reorganized Debtors and the Estates or the implementation or administration of the Plan and the Plan Administrator Agreement other than acts or omissions resulting from such Indemnified Party's willful misconduct or gross negligence. To the extent Reorganized Debtor and the Estates indemnify and hold harmless the Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Plan Administrator in monitoring and participating in the defense of such claims giving rise to the right of indemnification shall be paid by the Reorganized Debtors.

         (e) Authority to Object to Claims and Interests and to Settle Disputed Claims. From and after the Effective Date, the Reorganized Debtors and the Plan Administrator shall be authorized (i) to object to any Claims filed against any of the Debtors' Estates which are not deemed as Allowed Claims under the Plan or were not previously deemed allowed by a Final Order of the Bankruptcy Court and (ii) pursuant to Fed. R. Bankr. P. 9019(b) and
Section 105(a) of the Bankruptcy Code, to compromise and settle Disputed Claims, in accordance with the following procedures, which shall constitute sufficient notice in accordance with the Bankruptcy Code and the Bankruptcy Rules for compromises and settlements of claims:

         (i) If the Disputed Claim Amount of the Disputed Claim is less than $100,000 and does not involve the settlement of any Claims of an insider, the Reorganized Debtors and the Plan Administrator shall be authorized and empowered to settle a Disputed Claim and execute necessary documents, including a stipulation of settlement or release, without notice to any party.

         (ii) If the Disputed Claim Amount of the Disputed Claim is more than $100,000 but less than $5,000,000 and does not involve the settlement of any Claims of an insider, the Reorganized Debtors and the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, upon seven (7) days' notice to the Plan Monitor.

         (iii) If the Disputed Claim Amount of the Disputed Claim is greater than $5,000,000, or involves the settlement of any Claim of an insider, the Reorganized Debtors and the Plan Administrator shall be authorized and empowered to settle such Disputed Claim and execute necessary documents, including a stipulation of settlement or release, only upon receipt of Bankruptcy Court approval of such settlement after notice to the Plan Monitor and any other affected party.

         If the Plan Monitor or any of the Residual Beneficiaries' Representatives object to the proposed settlement of a Disputed Claim within the prescribed notice period set forth above in writing to the Reorganized Debtors, then (A) if the objecting party withdraws for any reason its objection to such settlement, the Plan Administrator may enter into the proposed settlement without further notice and a hearing or entry of an order of the Bankruptcy Court or (B) if the objecting party does not withdraw its objection, the Plan Administrator shall have the option of (I) forgoing entry into the settlement agreement that is the subject of the objection, (II) modifying the terms of the settlement agreement in a way that results in the objecting party withdrawing its objection, or (III) seeking an order of the Bankruptcy Court authorizing the Plan Administrator to enter into the settlement agreement over the objecting party's objection, provided that, in the case of a proposed settlement of a Disputed General Unsecured Claim, the Plan Monitor shall confer with and take direction from the Unsecured Creditors Representative only and only the Unsecured Creditors Representative (to the exclusion of the other Residual Beneficiaries' Representatives) may object to such proposed settlement. Claims Allowed in the Plan shall not be subject to objection

         (f) Notice Procedures with Respect to Other Wind-Down Matters

         After the Effective Date, the Reorganized Debtors and the Plan Administrator shall be authorized to carry out all functions contemplated by this Plan, including without limitation those set forth in Section 4.10(b) of this Plan, without approval of the Bankruptcy Court. Notwithstanding the foregoing, any action to be taken that is not in the ordinary course of the Debtors' or Reorganized Debtors' business and that involves a sum or an expense of greater than $100,000 (including the payment of any Secured or Administrative Claim) shall not be taken unless (i) the Plan Monitor first receives notice of the proposed action and (ii) neither the Plan Monitor nor the Residual Beneficiaries' Representatives object in writing to the Plan Administrator within seven (7) days after receipt of such notice. In the event that any objection is received by the Plan Administrator, absent a consensual resolution, the Plan Administrator and the Reorganized Debtors shall not take such action unless and until Bankruptcy Court approval (after notice and a hearing) is obtained.

         4.11. Preservation of Rights of Action.

         (a) Generally. Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with
Section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Litigation Claims that the Debtors or the Estates may hold against any Person or entity. Each Debtor or its successor(s), in consultation with the Residual Beneficiaries' Representatives, may pursue such Litigation Claims, as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor(s) who hold such rights.

         (b) NKK Claims. On the Effective Date, the NKK Litigation Trust shall be created. The NKK Litigation Trust shall be governed by a board of five (5) trustees. Three (3) of such trustees shall be selected by the Bondholders' Committee, one (1) shall be selected jointly by Mitsubishi and Marubeni, and one (1) shall be selected by the Creditors' Committee. All such trustees shall be selected and identified not less than five (5) days before the Confirmation Hearing. The Litigation Trust shall be initially funded with $3.0 million, with reasonable additonal amounts to be funded upon request by the trustees of the NKK Litigation Trust. The NKK Litigation Trust shall be authorized to retain and pay from the trust corpus professionals of its choosing and shall be authorized, if necessary, to retain and pay the reasonable fees of the trustees of the NKK Litigation Trust. At any time, at the discretion of the NKK Litigation Trust, proceeds in the trust shall be turned over to the Reorganized Debtors for distribution to creditors pursuant to the Plan.

         4.12. Effectuating Documents; Further Transactions. The chief executive officer, chief financial officer, or any other appropriate officer of Reorganized NSC or any applicable Debtor, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of Reorganized NSC or any applicable Reorganized Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

         4.13. Section 1146 Exemption From Certain Transfer Taxes. Pursuant to
Section 1146(c) of the Bankruptcy Code, any issuance, transfer, or exchange of any security under the Plan, or the making or delivery of an instrument of transfer under this Plan, shall not be subject to any stamp tax or similar tax, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

         4.14. Releases and Related Matters.

         (a) Releases by Debtors. As of the Effective Date, in consideration of their services to the Estates, and for other good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and the Reorganized Debtors will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever that are property of any of the Debtors' Estates in connection with or related to the Debtors, the Chapter 11 Case or the Plan (other than the rights of the Debtors or the Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors or the Reorganized Debtors, the Chapter 11 Case or the Plan, and that may be asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors, against (a) the Debtors' directors, officers, employees, agents and professionals as of the Petition Date or thereafter (acting in such capacities); (b) the Creditors' Committee, its members and its professionals (acting in such capacities); and (c) the Bondholders' Committee, its members and its professionals (acting in such capacities); provided, that nothing herein shall impair any of the NKK Litigation Claims transferred to the NKK Litigation Trust pursuant to Section 4.11(b) of this Plan or any direct claim owned by any individual creditor against any non-Debtor third party.

         (b) Injunction Related to Releases. As further provided in Article X of this Plan, the Confirmation Order will enjoin the prosecution of any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or interest released, discharged or terminated pursuant to the Plan.

                                  ARTICLE V

             TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         5.1. Rejected Contracts and Leases. As of the Effective Date, each executory contract and unexpired lease that has not otherwise been assumed or rejected by a Final Order of the Bankruptcy Court prior to the Effective Date shall be rejected pursuant to Section 365 of the Bankruptcy Code, and such executory contract or unexpired lease shall be deemed rejected as of the Effective Date. Each contract or lease that is rejected shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on any schedule shall not constitute an admission by a Debtor that such contract or lease is an executory contract or unexpired lease or that any Debtor has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to Section 365 of the Bankruptcy Code, as applicable, as of the Effective Date.

         5.2. Rejection Damages Bar Date. If the rejection by a Debtor, pursuant to the Plan, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor or the properties of any of them unless a Proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors, and counsel to the Unsecured Creditors Representative, on or before the later of (a) any date set by a Final Order of the Bankruptcy Court, or (b) thirty (30) days after such executory contract or unexpired lease is rejected.

                                  ARTICLE VI

                      PROVISIONS GOVERNING DISTRIBUTIONS

         6.1. Distributions for Claims Allowed as of the Effective Date.

         (a) Special Provisions Regarding Reorganized Debtor Net Available Cash. No distributions funded from Reorganized Debtor Net Available Cash shall be required to be made unless and until there is Reorganized Debtor Net Available Cash. Notwithstanding the immediately preceding sentence, the Plan Administrator shall fund and make distributions as set forth in this Plan on each Quarterly Distribution Date based upon its estimates of Reorganized Debtor Net Available Cash if (i) reserves in amounts satisfactory to the Plan Administrator are established and funded sufficient to pay all estimated Claims, costs and expenses that are required to be paid in full before there is Reorganized Net Available Cash as set forth in the definition thereof and
(ii) based upon such estimates, there is at least $5.0 million of Reorganized Debtor Net Available Cash to be distributed unless the proposed distribution is the final distribution to be made by the Plan Administrator, in which case there may be less than $5.0 million of Reorganized Debtor Net Available Cash to distribute. The Plan Administrator may, in its discretion, seek Bankruptcy Court approval of the amount of any such reserves or proposed distributions prior to making such distributions.

         (b) Generally. Except as set forth in Section 6.1(a) of this Plan, or as ordered by the Bankruptcy Court, all distributions to holders of Allowed Claims as of the Effective Date shall be made as soon as practicable after the Effective Date. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Section 7.4 of this Plan.

         6.2. Interest on Claims. Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Unless such Claim is a Secured Claim entitled to postpetition interest pursuant to section 506 of the Bankruptcy Code, interest shall not accrue or be paid upon any Disputed Claim with respect to the period from the Petition Date to the date a final distribution is made thereon, if and after such Disputed Claim becomes an Allowed Claim.

         6.3. Distributions by Disbursing Agent.

         (a) Except as set forth in this Section 7.3 of this Plan, the Disbursing Agent shall make all distributions required under this Plan, including, but not limited to, distributions from the Cash contained in any segregated accounts created in connection with the US Steel Sale.

         (b) If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

         (c) As of the Effective Date, any distributions to be made under the Plan to holders of the Bonds in connection with the Bond Claims shall be made to the Indenture Trustee. All payments to holders of the Bonds shall only be made to such holders after the surrender by each such holder of the Bond certificates representing such Bond Claim, or in the event that such certificate is lost, stolen, mutilated or destroyed, upon the holder's compliance with the requirements set forth in Section 6.7(b). Upon surrender of such Bond, the Indenture Trustee shall cancel and destroy the pertinent Bonds. As soon as practicable after surrender of the Bond evidencing Bond Claims, the Indenture Trustee shall distribute to the holder thereof such holder's pro rata share of the distribution.

         6.4. Record Date for Distributions to Bond Holders. At the close of business on the Distribution Record Date, the transfer records for the Bonds shall be closed, and there shall be no further changes in the record holders of the Bonds. None of the Reorganized Debtors, the Plan Administrator, the Disbursing Agent, or the Indenture Trustee shall have any obligation to recognize any transfer of such Bonds occurring after the Distribution Record Date and shall be entitled instead to recognize, and deal for all purposes hereunder, with only those record holders as of the close of business on the Distribution Record Date.

         6.5. Means of Cash Payment. Cash payments made pursuant to this Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

         6.6. Delivery of Distributions.

         (a) Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (or the Indenture Trustee) (i) at the addresses set forth on the Proofs of Claim filed by such holders (or at the last known addresses of such holders if no Proof of Claim is filed or if the Debtors have been notified of a change of address), (ii) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, (iii) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or (iv) in the case of a holder of a Bond Claim, (A) at the addresses contained in the official records of the Indenture Trustee under the Indenture, or (B) at the addresses set forth in a properly completed letter of transmittal accompanying Bonds properly remitted to the Debtors. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made by the Disbursing Agent, shall be returned to the Reorganized Debtors until such distributions are claimed. All claims for undeliverable distributions made by the Disbursing Agent must be made on or before the later of (x) the first
(1st) anniversary of the Effective Date, and (y) the first (1st) anniversary of the date such distribution is made (the "Claiming Period"), after which dates all unclaimed property shall revert to the Reorganized Debtors free of any restrictions thereon and the claims of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Debtors, the Reorganized Debtors, the Plan Administrator, any Disbursing Agent or the Indenture Trustee or any of their respective agents and representatives to attempt to locate any holder of an Allowed Claim.

         (b) Consistent with Bankruptcy Rule 3003(c), the Reorganized Debtors shall recognize a Proof of Claim filed by the Indenture Trustee with respect to the Bond Claims. Accordingly, any Bond Claim, proof of which is filed by the registered or beneficial holder of a Bond Claim, respectively, may be disallowed as duplicative of the Claim of the Indenture Trustee, without need for any further action or Bankruptcy Court order.

         (c) If, after payment of all Allowed Claims pursuant to this Plan and the expiration of Claiming Period, the unclaimed distributions on deposit with the Disbursing Agent equal $50,000 or less, the Disbursing Agent shall be authorized, without further order of the Bankruptcy Court, to donate such sum to the Make-A-Wish Foundation of Northern Illinois. If such amount is greater than $50,000, the Disbursing Agent shall make further distribution to the holders of Allowed Claims in accordance with the terms of the Plan.

         6.7. Surrender of Securities and Instruments.

         (a) Bonds. Except as provided in Section 6.7(b) of this Plan for lost, stolen, mutilated or destroyed Bonds, each holder of an Allowed Claim evidenced by a Bond shall tender such Bond to the Indenture Trustee in accordance with written instructions to be provided in a letter of transmittal to such holders by the Indenture Trustee as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such Bonds will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Bonds with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Bond to act and the authenticity of any signatures required on the letter of transmittal. All surrendered Bonds shall be marked as canceled and delivered by the Indenture Trustee to the Plan Administrator.

         (b) Lost, Stolen, Mutilated or Destroyed Old Bonds. In addition to any requirements under the applicable certificate or articles of incorporation or by-laws of the applicable Debtor, any holder of a Claim evidenced by a Bond that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Bond, deliver to the Indenture Trustee: (i) evidence satisfactory to the Indenture Trustee of the loss, theft, mutilation or destruction; and (ii) such indemnity as may be required by the Indenture Trustee to hold the Indenture Trustee harmless from any damages, liabilities or costs incurred in treating such individual as a holder of a Bond that has been lost, stolen, mutilated or destroyed. Upon compliance with this Section 6.7(b) by a holder of a Claim evidenced by a Bond, such holder shall, for all purposes under the Plan, be deemed to have surrendered its Bond, as applicable.

         (c) Failure to Surrender Canceled Old Bonds. Any holder of a Bond that fails to surrender or be deemed to have surrendered such Bond before the first (1st) anniversary of the Effective Date shall have its claim for a distribution on account of such Bond discharged and shall be forever barred from asserting any such claim against any Reorganized Debtor or their respective property or the Indenture Trustee, and shall not participate in any distribution hereunder, and the distribution that would otherwise have been made to such holder shall be distributed by the Indenture Trustee to all holders who have surrendered their Bonds or satisfactorily explained their non-availability to the Indenture Trustee within the first (1st) anniversary of the Effective Date.

         6.8. Withholding and Reporting Requirements.

         In connection with this Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan: (a) each holder of an Allowed Claim that is to receive a distribution pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and
(b) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations.

         6.9. Setoffs. The Reorganized Debtors may, but shall not be required to, set off against any Claim not deemed an Allowed Claim under the Plan, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or the

Reorganized Debtors may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim not deemed an Allowed Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or the Reorganized Debtors may have against such holder.

                                 ARTICLE VII

              PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND
          UNLIQUIDATED CLAIMS AND DISTRIBUTIONS WITH RESPECT THERETO

         7.1. Prosecution of Objections to Claims.

         (a) Objections to Claims. All objections to Claims (including the Claims of Ziegler, Inc. and Pyro Industrial Services, Inc., but excluding the NKK Litigation Claims) must be filed and served on the holders of such Claims by the Claims Objection Deadline. If an objection has not been filed to a Proof of Claim or a scheduled Claim by the Claims Objection Deadline, the Claim to which the Proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier.

         (b) Authority to Prosecute Objections. After the Confirmation Date, the Debtors, the Reorganized Debtors, and/or the Plan Administrator, as the case may be, will have the authority to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims, including Claims for reclamation under Section 546(c) of the Bankruptcy Code. Except as provided in this Plan, from and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

         7.2. Treatment of Disputed Claims. Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim, or, if less than the entire Claim is a Disputed Claim, the portion of a Claim that is disputed, until such Claim becomes an Allowed Claim.

         7.3. Disputed Claims Reserves. Prior to making any distributions to the PBGC or holders of Allowed Claims in Classes NSC-6, NSP-4, or PRO-4, the Disbursing Agent shall establish appropriate reserves for Disputed Claims in such Classes, respectively, to withhold from any such distributions 100% of distributions to which holders of Disputed Claims in such Classes would be entitled under the Plan as of such date if such Disputed Claims were Allowed Claims in their Disputed Claim Amount. The Disbursing Agent shall also establish appropriate reserves for Disputed Claims in other Classes, as it determines necessary and appropriate.

         7.4. Distributions on Account of Disputed Claims once they are Allowed and Additional Distributions on Account of Previously Allowed Claims. On each Quarterly Distribution Date, the Reorganized Debtors will make distributions from the Disputed Claims reserves (a) on account of any Disputed

Claim that has become an Allowed Claim during the preceding calendar quarter and (b) on account of previously Allowed Claims, of property that would have been distributed to such Claim holders on the dates distributions previously were made to holders of Allowed Claims had the Disputed Claims that have become Allowed Claims been Allowed on such dates. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class.

                                 ARTICLE VIII

                            CONDITIONS PRECEDENT TO
                   CONFIRMATION AND CONSUMMATION OF THE PLAN

         8.1. Conditions to Confirmation. The following are conditions precedent to the occurrence of the Confirmation Date:

         (a) the entry of an Final Order finding that the Disclosure Statement contains adequate information pursuant to Section 1125 of the Bankruptcy Code;

         (b) the proposed Confirmation Order shall be in form and substance, reasonably acceptable to the Debtors, the Creditors' Committee, the Bondholders' Committee, Mitsubishi and Marubeni; and

         (c) all provisions, terms and conditions hereof are approved in the Confirmation Order.

         8.2. Conditions to Effective Date. The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in writing in accordance with Section 8.3 of this Plan:

         (a) The Confirmation Order shall have been entered and become a Final Order and shall provide that the Debtors and the Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan or the Restructuring Transactions;

         (b) all Plan Exhibits shall be in form and substance reasonably acceptable to the Debtors, the Creditors' Committee, the Bondholders' Committee, Mitsubishi, and Marubeni and shall have been executed and delivered by all parties' signatory thereto;

         (c) the Debtors shall be authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and the agreements or documents created in connection with the Plan; and

         (d) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

         8.3. Waiver of Conditions. Each of the conditions set forth in Sections 8.1 and 8.2 of the Plan may be waived in whole or in part by the Debtors, with the consent of the Creditors' Committee, the Bondholders' Committee, Mitsubishi and Marubeni (which consent shall not be unreasonably withheld). The failure of a party to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

                                  ARTICLE IX

                           RETENTION OF JURISDICTION

         Under Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, and over which the Bankruptcy Court would otherwise have been able to exercise original jurisdiction, including, among other things, jurisdiction to:

         (a) allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest not otherwise allowed under the Plan, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

         (b) hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under Sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained Professionals of the Reorganized Debtors, the Unsecured Creditors Representative, and the Plan Administrator shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

         (c) hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

         (d) effectuate performance of and payments under the provisions of the Plan;

         (e) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case;

         (f) enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         (g) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

         (h) consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

         (i) issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

         (j) enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

         (k) hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         (l) enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

         (m) except as otherwise limited herein, recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

         (n) hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

         (o) hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

         (p) hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

         (q) enter a final decree closing the Chapter 11 Case.

                                  ARTICLE X

                           MISCELLANEOUS PROVISIONS

         10.1. Professional Fee Claims. All final requests for compensation or reimbursement of Professional Fees pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered prior to the Effective Date and Substantial Contribution Claims under Section 503(b)(4) of the Bankruptcy Code must be filed and served on the Reorganized Debtors and their counsel no later than forty-five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

         10.2. Administrative Claims Bar Date. All requests for allowance and/or payment of an Administrative Claim (other than as set forth in Section
2.1 of this Plan) must be filed with the Bankruptcy Court and served on counsel for the Debtors, the Residual Beneficiaries' Representatives no later than thirty (30) days after the Effective Date. Unless such request is objected to within seventy-five (75) Business Days after the Effective Date, such Administrative Claim shall be deemed allowed in the amount requested. In the event that an Administrative Claim is objected to, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for allowance and/or payment of an Administrative Claim need be filed with respect to an Administrative Claim that is paid or payable by a Debtor in the ordinary course of business.

         10.3. Payment of Statutory Fees. All fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation hearing shall be paid on or before the Effective Date and shall thereafter be paid by the Reorganized Debtors until the Chapter 11 Case is closed.

         10.4. Modifications and Amendments. The Plan may be altered, amended, or modified by the Debtors under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date, with the consent of each of the Residual Beneficiaries' Representatives (which consent shall not be unreasonably withheld). After the Confirmation Date and prior to substantial consummation of the Plan, as defined in Section 1101(2) of the Bankruptcy Code, the Debtors, may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan and such proceedings do not materially adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court. If the consent required by this Section 10.4 is withheld, then the party seeking alteration, amendment or modification may seek Bankruptcy Court approval of such alteration, modification or amendment, which approval (if granted) shall be binding on the party(ies) whose consent had been withheld.

         10.5. Severability of Plan Provisions. If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         10.6. Conflicts. To the extent that any provision of the Disclosure Statement or the Confirmation Order (or any exhibits, schedules, appendices, supplements or amendments to the foregoing) conflict with or are in any way inconsistent with the terms of the Plan, the Plan shall govern and control except with respect to treatment of holders of Claims or Interests.

         10.7. Successors and Assigns. The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

         10.8. Compromises and Settlements After Confirmation. After Confirmation, but prior to the Effective Date, pursuant to Bankruptcy Rule 9019(a), the Debtors (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) may compromise and settle various Claims against them and/or claims that they may have against other Persons.

         10.9. Releases and Satisfaction of Subordination and Other Rights. All Claims, including the Claims of the holders of the Bonds, Mitsubishi, Marubeni, and the PBGC against the Debtors and all rights and claims between or among such holders relating in any manner whatsoever to any claimed lien rights, subordination rights or rights to assert Claims that are owned by any of the Debtors or their Estates against any other Debtor or third party, shall be deemed satisfied by the distributions made during the Chapter 11 Case and distributions under, described in, contemplated by, and/or implemented in this Plan. Distributions under, described in, contemplated by, and/or implemented by this Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim, by reason of any claimed lien or subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

         10.10. Discharge of the Debtors. Pursuant to Section 1141(d)(3) of the Bankruptcy Code, Confirmation will not discharge Claims against the Debtors; provided, however, that no holder of a Claim against any Debtor may, on account of such Claim, seek or receive any payment or other distribution from, or seek recourse against, any Debtor, Reorganized Debtor, their respective successors or their respective property, except as expressly provided herein.

         10.11. Injunction.

         (a) Except as otherwise provided in the Plan, the Confirmation Order shall provide, among other things, that, from and after the Confirmation Date, all Persons who have held, hold or may hold Claims against or Interests in the Debtors are permanently enjoined from taking any of the following actions against the Estate(s), the Plan Administrator, or the Disbursing Agent, or any of their property on account of any such Claims or Interests: (A) commencing or continuing, in any manner or in any place, any action or other proceeding;
(B) enforcing attaching, collecting or recovering in any manner any judgment, award, decree or order; (C) creating, perfecting or enforcing any lien or encumbrance; and (D) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan.

         (b) By accepting distributions pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section 10.11.

         10.12. Exculpation and Limitation of Liability.

         (a) None of the Debtors, the Reorganized Debtors, the Creditors Committee, the Bondholders' Committee, Mitsubishi, Marubeni, the PBGC, the Unsecured Creditors Representative, the Plan Administrator, the Disbursing Agent, the Indenture Trustee, nor any of their respective present or former members, officers, directors, employees, advisors, or attorneys shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, formulating, negotiating or implementing the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan (including the distributions), except for their gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

         (b) The foregoing exculpation and limitation on liability shall not, however, limit, abridge, or otherwise affect the rights, if any, of the Reorganized Debtors to enforce, sue on, settle, or compromise the Litigation Claims retained pursuant to Section 4.11 of this Plan.

         10.13. Binding Effect. The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Reorganized Debtors, and all other parties-in-interest in this Chapter 11 Case.

         10.14. Effect of Non-Consummation. If either Confirmation or consummation of the Plan does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (x) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (y) prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving a Debtor, or (z) constitute an admission of any sort by any Debtor or any other Person.

         10.15. Plan Exhibits. Any and all Plan Exhibits, or other lists or schedules not filed with the Plan shall be filed with the Clerk of the Bankruptcy Court at least five (5) Business Days prior to date of the commencement of the Confirmation Hearing. Upon such filing, such documents may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of any such document upon written request to the Debtors in accordance with Section 10.16 of the Plan.

         10.16. Notices. Any notice, request, demand, waiver or consent required or permitted to be made or provided to or upon a Debtor or Reorganized Debtor under the Plan shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, and
(c) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

         If to the Debtors:

                  National Steel Corporation
                  4100 Edison Lakes Parkway
                  Mishawaka, IN 46545
                  Attention:  President

                  with a copy to:

                  Piper Rudnick
                  203 North LaSalle Street, Suite 1800
                  Chicago, Illinois 60601-1293
                  Attention:  Mark A. Berkoff, Esq.

                  and

                  Skadden, Arps, Slate, Meagher & Flom
                  (Illinois)
                  333 West Wacker Drive, Suite 2100
                  Chicago, Illinois 60606-1285
                  Attention:  Timothy R. Pohl, Esq.

         If to the Creditors' Committee:

                  Reed Smith
                  435 Sixth Avenue
                  Pittsburgh, PA 15219
                  Attention: Paul M. Singer, Esq.

                  and

                  Reed Smith
                  1650 Market Street
                  One Liberty Place, 25th Floor
                  Philadelphia, PA  19103
                  Attention:    Claudia Z. Springer, Esq.

         If to the Bondholders' Committee:

                  Shaw Gussis Fishman Glantz
                  Wolfson & Towbin LLC
                  321 N. Clark St., Suite 800
                  Chicago, Illinois  60610
                  Attention:  Steven B. Towbin, Esq.

         If to Mitsubishi:

                  Milbank, Tweed, Hadley & McCloy LLP
                  1 Chase Manhattan Plaza
                  New York, NY 10005-1413
                  Attn: Allan S. Brilliant, Esq.

         If to Marubeni:

                  Paul, Weiss, Rifkand, Wharton
                       & Garrison
                  1285 Avenue of the Americas
                  New York, NY 10019-6064
                  Attn: Stephen J. Shimshak, Esq.

         10.17. Creditors' Committee and Unsecured Creditors Representative.

         (a) Dissolution of Creditors' Committee. The Creditors' Committee shall continue in existence until the Effective Date to exercise those powers and perform those duties specified in Section 1103 of the Bankruptcy Code and shall perform such other duties as it may have been assigned by the Bankruptcy Court prior to the Effective Date. On the Effective Date, the Creditors' Committee shall be dissolved and its members shall be deemed released of all their duties, responsibilities and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Creditors' Committee's attorneys, accountants and other agents or professionals shall terminate. All expenses of Creditors' Committee members and the fees and expenses of their professionals through the Effective Date shall be paid in accordance with the terms and conditions of a Final Order concerning such fees.

         (b) Creation and Selection. On the Effective Date, the Unsecured Creditors Representative shall be formed and constituted. The Unsecured Creditors Representative shall consist of not more than three (3) Creditors' Committee members who shall be appointed by the Creditors' Committee and whose identities shall be disclosed to the Bankruptcy Court at or before the Confirmation Hearing. In the event that no one is willing to serve on the Unsecured Creditors Representative or there shall have been no Unsecured Creditors Representative members for a period of thirty (30) consecutive days, then the Plan Administrator may, during such vacancy and thereafter, ignore any reference in the Plan, the Plan Administrator Agreement or the Confirmation Order to a Unsecured Creditors Representative, and all references to the Unsecured Creditors Representative's ongoing duties and rights in the Plan, the Plan Administrator Agreement and the Confirmation Order shall be null and void.

         (c) Function and Duration; Compensation and Expenses. The Unsecured Creditors Representative (i) shall be responsible for (A) representing the interests of holders of General Unsecured Claims in the wind-down of the Debtors' Estates, (B) reviewing the prosecution of adversary and other proceedings, if any, including proposed settlements thereof, and (C) reviewing objections to and proposed settlements of Disputed Claims, and (ii) shall remain in existence until such time as the final distributions under the Plan have been made by the Reorganized Debtors. The members of the Unsecured Creditors Representative shall serve without compensation for their performance of services as members of the Unsecured Creditors Representative, except that they shall be entitled to reimbursement of reasonable expenses, including reasonable attorneys' fees and expenses, from the Overall Unsecured Creditor Recovery Pool.

         (d) Limitation of Liability. Neither the Unsecured Creditors Representative, nor any of its members or designees, nor any duly designated agent or representative of the Unsecured Creditors Representative, or their respective employees, shall be liable for the act or omission of any other member, designee, agent or representative of the Unsecured Creditors Representative, nor shall any member be liable for any act or omission taken or omitted to be taken in its capacity as a member of the Unsecured Creditors Representative, other than acts or omissions resulting from such member's willful misconduct or gross negligence.

         10.18. Plan Monitor.

         (a) Creation and Selection. The Plan Monitor shall be selected by the Bondholders' Committee and shall become effective on the Effective Date, which selection shall be made from three (3) non-attorney, Chicago-based insolvency professionals proposed by the Debtors not later than thirty (30) days prior to the Confirmation Hearing, and which selection shall be reasonably acceptable to the Creditors' Committee and Mitsubishi and Marubeni. The identity of the Plan Monitor selected shall be disclosed in a notice filed with the Bankruptcy Court by the Debtors not later than five (5) days before the Confirmation Hearing. If the Plan Monitor is removed for cause, resigns, or is otherwise incapacitated, the successor Plan Monitor shall be chosen as described herein with the selection of the Plan Monitor from three (3) non-attorney, Chicago-based insolvency professionals proposed by the Reorganized Debtors not later than thirty (30) days following such removal, resignation, or incapacitation. In the event that no one is willing to serve as Plan Monitor or there shall have been no Plan Monitor for a period of forty-five (45) consecutive days, then the Plan Administrator and the Reorganized Debtors may, during such vacancy and thereafter, ignore any reference in the Plan, the Plan Administrator Agreement or the Confirmation Order to a Plan Monitor, and all references to the Plan Monitor's ongoing duties and rights in the Plan, the Plan Administrator Agreement and the Confirmation Order shall be null and void.

         (b) Function and Duration; Compensation and Expenses. The Plan Monitor shall be entitled to receive information from the Debtors regarding the administration of the Estates as reasonably requested and shall be entitled to meet and confer with the Plan Administrator and the Reorganized Debtors' professionals at reasonable times to be agreed upon after request. The Reorganized Debtors shall reimburse the Plan Monitor for reasonable fees and expenses. The Plan Monitor (i) shall not be entitled to retain counsel or other professionals at the expense of the Reorganized Debtors, and (ii) shall not be obligated to follow the direction of any particular Residual Beneficiaries' Representative. The Plan Monitor shall remain in existence until such time as the final distributions under the Plan have been made by the Reorganized Debtors.

         (c) Limitation of Liability. Neither the Plan Monitor, or its respective employees, shall any member be liable for any act or omission taken or omitted to be taken in its capacity as Plan Monitor, other than acts or omissions resulting from his or her willful misconduct or gross negligence.

         10.19. Term of Injunctions or Stays. Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under Sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.

Dated:   Chicago, Illinois
         August 20, 2003


                                         Respectfully submitted,


                                         NATIONAL STEEL CORPORATION AND ITS
                                         SUBSIDIARIES AND AFFILIATES THAT ARE
                                         ALSO DEBTORS AND DEBTORS IN
                                         POSSESSION IN THE CHAPTER 11 CASES


                                         By:  /s/  Kirk A. Sobecki
                                              ------------------------------
                                              President of National Steel
                                              Corporation

PIPER RUDNICK
203 North LaSalle Street, Suite 1800
Chicago, Illinois  60601-1293

        Mark A. Berkoff
        David N. Missner
        Steven J. Christenholz


By:  /s/  Mark A. Berkoff
     -----------------------------------
Counsel for National Steel Corporation
and Certain of its Subsidiaries and
Affiliates

         - and -


SKADDEN, ARPS, SLATE, MEAGHER
& FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, Illinois 60606-1285

        Timothy R. Pohl
        Gary P. Cullen


By:  /s/ Timothy R. Pohl
     -------------------------------
Special Counsel for National Steel
Corporation and Certain of its
Subsidiaries and Affiliates

                                  APPENDIX B

                          NATIONAL STEEL CORPORATION
                     AND ITS WHOLLY OWNED SUBSIDIARIES AND
                         AFFILIATES AND JOINT VENTURES

----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
                                                       CASE             JURISDICTION OF      OWNED BY     PERCENTAGE
               NAME OF COMPANY                        NUMBERS            INCORPORATION                    OWNERSHIP

----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
American Steel Corporation                           02-08700              Michigan            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
D.W. Pipeline Company                                02-08704              Michigan            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
Granite City Steel Company                           02-08697              Illinois            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
Granite Intake Corporation                           02-08707              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
Great Lakes Steel Corporation                        02-08713              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
The Hanna Furnace Corporation                        02-08715              New York            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
Hanna Ore Mining Company                             02-08719              Minnesota           NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
Ingleside Channel & Dock Co.                         02-08723                Texas             NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
Ingleside Holdings L.P.                              02-08728                Texas             (1)               (1)
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
Ingleside Point Corporation                          02-08731                Texas             NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
Liberty Pipe and Tube, Inc.                          02-08737                Texas             NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
Mid-Coast Minerals Corporation                       02-08701              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
Midwest Steel Corporation                            02-08705            Pennsylvania          NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
NS Holdings Corporation ("NSH")                      02-08710              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
NS Land Company                                      02-08714             New Jersey           NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
NS Technologies, Inc.                                02-08717              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
NSC Realty Corporation                               02-08721              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
NSL, Inc.                                            02-08726              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
Natcoal, Inc.                                        02-08729              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
National Acquisition Corporation                     02-08732              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
National Caster Acquisition Corporation              02-08735              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
National Caster Operating Corporation                02-08736              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
National Casting Corporation                         02-08702              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
National Coal Mining Company                         02-08706              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
National Coating Limited Corporation ("NCC")         02-08709              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
National Coating Line Corporation ("NCL")            02-08711              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
National Materials Procurement Corporation           02-08698              Illinois            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
National Mines Corporation ("NMC")                   02-08716            Pennsylvania          NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
National Ontario Corporation                         02-08720              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
National Ontario II, Limited                         02-08724              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------

                                      B-1

----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
National Pickle Line Corporation                     02-08725              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
National Steel Corporation ("NSC")                   02-08699              Delaware            (2)               (2)
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
National Steel Corporation                           02-08738              New York            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
National Steel Funding Corporation                   02-08733              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
National Steel Pellet Company                        02-08703              Delaware            NSH              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
Natland Corporation                                  02-08708              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
Peter White Coal Mining Corp.                        02-08712            West Virginia         NMC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
ProCoil Corporation                                  02-08718              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
Puritan Mining Company                               02-08722              Michigan            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
Rostraver Corporation                                02-08727              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
Skar-Ore Steamship Corporation                       02-08730              Delaware            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------
The Teal Lake Iron Mining Company                    02-08734              Michigan            NSC              100%
----------------------------------------------- -------------------- ---------------------- ----------- ----------------------

(1) Ingleside Point Corporation is the general partner and owns a 1% interest. Natland Corporation is the limited partner and owns a 99% interest.

(2) NKK U.S.A. Corporation, a wholly owned subsidiary of JFE Holdings Incorporated, owns 22,100,000 shares of Class A Common Stock. The public owns 19,188,240 shares of Class B Common Stock. Holders of Class A Common Stock are entitled to two votes per share, while holders of Class B Common Stock are entitled to one vote per share, resulting in NKK U.S.A. Corporation having a voting interest of 69.7% and the publicly held shares a 30.3% voting interest.

                                  APPENDIX C

Sources and Uses of Cash in Chapter 11 Liquidation and Hypothetical Chapter 7 Liquidation Analysis ($ in thousands)

Set forth below is a table illustrating the sources and uses of cash by the Debtors in their Chapter 11 Liquidation under the Plan, as well as a Hypothetical Chapter 7 Liquidation Analysis. Because the Plan is a liquidating plan, there is no material difference between the Plan and a Hypothetical Chapter 7 liquidation except that, as set forth below, in a Chapter 7 liquidation, the Debtors would pay additional fees and expenses for a Chapter 7 trustee, which fees and expenses would not be paid under the Plan.


                                                                                                    Hypothetical
                                                                                 Chapter 11          Chapter 7
                                                                                 Liquidation         Liquidation
I.   Initial Allocation of Available Proceeds
     Gross Cash Received from US Steel Sale                                       $851,358              $851,358
     Less: Purchase Price Adjustments (1)                                          (35,141)              (35,141)
                                                                                -----------          ------------
     Net Purchase Price                                                            816,217               816,217

     Distributions Made at Sale Closing to PBGC and certain
       Secured Creditors
     DIP Loan (2)                                                                 (135,329)             (135,329)
     Bondholders (3)                                                              (231,780)             (231,780)
     Mitsubishi and Marubeni (3)                                                   (77,420)              (77,420)
     PBGC (3)                                                                      (30,000)              (30,000)

     Estimated Distributions to be made on account of Other
       Secured, Administrative and Priority Claims
     Tax and Miscellaneous Secured Claims                                          (86,404)              (86,404)
     Professional Fees                                                              (9,000)               (9,000)
     Severance and Retention Expenses                                              (42,000)              (42,000)
     Surety Bonds Not Covered by L/Cs                                              (21,600)              (21,600)
     Wind Down Costs (4)                                                           (11,400)              (11,400)
     IBNR and Post Closing Health Care Costs                                       (14,800)              (14,800)
     Post-Petition Workers Comp                                                     (1,600)               (1,600)
     Environmental Reserves                                                           (500)                 (500)
     NUF Loan (5)                                                                 (108,700)             (108,700)
     Chapter 7 Fees (6)                                                                  0                (9,000)

     Initial Distribution to Unsecured Creditors Pursuant to Sale Order
     Allowed General Unsecured Claims (3)                                          (25,000)              (25,000)
                                                                                -----------          ------------

     Estimated Remaining Cash to be Distributed                                    $20,684               $11,684
                                                                                ===========          ============

                                                       Distribution
II. Distribution Methodology for Remaining Cash        Percentage
                                                       -----------
     Estimated Remaining Cash Distributed
        to Bondholders (7)                               64.0%                     $13,238               $ 7,478
     Estimated Remaining Cash Distributed to
        Mitsubishi & Marubeni (7)                        16.0%                       3,309                 1,869
     Estimated Remaining Cash Distributed
        to Unsecured Creditors (7)                       20.0%                       4,137                 2,337
                                                                                 -----------         ---------------
                                                                                   $20,684               $11,684
                                                                                 ===========         ===============

III. Allocation of Unsecured Recovery Between Allowed
     General Unsecured / PBGC Claims
     Initial Distribution to Allowed General
        Unsecured/PBGC Claims (3)                                                  $25,000               $25,000
     Estimated Excess Cash Distributed to Allowed
        General Unsecured/PBGC Claims (8)                                            4,137                 2,337
                                                                                 -----------          -----------
     Estimated Total Value to Allowed General Unsecured/PBGC Claims                $29,137               $27,337
                                                                                 ===========          ===========

     Estimated Allowed General Unsecured Claims excluding PBGC Claims (9)       $1,350,005            $1,350,005
     PBGC Claim (10)                                                             2,100,000             2,100,000
                                                                                ------------          ------------
     Total of Allowed General Unsecured/PBGC Claims                             $3,450,005            $3,450,005
                                                                                ============          ============

     1.5% of Estimated Allowed General Unsecured Claims excluding PBGC (11)        $20,250               $20,250
     Estimated Distribution to Allowed General Unsecured Claims in excess
     of 1.5% of Allowed Unsecured Claims excluding PBGC                              8,887                 7,087
                                                                                -------------         --------------
     Amount of Estimated Value to Allowed General Unsecured/PBGC Claims            $29,137               $27,337
                                                                                =============         ==============

                                                         Claim
                                                        -------

     Estimated Total Excess Value
       Distributed to PBGC Claims (12)                   60.9%                      $5,409                $4,314
     Estimated Total Excess Value Distributed
       to Allowed General Unsecured
       Claims exluding PBGC (12)                         39.1%                       3,477                 2,773
                                                                                --------------        ---------------
                                                                                     $8,887               $7,087
                                                                                ==============        ===============


                                                       Actual                   Esti-        Esti-      Esti-        Esti-
                                                       Total                    mated $      mated %    mated $      mated %
IV.  Recovery Analysis                                 Claim                    Recovery     Recovery   Recovery     Recovery
                                                       -----                    --------     --------   --------     --------

     Bondholder Secured Creditor Recovery Pool
     Initial Recovery                                                              $231,780             $231,780
     Adequate Protection (13)                                                        15,100               15,100
     Sale of Collateral (13)                                                          4,400                4,400
     Allocation of Estimated Remaining Cash                                          13,238                7,478
                                                                                   ---------            --------
     Total                                           $376,237 (10)                  264,518   70.3%      258,758      68.8%

     Mitsubishi and Marubeni Secured Recovery Pool
     Initial Recovery                                                               $77,420              $77,420
     Adequate Protection (13)                                                         3,900                3,900
     Allocation of Estimated Remaining Cash                                           3,309                1,869
                                                                                   ---------            ----------
     Total                                            130,581 (10)                   84,629   64.8%       83,189      63.7%
                                                     ---------                    ----------            ----------
     Total Estimated Secured Recovery Pool           $506,818                      $349,147             $341,947
                                                     =========                    ==========            =========


                                                     Estimated                  Esti-        Esti-      Esti-        Esti-
                                                       Total                    mated $      mated %    mated $      mated %
                                                       Claim                    Recovery     Recovery   Recovery     Recovery
                                                       -----                    --------     --------   --------     --------

     NSC Unsecured Creditor Recovery Pool
     Allocation of Initial 1.5% Recovery (14)                                       $19,322              $19,322
     Allocation of Estimated Remaining Cash (15)                                      3,318                2,646
                                                                                 ------------           ----------
     Total                                         $1,340,000 (9)                    22,641    1.7%       21,968       1.6%

     ProCoil Unsecured Creditor Recovery Pool
     Allocation of Initial 1.5% Recovery (14)                                            446                 446
     Allocation of Estimated Remaining Cash (15)                                          77                  61
                                                                                 -------------          ----------
     Total                                              3,042 (9)                        522  17.2%          507      16.7%

     NS Pellet Unsecured Creditor Recovery Pool
     Allocation of Initial 1.5% Recovery (14)                                            482                 482
     Allocation of Estimated Remaining Cash (15)                                          83                  66
                                                                                  -------------         -----------
     Total                                              6,963 (9)                        565   8.1%          548       7.9%

     PBGC Claims
     Allocation of Estimated Remaining Cash (15)    2,100,000 (10)                     5,409   0.3%        4,314       0.2%
                                                   ----------                     -----------            --------
     Total Estimated Unsecured General
         Claims and PBGC Claims                     3,450,005                        $29,137             $27,337
                                                   ==========                     ===========            =========

     Estimated PBGC Recovery including Payment
         made to PBGC at closing of Sale(16)                                         $35,409   1.7%      $34,314       1.6%



(1) Includes estimated working capital adjustments, cure payments, refund of operating lease payments prior to closing, interest income, property sales and other receipts and escrow deposits.

(2) NSC Management estimate as of 7/25/03, including net adjustments due to timing of outstanding invoices.

(3) Represents distribution made upon closing of sale with U.S. Steel as agreed pursuant to Intercreditor Agreement.

(4) Does not include the estimated $3.0 million to be set aside to fund the NKK Litigation Trust on the Effective Date.

(5)   Includes estimated accrued interest from filing date through October
      2003.

(6) Represents a 3% fee on approximately $300 million of cash remaining to be distributed or escrowed, if applicable.

(7)   Reflects distributions according to Intercreditor Agreement.

(8) Represents 20% of remaining cash distributed to Allowed General Unsecured/PBGC Claims as per Intercreditor Agreement.

(9) The Debtors' analysis of the aggregate amount of NSC-6 Claims, NSP-4, and PRO-4 Claims is based on the Debtors' preliminary review of such claims. For purposes of this analysis, unliquidated claims were not included. The Debtors havesome ormalltod their review of the general unsecured claims filed against the Debtors and accordingly, the aggregate amount of NSC-6 Claims, NSP-4 Claims, or PRO-4 Claims could be materially higher or lower than the estimates set forth herein. Specifically, the aggregate amount of estimated NSP-4 claims does not include a $28,000,000 claim (the "Minnesota Claim") filed by the state of Minnesota in respect of taxes relating to taconite production. The state of Minnesota asserts that approximately $27,000,000 of the Minnesota Claim is either entitled to priority under section 507 of the Bankruptcy Code or is a secured claim. The Debtors dispute the amount and classification of the Minnesota Claim. If the Debtors are successful in challenging the classification of some or all of the Minnesota Claim, the amount of funds available for all Unsecured Creditors would increase, and the amount of NSP-4 Claims would increase.

(10)  Allowed per settlement.

(11) Pursuant to the agreement with the PBGC, Allowed General Unsecured Claims receive at least 1.5% recovery on their claims before PBGC Claims may receive any additional distribution.

(12) Distributed pro rata based upon claim amounts once Allowed General Unsecured Claims receive at least 1.5% recovery on their claims.

(13) Represents payments received during the Chapter 11 Case (excluding payment of Professional Fees).

(14) Initial 1.5% distributed to NSC Unsecured Creditor Recovery Pool (95.4%), ProCoil Unsecured Creditor Recovery Pool (2.2%), and NS Pellet Unsecured Creditor Recovery Pool (2.4%). See Exhibit 1 for detail on value distribution between creditor pools.

(15) Any additional value above the Initial 1.5% is distributed first pro rata amongst Allowed General Unsecured and PBGC claims by claim amount. The proceeds available to Allowed General Unsecured are then distributed to NSC Unsecured Creditor Recovery Pool (95.4%), ProCoil Unsecured Creditor Recovery Pool (2.2%), and NS Pellet Unsecured Creditor Recovery Pool (2.4%).

(16) Includes pro rated value distributed to PBGC claims and PBGC sale closing date payment of $30 million.


-----------------------------------------------------------------------------------------------------------------------
                                             Exhibit 1 - Value Distribution
-----------------------------------------------------------------------------------------------------------------------


($ in thousands)

                                                               Assumed Value        % Value / % of Residual Excess Cash

National Steel / NSC Unsecured Creditor  Recovery Pool            $1,001,900 (1)                          95.4%
ProCoil / ProCoil Unsecured Creditor Recovery Pool                    23,100 (2)                           2.2%
NS Pellet / NS Pellet Unsecured Creditor Recovery Pool                25,000 (3)                           2.4%
                                                             ----------------        -------------------------------
                                                                  $1,050,000                             100.0%


(1)   Residual value of $1.05 billion in sale price less values attributed to ProCoil and NS Pellet.
(2)   Value of liquidation of business and land according to MB Valuation independent appraisal.
(3)   Value assigned to NS Pellet by US Steel and AK Steel during sale process.

